  As filed with the Securities and Exchange Commission on January 31, 2005

                                                    Registration No. 333-120449

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               Amendment No. 1 to
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  VisiJet, Inc.
                 (Name of small business issuer in its charter)

           Delaware                         3841                  33-0838660
(State or other jurisdiction    (Primary Standard Industrial     (IRS Employer
of corporation or organization)  Classification Code Number)    Identification
                                                                   Number)

                          192 Technology Drive, Suite Q
                            Irvine, California 92618
                                 (949) 450-1660
   (Address and telephone number of registrant's principal executive offices)

                              Laurence M. Schreiber
                          192 Technology Drive, Suite Q
                            Irvine, California 92618

                               Ph. (949) 450-1660
                               Fax:(949) 453-9652
           (Name, address and telephone number of agent for service)

                         Copy of all communications to:

                                Robert J. Zepfel
                               Haddan & Zepfel LLP
                       500 Newport Center Drive, Suite 580
                             Newport Beach, CA 92660
                                 (949) 706-6000
                               Fax: (949) 706-6060

Approximate date of commencement of proposed sale to the public: as soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box: [ ]

                         CALCULATION OF REGISTRATION FEE

Title of Each   Amount to Be  Proposed Maximum   Proposed Maximum   Amount of
Class of        Registered    Offering Price     Aggregate          Registration
Securities to                 Per Share (1)      Offering Price     Fee
Be Registered                                    (1)
--------------------------------------------------------------------------------
Common Stock     49,428,637     $ 0.53           $26,197,178        $ 3,083.41

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the "Act"), based on the closing price for the Registrant's common stock as reported on the Nasdaq OTC Bulletin Board on January 27, 2005.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

                  Subject to completion, dated January 31, 2005

                                   PROSPECTUS

                                49,428,637 SHARES

                                  VISIJET, INC.

                                  COMMON STOCK

     This prospectus relates to the resale by certain selling stockholders of up to 6,535,258 outstanding shares of Common Stock of VisiJet, Inc., 19,050,523 shares of common stock underlying warrants and 23,842,856 shares underlying convertible debentures. The selling stockholders may sell the shares at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or at negotiated prices. We will not receive any proceeds form the resale of shares of common stock by the selling stockholders. We may receive proceeds from the exercise of warrants held by the selling stockholders, if and to the extent they are exercised.

     Our Common Stock trades on the over-the-counter bulletin board under the symbol "VJET.OB." The last reported sales price for our common stock on January 27, 2005 was $0.53 per share.

     Investment in the shares offered by this prospectus involves a high degree of risk. You may lose your entire investment. Consider carefully the "risk factors" beginning on page 4 of this prospectus, before investing.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. IT IS ILLEGAL FOR ANYONE TO TELL YOU OTHERWISE.

                The date of this prospectus is,2005.

     The information in this prospectus is not complete and may be changed without notice. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the selling stockholders are not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted.

     You should rely only on the information contained in this prospectus. We have not, and the selling stockholders have not, authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. The selling stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

                                Table of Contents

                                                                            Page
                                                                            ----
Prospectus Summary                                                             3
Summary Historical Financial Information                                       6
Risk Factors                                                                   6
Use of Proceeds                                                               11
Nature of Trading Market                                                      11
Dividend Policy                                                               12
Capitalization                                                                12
Management's Discussion and Analysis of Financial Condition
 and Results of Operations                                                    12
Plan of Operations                                                            17
Business                                                                      19
Legal Proceedings                                                             27
Management                                                                    27
Executive Compensation                                                        30
Security Ownership of Certain Beneficial Owners and Management                32
Certain Relationships and Related Transactions                                33
Description of Securities                                                     35
Shares Eligible for Resale                                                    36
Selling Stockholders                                                          37
Plan of Distribution                                                          41
Legal Matters                                                                 42
Experts                                                                       42
Where You Can Find Additional Information                                     43
Financial Statements                                                          44

                               PROSPECTUS SUMMARY

         This following is a summary of the information in this Prospectus. You should read the entire prospectus carefully, including the more detailed information regarding our company, the risks of purchasing our common stock discussed under "risk factors," and our financial statements and the accompanying notes.

VISIJET, INC.

         VisiJet, Inc. ("VisiJet" or "the Company") was incorporated in California on February 2, 1996 as a wholly owned subsidiary of SurgiJet, Inc. In May 1999, the Company was spun off from SurgiJet through a distribution of common stock to its shareholders. In February 2003, the Company completed a merger agreement with Ponte Nossa Acquisition Corp., a Delaware corporation incorporated in 1997 ("PNAC"), and became a wholly owned subsidiary of PNAC. Since this transaction resulted in the shareholders of VisiJet acquiring a majority of the outstanding shares of PNAC, for financial reporting purposes the business combination was accounted for as a recapitalization of PNAC (a reverse acquisition with the Company as the accounting acquirer). Subsequently, PNAC changed its name to VisiJet, Inc.

          The Company is an early-stage medical device company focused on the marketing and development of ophthalmic surgery products for use in the laser eye surgery and cataract surgery markets. In May 2004, the Company entered into an exclusive license agreement with Gebauer Medizintechnik GmbH, of Neuhausen Germany ("Gebauer"), pursuant to which the Company acquired worldwide marketing, sales and distribution rights for Gebauer's LASIK and Epi-Lasik products. The Company began marketing these products in Europe and certain other foreign countries in which the products have received regulatory approval for sale. In September 2004 the Company began marketing the Epi-Lasik product in the United States following receipt of clearance for marketing from the U.S. Food and Drug Administration. In addition, the Company is conducting research and development on additional ophthalmic surgery products based on applications of its proprietary waterjet technology.

THE OFFERING

Shares Offered by Selling           Up to 6,535,258 shares held, and up to an
  Stockholders                      aggregate of 42,893,379 shares that may be
                                    acquired by selling stockholders upon the exercise of outstanding warrants and conversion of outstanding debt.

Use of Proceeds                     We will not receive any proceeds from the
                                    sale of shares of common stock being offered by the selling stockholders. We will, however, incur all costs associated with this registration statement and prospectus.
                                    We may receive proceeds from the exercise of warrants and conversion of outstanding debt, if and to the extent they are exercised or converted.

Risk Factors                        An investment in our common stock involves a
                                    high degree of risk and could result in a loss of your entire investment.

Shares Outstanding                  28,677,520

OTC Symbol                          VJET.OB

OFFICES

          Our offices are located at 192 Technology, Suite Q, Irvine, California 92618. Our telephone number is (949)450-1660 and our website is:
WWW.VISIJET.COM. The information on our website is not part of this prospectus.

                    SUMMARY HISTORICAL FINANCIAL INFORMATION

          The following summary historical financial information is derived from the consolidated financial statements of the Company. The information should be read in conjunction with the consolidated financial statements, related notes, and other financial information included herein.


                                For the Fiscal Years Ended               For the Nine Months
                                       December 31,                       Ended September 30,
                                        (Audited)
                                 2003               2002               2004               2003
                            -------------      -------------      -------------      -------------
Operating Data

  Revenue                   $         --       $         --       $  1,037,537       $         --
  Net income (loss)         $ (4,959,152)      $ (1,226,676)      $ (8,420,653)      $ (2,886,090)
  Net loss per share        $      (0.27)      $      (0.16)      $      (0.32)      $      (0.15)
  Weighted average
   shares outstanding         18,606,352          7,811,809         26,069,227         18,707,993

Balance Sheet Data:

  Current assets            $    124,628       $        960       $  1,061,398       $    224,571
  Total assets              $    326,312       $     48,403       $  2,997,365       $    323,456
  Current liabilities       $  2,112,373       $  2,687,967       $  5,811,843       $  1,772,120
  Total liabilities         $  2,216,975       $  2,792,134       $  6,506,015       $  1,897,376
  Stockholders' equity
   (deficiency)             $ (1,890,663)      $ (2,743,731)      $ (3,508,650)      $ (1,573,920)


                                  RISK FACTORS

          Following is a description of all material risk factors related to the Company's business and an investment in the Company's common stock. Please consider these risk factors together with the other information presented in this prospectus, including the financial statements and the notes thereto, before investing in our common stock. The trading price of our common stock could decline due to any of the following risks, and you might lose all or part of your investment.

WE ARE AN EARLY-STAGE BUSINESS WITH A LIMITED OPERATING HISTORY, AND AS A RESULT, MAKING AN EVALUATION OF OUR BUSINESS PROSPECTS MAY BE DIFFICULT.

          We are an early-stage company with limited prior business operations and operating revenues. You should be aware of the increased risks, uncertainties, difficulties and expenses we face, and that because of our limited operating history, you may not have adequate information on which you can base an evaluation of our business and prospects.

OUR FINANCIAL STATEMENTS INCLUDE A GOING CONCERN OPINION FROM OUR OUTSIDE AUDITORS WHICH RAISES DOUBT AS TO OUR ABILITY TO STAY IN BUSINESS AND MAY LIMIT OUR ABILITY TO RAISE REQUIRED FUNDING.

         The Company received a going concern opinion on its financial statements for the fiscal years ended December 31, 2003 and 2002. Our auditors have stated that due to our lack of profitability and our negative working capital, there is "substantial doubt" about our ability to continue as a going concern. The going concern opinion from our auditors represents a strong warning regarding our financial condition and ability to stay in business. In addition, the going concern opinion may limit our ability to obtain the financing required to stay in business, in which case you could lose your entire investment.

WE HAVE GENERATED LIMITED REVENUES AND IF WE ARE UNABLE TO GENERATE SUFFICIENT REVENUES IN THE FUTURE, WE MAY NOT BE ABLE TO CONTINUE OUR BUSINESS.

         We are an early-stage company, and prior to May 2004, had not generated any revenues from operations. We cannot assure our stockholders that our proposed business plans, as described in this prospectus, will materialize or prove successful, or that revenues generated through the sale of recently licensed products, or other potential products currently under development will be sufficient to result in profitable operations. If we cannot operate profitably our business may fail and you could lose your entire investment.

OUR NEAR TERM PROSPECTS ARE HIGHLY DEPENDENT ON THE SUCCESSFUL MARKET INTRODUCTION OF PRODUCTS WE HAVE RECENTLY LICENSED THROUGH A MARKETING, MANUFACTURING AND DISTRIBUTION AGREEMENT. IF WE ARE UNABLE TO SUCCESSFULLY INTRODUCE AND MARKET THESE PRODUCTS, WE MAY NOT BE ABLE TO ACHIEVE PROFITABLE OPERATIONS OUR BUSINESS MAY FAIL.

         We have recently acquired certain product lines through a licensing agreement. We began selling these products in certain foreign markets during the second quarter of 2004, and in the United States in the third quarter of 2004. As an investor, you should be aware of the potential difficulties encountered by an enterprise in the introduction of new products, many of which are beyond our control, including unanticipated delays in the regulatory approval process and market introduction, uncertainty with respect to customer acceptance and potential competition, and potential manufacturing and/or distribution problems. Our efforts to launch these products may not be successful and, even if successful, such efforts might not result in profitable operations. If we are unable to successfully market these products, we will be unable achieve profitable operations. If we cannot operate profitably our business may fail and you could lose your entire investment.

WE ARE DEPENDENT ON A THIRD PARTY FOR THE MANUFACTURING AND SUPPLY OF ALL PRODUCTS CURRENTLY BEING SOLD BY THE COMPANY. IF WE ARE UNABLE TO OBTAIN PRODUCTS ON A TIMELY BASIS, WE MAY NOT BE ABLE TO ACHIEVE OR MAINTAIN PROFITABLE OPERATIONS AND OUR BUSINESS MAY FAIL.

         All products currently being sold by the Company are manufactured by the licensor of the products. Any interruptions, delays or other problems encountered by the licensor in the manufacturing of these products could result in its inability to supply quantities ordered by the Company on a timely basis, or at all. If we are unable to obtain products from the manufacturer on a timely basis, we will be unable to fulfill sales orders as planned and we will not be able to generate sufficient revenues to achieve or maintain profitable operations. If we cannot operate profitably you could lose your entire investment.

GOVERNMENT CLEARANCE IS REQUIRED IN ORDER FOR US TO MARKET OUR PRODUCTS. IF WE ARE UNABLE TO OBTAIN REQUIRED CLEARANCE ON A TIMELY BASIS, WE MAY NOT BE ABLE TO GENERATE SUFFICIENT REVENUE TO ACHIEVE OR MAINTAIN PROFITABLE OPERATIONS AND OUR BUSINESS MAY FAIL.

         Our products are considered to be medical devices and as such require clearance from the United States Food and Drug Administration ("FDA") for sales in the United States and from comparable regulatory agencies in other markets. The products currently offered for sale recently obtained have the required regulatory clearance for sale in Europe and certain other foreign countries, and certain of the products received clearance for sale in the United States in

September 2004. Other licensed products, and products, and certain under development by the Company, will require FDA or appropriate non-U.S. regulatory agency clearance prior to initiation of sales. Our ability to obtain timely regulatory clearance for sales of products under development is dependent on our ability to obtain adequate financing, on the successful completion of remaining product development and testing, and on the satisfactory review and approval by regulatory agencies of required marketing clearance submissions. If these approvals are not obtained, or are significantly delayed, we may be unable to generate revenues from product sales necessary for us to achieve or maintain profitable operations. If we cannot operate profitably our business may fail.

WE HAVE LIMITED FINANCIAL RESOURCES AND ARE DEPENDENT ON RAISING ADDITIONAL CAPITAL IN ORDER TO SUCCESSFULLY LAUNCH OUR PRODUCTS AND TO BEGIN GENERATING REVENUES FROM PRODUCT SALES. IF WE ARE UNABLE TO RAISE SUFFICIENT CAPITAL, OUR BUSINESS MAY FAIL.

         Because we have limited financial resources and historical operating revenues, we need to secure additional funding in order to successfully launch our products, and to fund operating losses until such time as we can generate enough revenue to sustain our business. If we are unable to obtain adequate additional funding, we may not be able to generate sufficient revenues to achieve profitability. If we cannot operate profitably our business may fail.

CONVERSION OF CONVERTIBLE SECURITIES WILL RESULT IN SIGNIFICANT DILUTION TO OUR SHAREHOLDERS AND MAY RESULT IN A DECREASE IN THE MARKET PRICE OF OUR COMMON STOCK.

         A significant amount of our debt and equity securities is convertible into common stock at conversion prices that are either below the current market price, or that will be determined based on a discount to the market price of the common stock at the time of conversion. Conversion of such securities into common stock will result in significant dilution to our shareholders which may result in a decrease in the market price of our stock.

RAISING ADDITIONAL CAPITAL MAY CAUSE SIGNIFICANT DILUTION TO OUR STOCKHOLDERS AND MAY RESULT IN INCREASED LOSSES OR REDUCED EARNINGS, WHICH MAY RESULT IN A DECREASE IN THE MARKET PRICE OF OUR COMMON STOCK.

         To secure additional financing, we may have to sell additional stock or borrow money. Selling additional stock, either privately or publicly, will dilute the equity interests of our stockholders. If we borrow more money, we will incur interest expenses which will negatively impact our operating results, and may also be subject to restrictions in the debt agreement that limit our operating flexibility. Dilution of existing stockholders and additional interest expense may result in a lower stock price.

WE HAVE A HISTORY OF LOSSES AND A LARGE ACCUMULATED DEFICIT.

         For the fiscal years ended December 31, 2003 and 2002 and for the nine months ended September 30, 2004, we incurred net losses of $4,959,152, $1,226,676 and $8,420,653, respectively, and as of September 30, 2004 our accumulated deficit was $19,196,873. We expect to continue to incur significant operating, marketing and research and development expenses to support anticipated operations. We cannot be certain whether we will ever earn a significant amount of revenues to achieve and maintain profitability. If we cannot operate profitably our business could fail.

IF OUR RESEARCH AND DEVELOPMENT EFFORTS DO NOT RESULT IN PRODUCTS THAT RECEIVE CLEARANCE FOR SALE OR THAT ARE SUCCESSFUL IN THE MARKETPLACE, WE MAY NOT BE ABLE TO GENERATE SUFFICIENT REVENUE TO ACHIEVE OR MAINTAIN PROFITABLE OPERATIONS.

         Our waterjet based technologies are in the development stage and further development and testing is required before they can be submitted for marketing clearance from the FDA and appropriate foreign regulatory agencies. Furthermore, even if required marketing clearance is received, our products may not be successful in the marketplace and may not be able to generate sufficient revenues to achieve or maintain profitability.

WE ARE DOING BUSINESS IN AN INDUSTRY THAT IS VERY COMPETITIVE. IF WE ARE UNABLE TO COMPETE SUCCESSFULLY, WE MAY NOT BE ABLE TO GENERATE SUFFICIENT REVENUE TO ACHIEVE OR MAINTAIN PROFITABLE OPERATIONS AND OUR BUSINESS MAY FAIL.

         The ophthalmic surgical device industry is very competitive. Our future success depends on our ability to compete effectively with other manufacturers and marketers of ophthalmic surgical devices. We may have difficulty competing with larger, established surgical device companies that have:

     * substantially greater financial, technical and marketing resources;
     *     larger customer bases;
     *     better name recognition;
     *     related product offerings; and
     *     larger marketing areas.

          Companies such as Bausch & Lomb, Advanced Medical Optics, Intralase, VISX, Alcon, LaserSight, and Nidek are major international providers of ophthalmic surgical devices relating to LASIK and cataract surgery. These companies represent a wide array of devices and products, technologies and approaches. Most of these companies have more resources than we do and, therefore, a greater opportunity to develop comparable products and bring those products to market more efficiently than we. If we are not able to compete effectively with current and future competitors, we will not be able to generate sufficient revenue to achieve or maintain profitability.

OUR PRODUCTS MAY NOT ACHIEVE ACCEPTANCE IN THE MARKETPLACE OR MAY BECOME OBSOLETE BASED ON NEW TECHNOLOGY OR CHANGES IN THE MARKETPLACE. IF OUR PRODUCTS DO NOT ACHIEVE OR MAINTAIN ACCEPTANCE, WE MAY NOT BE ABLE TO GENERATE SUFFICIENT REVENUE TO ACHIEVE OR MAINTAIN PROFITABLE OPERATIONS AND OUR BUSINESS MAY FAIL.

         The demand for our products will be based upon the existence of markets for the technology and products and the markets for products of others, which may utilize our technology. The extent to which we may gain a share of our intended markets will depend, in part, upon the cost effectiveness and performance of our technology and products when compared to alternative technologies, which may be conventional or heretofore unknown. If the technology or products of other companies provide more cost-effective alternatives or otherwise outperform our technology or products, the demand for our technology or products may not be strong enough to generate sufficient revenue to achieve or maintain profitability. If we cannot operate profitably our business may fail and you could lose your entire investment.

OUR DEVELOPMENT EFFORTS WITH RESPECT TO WATERJET BASED PRODUCTS ARE HIGHLY DEPENDENT ON OUR PROPRIETARY INTELLECTUAL PROPERTY RIGHTS. FAILURE TO PROTECT OUR RIGHTS COULD SIGNIFICANTLY IMPAIR OUR BUSINESS AND ENFORCING OUR RIGHTS MAY CAUSE US TO INCUR SUBSTANTIAL EXPENSE.

         Proprietary rights are critically important to us. We currently have exclusive licenses to thirteen U.S. patents and three foreign patents for our waterjet technology and we intend to aggressively pursue additional patent protection for our technologies as we continue to develop them. Although we will seek to defend our licenses and to protect our other proprietary rights, our actions may be inadequate to protect our patents and other proprietary rights from infringement by others, or to prevent others from claiming infringement of their patents and other proprietary rights.

          Policing unauthorized use of our technology is difficult, and some foreign laws do not provide the same level of protection as U.S. laws. Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets or patents that we may obtain, or to determine the validity and scope of the proprietary rights of others. Such litigation could result in substantial costs and diversion of resources, and may result in decreased earnings and a decline of our stock price.

THE REGISTRATION OF PREVIOUSLY RESTRICTED SHARES AND SHARES UNDERLYING WARRANTS, CONVERTIBLE DEBENTURES AND CONVERTIBLE PREFERRED STOCK MAY CAUSE OUR STOCK PRICE TO DECLINE

          The resale by the selling stockholders of their previously restricted shares, including any shares issuable upon the exercise of convertible securities, will increase the number of our publicly traded shares, which could depress the market price of our common stock. The issuance of shares upon the exercise of convertible securities will dilute the percentage of our shares held by existing stockholders and could also cause our stock price to decline.

OUR COMMON STOCK HAS EXPERIENCED IN THE PAST, AND IS EXPECTED TO EXPERIENCE IN THE FUTURE, SIGNIFICANT PRICE AND VOLUME VOLATILITY, WHICH SUBSTANTIALLY INCREASES THE RISK THAT YOU MAY NOT BE ABLE TO SELL YOUR SHARES AT OR ABOVE THE PRICE THAT YOU PAY FOR THE SHARES.

         Because of the limited trading market for our common stock, and because of the possible price volatility, you may not be able to sell your shares of common stock when you desire to do so. During 2003, and through the date of this prospectus, our common stock was sold and purchased at prices that ranged from a high of $2.41 to a low of $0.39 per share. The inability to sell your shares in a rapidly declining market may substantially increase your risk of loss because of such illiquidity and because the price for our common stock may suffer greater declines because of its price volatility.

         The price of our stock that will prevail in the market after this offering may be higher or lower than the price you pay. Certain factors, some of which are beyond our control, that may cause our share price to fluctuate significantly include, but are not limited to, the following:

     *     results of our initial product introduction and sales efforts;
     * our ability to obtain timely clearance for marketing in the United States from the U.S. FDA
     *     variations in our quarterly operating results;
     * our ability to complete the research and development of our technologies;
     *     the development of a market for our products;
     *     changes in market valuations of similar companies;
     * announcement by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
     * loss of a major customer or failure to complete significant transactions;
     *     additions or departures of key personnel; and
     *     fluctuations in stock market price and volume.

         Additionally, in recent years the stock market in general, and the Over-the-Counter Bulletin Board and technology stocks in particular, have experienced extreme price and volume fluctuations. In some cases, these fluctuations are unrelated or disproportionate to the operating performance of the underlying company. These market and industry factors may cause a material decline in our stock price regardless of the progress we make with respect to our product development and marketing efforts and our operating performance.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements that involve risks and uncertainties. These include statements about our expectations, plans, objectives, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as "anticipate," "estimate," "plans," "potential," "projects," "continuing," "ongoing," "expects," "management believes," "we believe," "we intend" and similar expressions. These statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed for the reasons described in this prospectus. You should not place undue reliance on these forward-looking statements.

         You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of factors such as:

     *     continued development of our technology;
     *     dependence on key personnel;
     *     competitive factors;
     *     the operation of our business; and
     *     general economic conditions.

         The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our actual results to differ materially from those contained in any forward-looking statements.

USE OF PROCEEDS

         We will not receive any proceeds from the sale of shares of common stock being offered by the selling stockholders. We will, however, incur all costs associated with this registration statement and prospectus. We may receive proceeds from the exercise of warrants and conversion of outstanding debt, if and to the extent they are exercised or converted.

                            NATURE OF TRADING MARKET

         Our stock is quoted on the OTC Bulletin Board under the symbol "VJET.OB." Until February 2003 the public entity was an inactive, "shell" company, and so prices before that date may not be indicative of value. The following table sets forth, for the fiscal quarters indicated, the high and low closing prices for shares of our Common Stock for the periods noted, as reported by the National Daily Quotation Service and the Over-the-Counter Bulletin Board.

         Quarter Ended                               High           Low
         -------------                               ----           ---
         2002:

         First Quarter                            $    .85        $    .85
         Second Quarter                           $   1.78        $    .86
         Third Quarter                            $   1.45        $    .77
         Fourth Quarter                           $   1.45        $   1.12

         2003:

         First Quarter                            $   2.41        $   1.22
         Second Quarter                           $   1.71        $    .94
         Third Quarter                            $   1.60        $   1.05
         Fourth Quarter                           $   1.65        $   1.10

         2004:

         First Quarter                            $   1.39        $   0.99
         Second Quarter                           $   1.10        $   0.57
         Third Quarter                            $   0.84        $   0.49
         Fourth Quarter                           $   0.57        $   0.39

          On December 31, 2004, the closing price as reported by the OTC Bulletin Board was $0.39. As of December 31, 2004, there were 28,677,520 shares of common stock outstanding, held by 224 record holders and approximately 1,500 beneficial holders.

                                 DIVIDEND POLICY

          We have never paid cash dividends and have no plans to do so in the foreseeable future. Our future dividend policy will be determined by our Board of Directors and will depend upon a number of factors, including our financial condition and performance, our cash needs and expansion plans, income tax consequences, and the restrictions that applicable laws and our credit arrangements then impose.

                                 CAPITALIZATION

          The following table sets forth our capitalization as of September 30, 2004. You should read this information in conjunction with our financial statements and the accompanying notes, and the other financial information appearing elsewhere in this prospectus.

Long-term debt                                 $    694,172
                                               =============

Stockholders' deficit:
  Common stock, $.001 par value
    Authorized, 50,000,000 shares
    Issued and outstanding,
    27,879,663 shares                          $     27,880
  Additional paid-in capital                     15,660,343
  Accumulated deficit                           (19,196,873)
                                               -------------
  Total Stockholders' Deficit                  ($ 3,508,650)
                                               =============


           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

         The following is management's discussion and analysis of certain significant factors which have affected the Company's financial position and operating results during the periods included in the accompanying financial statements, and should be read in conjunction with such financial statements and notes thereto.

         Certain information included herein contains forward-looking statements that involve risks and uncertainties within the meaning of Sections 27A of the Securities Act, as amended; Section 21E of the Securities Exchange Act of 1934. These sections provide that the safe harbor for forward looking statements does not apply to statements made in initial public offerings. The words, such as "may," "would," "could," "anticipate," "estimate," "plans," "potential," "projects," "continuing," "ongoing," "expects," "believe," "intend" and similar expressions and variations thereof are intended to identify forward-looking statements. These statements appear in a number of places in this Form SB-2 and include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, our directors or our officers, with respect to, among other things: (i) our liquidity and capital resources; (ii) our financing opportunities and plans; (iii) our continued development of our technology; (iv) market and other trends affecting our future financial condition; (v) our growth and operating strategy.

         Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. The factors that might cause such differences include, among others, the following: (i) we have incurred significant losses since our inception; (ii) any material inability to successfully develop our products; (iii) any adverse effect or limitations caused by government regulations; (iv) any adverse effect on our ability to obtain acceptable financing; (v) competitive factors; and (vi) other risks including those identified in our other filings with the Securities and Exchange Commission.

CORPORATE HISTORY

         VisiJet (the "Company" or "VisiJet"), formerly known as Ponte Nossa Acquisition Corp ("PNAC")), is a Delaware corporation engaged in the marketing and development of surgical equipment for use in the field of ophthalmology.

         The Company was incorporated in California on February 2, 1996 as a wholly owned subsidiary of SurgiJet, Inc ("SurgiJet"), a developer of waterjet technology for a variety of medical and dental applications. In May 1999, the Company was spun off from SurgiJet through a distribution of common stock to its shareholders, after which SurgiJet had no remaining ownership interest in the Company.

         On February 11, 2003 the Company completed a merger with PNAC, a Delaware corporation incorporated in 1997. Pursuant to the merger agreement between VisiJet and PNAC (the "Merger Agreement"), the Company merged into PNAC. Since this transaction resulted in the shareholders of VisiJet acquiring a majority of the outstanding shares of PNAC, for financial reporting purposes the business combination was accounted for as a recapitalization of PNAC (a reverse acquisition with the Company as the accounting acquirer). Subsequently, PNAC changed its name to VisiJet, Inc.

CRITICAL ACCOUNTING POLICIES

         The Company's critical accounting policies, including the assumptions and judgments underlying them, are disclosed in the Notes to the Financial Statements. At this stage of our development, these policies primarily address matters of revenue and expense recognition. The Company has consistently applied these policies in all material respects.

OVERVIEW

         VisiJet, Inc. (the "Company" or "VisiJet") is a medical device company based in Irvine, California focused on the development and marketing of innovative ophthalmic products used in vision correction ("refractive") surgery and cataract removal surgery. In May 2004, the Company initiated sales of the LasiTome and EpiLift systems both of which were obtained pursuant to a license agreement with Gebauer Medizintechnik GmbH. Both systems may be used in the LASIK vision correction surgical procedure to expose the cornea prior to application of the excimer laser for reshaping of the cornea. The LasiTome is a mechanical device used for cutting a corneal flap, the methodology used in traditional LASIK procedures. The EpiLift system provides the LASIK surgeon with an alternative methodology for exposing the cornea in which the epithelium, or top layer of the eye, is separated in an intact sheet of tissue, and then returned to its original position for healing following the application of the laser.

         Initial sales of the EpiLift and LasiTome systems were in Europe and certain other foreign countries in which the products had received required regulatory clearance for marketing. Marketing of the EpiLift System in the United States began in September 2004 following receipt of 510(K) clearance for marketing from the United States Food and Drug Administration ("FDA"). Revenues from both the EpiLift and LasiTome Systems are generated through both the initial sale of the respective devices and accessories and through recurring sales of disposable separators or blades.

         The Company also has two ophthalmic surgery products under development utilizing proprietary waterjet technology. The first is Pulsatome, a device designed for removal of cataracts using a pulsating stream of saline solution. The second is Hydrokeratome, a device that uses a high-pressure micro beam of water to cut a corneal flap during LASIK surgery. Both of these products require the successful completion of development and testing and receipt of 510(K) clearance from FDA prior to market introduction.

         The primary markets addressed by our products are refractive surgery and cataract surgery, both of which are strong and continuing to grow. The refractive surgery market has benefited from an increased demand for laser vision corrective surgery due to the overall increased acceptance by consumers, as well as from technological advances that have led to better results and fewer complications. Cataract surgery is the most frequently performed surgical procedure, with over 14 million surgeries performed worldwide. As the development of cataracts is often associated with aging, we expect the demand for cataract surgery to continue to increase. We believe that our products address important needs in each of these markets, and that as such, we have an opportunity to achieve significant revenue growth.

         There are numerous factors that could affect our ability to achieve this revenue growth, including but not limited to:

         o Our obtaining adequate financing to support debt obligations and working capital requirements
         o Successful completion of our product development efforts and receipt of 510(k) marketing clearance with respect to Pulsatome and Hydrokeratome.
         o        Market acceptance of our products
         o        Competition
         o        Technological advancement
         o        Overall economic conditions

RESULTS OF OPERATIONS

Nine Months Ended September 30, 2004 Compared To Nine Months Ended September 30, 2003

SALES AND COST OF SALES

         International sales totaled $1,037,537 and represent revenues recognized based on sales during the second and third quarter of 2004 of ophthalmic surgery products acquired through a licensing agreement completed in May 2004. Cost of sales during the same period totaling $483,234 represents related product costs associated with these revenues. No sales were recorded during the nine months ended September 30 2004 in the United States as marketing approval for the licensed products in the U.S. was not obtained until the middle of September 2004. Prior to the completion of the product licensing agreement, the Company did not have any products for sale, and accordingly had no similar sales revenues or cost of sales activity in the comparable 2003 period.

OPERATING EXPENSES

         Operating expenses during the nine months ended September 30, 2004 increased to $7,006,940 from $2,931,790 in 2003 as a result of the following activity:

                                                     2004               2003
                                                 ------------       ----------

          General and Administrative             $ 6,415,545       $ 2,054,912
          Research and Development                   591,395           876,878
                                                 ------------      ------------
            Total Operating Expenses             $ 7,006,939       $ 2,931,790

         The increase in general and administrative expenses in the 2004 period is due primarily to the inclusion of $2.9 million of non-cash expenses recorded in connection with the issuance of common stock, warrants and options during the period as payment for consulting services and in connection with dispute/litigation settlements, and non-cash expenses of $546,403 recorded in connection with the re-pricing of warrants during the second quarter. In addition, general and administrative expenses during 2004 increased due to increases in professional fees and consulting, salaries and wages, amortization expenses related to patents and distribution agreements and sales and marketing expenses.

         The decrease in research and development expenses in the nine months ended September 30, 2004 period is due primarily to due to limited working capital availability during the period, and to a reallocation of resources from research and development to sales and marketing as a result of the initiation of product sales during the second quarter of 2004.

OTHER INCOME AND EXPENSE

         Other expenses during the nine months ended September 30, 2004 increased to $1,967,216 and includes interest expense of $242,275 and non-cash expenses of $903,802 related to the amortization of debt discount during the period and $821,139 of non-cash interest expense recorded based on the intrinsic value of the beneficial conversion feature of convertible debt entered into during the second and third quarters of 2004. Interest expense in 2004 period increased from $45,058 in the first nine months of 2003 due to an increase in total debt outstanding during 2004, and there was no comparable debt discount amortization expense in the 2003 period.

NET LOSS

         As a result of the above revenues and expenses, the net loss for the nine months ended September 30, 2004 increased to $8,420,653 compared to $2,886,090 during the comparable 2003 period.

         Subject to the availability of cash and working capital, we expect sales revenue, and related cost of sales to increase significantly during 2005. In addition, expenses related to sales and marketing and research and development activities are expected to increase 2005 as we continue to ramp up our sales and marketing activities related to recently licensed products, and as we move toward completion of product development and regulatory compliance efforts and the ultimate product introduction with respect to the Company's other products under development.

FISCAL YEAR 2003 COMPARED TO FISCAL YEAR 2002

         The Company had no sales revenues to report for the years ending December 31, 2003 and 2002. The net loss for fiscal year 2003 was $4,959,152, compared to $1,226,676 for fiscal year 2002. This represents a loss per common share of $(.27) for the year ended December 31, 2003 on basic and diluted shares outstanding of 18,606,352, as compared to a loss per common share of $(.16) on basic and diluted shares outstanding of 7,811,809 for the year ended December 31, 2002.

         The significantly larger loss in 2003 resulted from increased operating expenses, as shown below:

                                                     2003                2002
         Operating Expenses
           General and Administrative             $3,736,604         $  751,717
           Research and Development                1,256,259            294,736
                                                  -----------        -----------
                                                  $4,992,863         $1,046,453

         General and administrative expenses increased to $3,736,604 in 2003 from $751,717 in 2002. Included in the 2003 general and administrative expenses are non-recurring expenses of approximately $788,500 that were incurred in connection with the finalization of the Merger Agreement in February 2003. Also contributing to the increased general and administrative expenses in 2003 were increases in salaries and wages due to staff additions, increased legal and accounting fees associated with becoming a public company, increased rent expense incurred in connection with additional space requirements, increased royalty expenses related to licensed technology, and increased corporate travel.

         Research and development expenses increased to $1,256,259 in 2003 from $294,736 in 2002. The increase is primarily due to the resumption of activities related to the development of the Company's ophthalmic surgery products in 2003, based on the completion of the Merger Agreement and associated financing, that had been deferred during 2002 due to the lack of funding.

         Also included in results of operations in 2003 was a non-recurring gain of $90,303 recorded based on the restructuring of debt owed to SurgiJet that occurred in connection with the Merger Agreement, and which resulted in a decrease in the total amount owed of $90,303.

         Interest expense decreased to $56,247 in 2003 from $131,319 in 2002. The decrease is primarily due to the reduction in notes payable that occurred in 2003 as a result of the completion of the Merger Agreement.

LIQUIDITY AND CAPITAL RESOURCES

         Prior to the second quarter of 2004, the Company did not have any products for sale, and had not generated any revenue from sales or other operating activities. As such, our principal source of liquidity has been the private placement of equity securities and the issuance of notes payable and convertible debt. Based on our history of losses and negative working capital balance, our financial statements for the year ended December 31, 2003 included a going concern opinion from our outside auditors, which stated there "is substantial doubt" about our ability to continue operating as a going concern.

         During the first nine months of 2004, the Company utilized $2,949,100 to fund operating activities and $1,204,511 in investing activities, and as of September 30, 2004, current liabilities exceeded current assets by approximately $4.75 million.

Financing Activity:

         As shown in more detail below, the Company raised net proceeds totaling $4,136,074 during the first nine months of 2004 through private placements of debt and equity securities. Of this total, $2,471,125 came from the issuance of convertible debentures, net of $328,875 of related costs, $1,109,688 came from the issuance of secured subordinated debenture agreements, net of $140,312 of related costs and $526,500 resulted from equity private placements, net of related costs of $58,500. In addition, during this period, the Company received net proceeds of $28,761 from working capital advances from shareholders and employees.

PRIVATE EQUITY PLACEMENTS:

         Between January 2004 and May 2004 the Company raised gross proceeds of $585,000 through the private placement of 585,000 shares of common stock to twelve (12) individual investors, and realized net proceeds of $526,500 after subtracting related placement agent fees totaling $58,500. In addition to the common stock, the investors received 5-year warrants to purchase an aggregate of 585,000 shares of common stock at an exercise price of $2.25 per share.

SECURED DEBENTURES:

         In February 2004, the Company entered into secured debenture agreements, as shown below, with an aggregate principal balance of $500,000, and received net proceeds of $447,500 after subtracting related placement agent fees and legal expenses totaling $52,500.

            Debenture Holder                 Principal
---------------------------------------- ------------------
Steve and Kathleen Guarino                 $    250,000
N.J. Olivieri                                   100,000
SBI USA, LLC                                     50,000
Phoenix Capital                                  50,000
Timothy Roberts                                  50,000
                                         ------------------
                                           $    500,000

         The debentures bear interest at an annual rate of 24%, which is payable monthly beginning April 1, 2004. In addition, the debenture holders received warrants to purchase 250,000 shares of the Company's common stock, exercisable through March 1, 2009, at an exercise price of $1.10 per share.

         The principal balance of the debentures is due and payable on the earlier of (i) thirty (30) days from the date the Registration Statement is declared effective by the Securities and Exchange Commission, provided that a specified affiliate of the investors has not defaulted in its obligation to purchase shares of the Company's common stock, or (ii) twelve (12) months from the date the Registration Statement is declared effective, or (iii) eighteen
(18) months from the date of the debenture agreement. The debentures are secured by all accounts and equipment of the Company, now owned, existing or hereafter acquired.

         In October 2004, the Company received a notice of default from the holders of an aggregate of $400,000 of these debentures due to the non-timely payment of interest that was owed under the debenture agreements. Subsequent to the receipt of notice, the Company made the required interest payments and the Company is in discussions. In connection with discussions with the debenture holders regarding a resolution of the events of default, in October 2004, the Company agreed to reduce the exercise price of the original 250,000 warrants issued in connection with these convertible debenture agreements to $0.75 per share, and to issue a total of 125,000 additional warrants, also at an exercise price of $0.75 per share. In January 2005, the Company repaid the entire $500,000 outstanding principal balance and the secured debenture agreements were cancelled.

         In May 2004, the Company entered into a secured debenture agreement with HIT Credit Union with a principal balance of $750,000, and received net proceeds of $662,188 after subtracting related placement agent fees and expenses totaling $80,000 and prepaid interest totaling $7,812. The principal balance of the debenture was due and payable on July 5, 2004, and the debentures bear interest at an annual rate of 15%, which is payable monthly beginning June 1, 2004. In addition, the debenture holder received a warrant to purchase 500,000 shares of the Company's common stock, exercisable through May 6, 2009, at an exercise price of $0.90 per share. The debenture is secured by 750,000 shares of the Company's common stock that were issued by the Company as collateral under this agreement.

         The Company did not repay the principal on the scheduled maturity date of July 5, 2004, and such failure to pay constitutes a default under the obligation. In October 2004 the debenture holder entered into a forbearance agreement with the holders of convertible debentures entered into in June and July 2004 with an aggregate principal amount of $2,000,000, pursuant to which the debenture holder agreed not to take any action with respect to the non-payment of the $750,000 principal balance until the earlier of (i) February 2, 2005 and (ii) the date of notice of default from the convertible debenture holders to the Company. In January 2005, the Company repaid the entire $750,000 outstanding principal balance, plus accrued interest totaling $6,744, the 750,000 shares of the Company's common stock held as collateral on the debt were returned and the secured debenture agreement was cancelled.

CONVERTIBLE DEBENTURES:

         In May 2004, the Company entered into convertible debenture agreements with Platinum Long Term Growth and Rock II, LLC with principal balances of $550,000 and $250,000, respectively. After subtracting related placement agent fees and expenses totaling $105,000, net proceeds to the Company from the aggregate of the $800,000 principal balance were $695,000. The debentures bear interest at an annual rate of 10%, which is due and payable on the maturity date. In addition, the debenture holders received an aggregate of 533,333 warrants to purchase shares of the Company's common stock, exercisable through May 6, 2009 at an exercise price of $0.90 per share.

         The principal balance of these debentures was due and payable on the earlier of (i) one hundred and five (105) days from the issue date, or (ii) ten
(10) business days from the date the Company's Registration Statement is declared effective by the Securities and Exchange Commission. As the Registration Statement was not filed prior to 105 days from the issue date, the principal balance and accrued interest became due and payable on August 19, 2004. The debentures were secured by an aggregate of 800,000 shares of the Company's common stock borrowed by the Company pursuant to a security lending agreement between the Company and a third party. Under certain circumstances, the outstanding principal of the debentures may be converted into shares of the Company's common stock based on an initial conversion price of $0.90, subject to adjustment as defined in the agreement.

         The Company was not in compliance with terms of these debenture agreements due to the non-payment of the principal balance by the scheduled maturity date in August 2004, and due to its failure to file a Registration Statement with the Securities and Exchange Commission covering warrants issued to debenture holders pursuant to the debenture agreement by June 6, 2004, as required by the registration rights agreement entered into between the Company and the debenture holders. The failure to pay the principal balance when due and to file the Registration Statement on a timely basis were events of defaults under the agreements. In connection with discussions with the debenture holders regarding a resolution of the events of default, in October 2004, the Company agreed to reduce the exercise price of the original 533,333 warrants issued from $0.90 to $0.40 per share, and to issue a total of 533,333 additional warrants, also at an exercise price of $0.40 per share. In January 2005, Rock II, LLC agreed to exercise 250,000 warrants at a price of $0.40 for a total of $100,000. The Company paid the note of $250,000 less the exercise price of $100,000 plus interest of $8,000 for a total cash payment of $158,000 satisfying the obligation to Rock II, LLC. The Company paid $550,000 to Platinum Long Term Growth satisfying the principal balance due. Platinum Long Term Growth agreed to exercise 81,000 warrants at a price of $0.40 or $32,400 to satisfy the interest due.

         In June 2004, the Company entered into convertible debenture agreements with Bushido Capital Master Fund, L.P. ("Bushido"), and Bridges & Pipes, LLC ("Bridges & Pipes"), with principal balances of $600,000 and $400,000, respectively. After subtracting related placement agent fees and expenses totaling $120,000, net proceeds to the Company from the aggregate of the $1,000,000 principal balance were $880,000.

         Pursuant to the June 2004 agreements, the debentures bear interest at an annual rate of 8%, which is payable quarterly beginning December 31, 2004, and the principal balance of the debentures was due and payable on June 24, 2006. In addition, the debenture holders received an aggregate of 150,000 shares of the company's common stock, and an aggregate of 750,000 warrants to purchase shares of the Company's common stock, exercisable through June 24, 2009, at an exercise price of $1.50 per share, provided however that the exercise price with respect to an aggregate of 500,000 of the warrants is reduced to $0.60 per share during the period from the date of issuance through the date twelve (12) months after the Securities and Exchange Commission declares effective a registration statement registering the resale of shares underlying the warrants. The debentures were secured by an aggregate of 350,000 shares of the Company's common stock issued by the Company, and the outstanding principal of the debentures was convertible, subject to redemption rights of the Company, into shares of the Company's common stock based on an initial conversion price of $0.50, subject to adjustment as defined in the agreement.

         In connection with these debentures, the Company entered into a Registration Rights Agreement with the debenture holders related to the warrants and shares underlying the conversion feature of the debentures that required the Company to file a Registration Statement with the Securities and Exchange within 30 days of the closing of the transaction. Due to the Company's failure to file the Registration Statement within 30 days, the Company was not in compliance with this requirement of the agreement.

         In October 2004 the Company received a waiver of the non-compliance in connection with an amendment to the debenture agreements, pursuant to which the maturity dates of the debentures were extended to June 24, 2014, the exercise price of the original 750,000 warrants issued in connection with these convertible debenture agreements was reduced to $0.40 per share, the debenture holders received an additional 250,000 warrants at an exercise price of $0.40 per share, and the initial conversion price of the debt was reduced to $0.35. In addition, in connection with this amendment, the Company released the 350,000 shares of common stock that was being held as collateral, to the note holders.

         In January 2005 the amended debenture agreements with Bushido and Bridges & Pipes were replaced with new convertible debenture agreements in order to conform the terms of these agreements to the terms of new convertible debenture agreements with an aggregate principal balance of $6,145,000 entered into in January 2005, as described below. Under the replacement agreements, the maturity dates of the debentures were extended to January 14, 2015, and other principal terms (i.e. interest rate, conversion price, warrants issued and warrant exercise price) remained the same as in the amended October agreements described above.

         In July 2004, the Company entered into a convertible debenture agreement with Libertyview Special Opportunities Fund, L.P. ("Libertyview"), with a principal balance of $1,000,000, and received net proceeds of $896,125 after subtracting related placement agent fees and expenses totaling $103,875. Pursuant to the July 2004 agreement, the note bears interest, at an annual rate of 8%, which is due and payable quarterly beginning on October 31, 2004, and the principal balance of the note, plus any accrued and unpaid interest, was due and payable on July 23, 2014, provided however, that on or after July 31, 2007 the Company, at the option of the note holder, may have been obligated to repurchase the note at a price equal to 100% of the outstanding principal and interest. In addition, the debenture holders received warrants to purchase 750,000 shares of the Company's common stock, exercisable through July 23, 2011, at an exercise price of $1.00 per share. In addition, the outstanding principal of the debentures was convertible into shares of the Company's common stock, at the option of the note holder, based on an initial conversion price of $0.54 per share, subject to adjustment as defined in the agreement.

         In connection with these debentures, the Company entered into a Registration Rights Agreement with the debenture holders related to the warrants and shares underlying the conversion feature of the debentures that required the Company to file a Registration Statement with the Securities and Exchange within 30 days of the closing of the transaction. Due to the Company's failure to file the Registration Statement within 30 days, the Company was not in compliance with this requirement of the agreement.

         In October 2004 the Company received a waiver of the non-compliance in connection with an amendment to the debenture agreement pursuant to which the exercise price of the original 750,000 warrants issued in connection with the convertible debenture agreement was reduced to $0.40 per share, the debenture holder received an additional 250,000 warrants at an exercise price of $0.40 per share and the initial conversion price of the debt was reduced to $0.35.

         In January 2005 the amended debenture agreement with Libertyview was replaced with a new convertible debenture agreement in order to conform the terms of the agreement to the terms of new convertible debenture agreements entered into in January 2005 with an aggregate principal balance of $4,845,000, as described below. Under the replacement agreement, the maturity dates of the debenture was extended to January 14, 2015, and other principal terms (i.e. interest rate, conversion price, warrants issued and warrant exercise price) remained the same as in the amended October agreement described above.

Contractual Obligations and Commitments:

The following summarizes our contractual obligations, commercial commitments and off-balance sheet arrangements at September 30, 2004 and the effect such obligations could have on our liquidity and cash flow in future periods:

                              Less Than         1 - 3          3 - 5          Over 5
                               1 Year           Years          Years           Years           Total
                             ----------      ----------      ----------      ----------      ----------
Notes Payable(1)             $  887,660       $      --      $       --      $       --      $ 887,660
Compensation Settlement
  Agreements                     68,562              --              --              --          68,562
Accounts Payable              1,096,197              --              --              --       1,096,197
Accrued Expenses              1,217,962              --              --              --       1,217,962
Secured Debt (2)              3,050,000              --              --       1,000,000       4,050,000
Minimum Royalty
  Obligations (3)                84,000         168,000         168,000         480,000         900,000
Lease Commitments                 3,168           6,336           2,112              --          11,616
                             ----------      ----------      ----------      ----------      ----------
  Total                      $6,407,549      $  174,336      $  170,112      $1,480,000      $8,231,997
                             ==========      ==========      ==========      ==========      ==========

---------
(1) Includes an aggregate of $598,774 payable to SurgiJet pursuant to litigation settlement agreement entered into in October 2004.

(2) Includes principal balance of secured and convertible debt agreements entered into during first three quarters of 2004. of the total listed as Less Than 1 year, $2,050,000 was repaid in full in January 2005, and in January 2005, the maturity date with respect to the remaining $1,000,000 was amended to January 2015. Amounts noted do not include repayment obligations related to an aggregate of $850,000 of convertible debt agreements entered into in October 2004, originally due in October 2014 and amended in January 2005 to January 2015, $500,000 of convertible debt entered into in December 2004 that was repaid in full in January 2005, or an aggregate of $4,485,000 of convertible debt agreements entered into in January 2005 that are due in January 2015, as described below.

(3) Term of obligations estimated based on estimated remaining patent life.

         Our ability to satisfy the contractual obligations noted above, as well as our ability to fund on going operating expenses, is dependent on our success in raising additional capital and in generating working capital from product sales.

Borrowed Shares:

         In connection with collateral requirements of convertible debenture agreements with Platinum Long Term Growth Fund and Rock II, LLC, the Company borrowed a total of 800,000 shares of its outstanding common stock from Taika Investments, Inc. ("Taika") pursuant to a Securities Lending Agreement between the Company and Taika. In accordance with the terms of this agreement, the Company is obligated to pay interest on the value of shares borrowed (assuming a value of $1.00 per share) based on the LIBOR rate plus 50 basis points, and was obligated to return any borrowed shares by November 30, 2004. In January, the Company received a one-year extension, to November 30, 2005, of the date by which any borrowed shares must be returned. In the event of default, the Company has agreed to file a Registration Statement and to return any shares, within 72 hours, that had not previously been returned by the due date. As of September 30, 2004 the Company had borrowed a total of 800,000 shares pursuant to this agreement, and the Company had accrued interest expense totaling $25,725.

FINANCING ARRANGEMENTS SUBSEQUENT TO SEPTEMBER 30, 2004

         As shown in the following table, in October 2004, the Company entered into convertible debenture agreements with four private lenders with an aggregate principal balance of $850,000, and received net proceeds of $788,000 after subtracting related placement agent fees and expenses totaling $62,000. The notes bear interest, at an annual rate of 8%, which is due and payable quarterly beginning on December 31, 2004. The principal balance of the note, plus any accrued and unpaid interest is due and payable on October 6, 2014, provided however, that on or after October 6, 2007, the Company, at the option of the note holder, may be obligated to repurchase the note at a price equal to 100% of the outstanding principal and interest. The outstanding principal of the debentures may be converted into shares of the Company's common stock, at the option of the note holder, based on an initial conversion price of $0.35 per share, subject to adjustment as defined in the agreement. In addition, the note holders received warrants to purchase 850,000 shares of the Company's common stock, exercisable through October 6, 2009 at an exercise price of $0.40 per share.

                Debenture Holder                      Principal
------------------------------------------------- ------------------
LibertyView Special Opportunities Fund, LP            $  300,000
Gamma Opportunity Capital Partners, LP                   300,000
Bridges & Pipes LLC                                      150,000
Little Gem Life Sciences Fund, LP                        100,000
                                                  ------------------
  Total                                               $  850,000

         In January 2005 the October debenture agreements with Libertyview Special Opportunities Fund, L.P., Gamma Opportunity Capital Partners, LP, Bridges & Pipes, LLC, and Little Gem Life Sciences Fund, LP, were replaced with a new convertible debenture agreements in order to conform the terms of the October agreements to the terms of new convertible debenture agreements entered into in January 2005 with an aggregate principal balance of $4,845,000, as described below. Under the replacement agreements, the maturity dates of the debentures were extended to January 14, 2015, and other principal terms (i.e. interest rate, conversion price, warrants issued and warrant exercise price) remained the same as in the October agreements described above.

         In December 2004 the Company entered into a debenture agreement with Alpha Capital Aktiengesellschaft ("Alpha")with a principal balance of $500,000, and received net proceeds of $469,000 after subtracting related placement agent fees and expenses totaling $31,000. The debenture was due and payable on January 27, 2005, and was convertible into shares of the Company's common stock, at the option of the note holder, based on an conversion price equal to 80% of the closing bid price of the Company's common stock on the date of conversion, in the event that the debenture was not repaid on the scheduled maturity date, or in the event of a default under the agreement. In connection with the debenture, Alpha received 142,857 shares of the Company's common stock, and 5-year warrants to purchase 1,250,000 shares of the Company's common stock at an exercise price of $0.40 per share. In January 2005, the Company repaid the entire $500,000 outstanding principal balance, and the debenture agreement was cancelled.

         Also in December, the Company received $125,000 as a subscription from Greenwhich Growth Fund, Ltd., for a convertible debenture agreement that was included in the convertible debenture agreements closed in January 2005, as described below.

         As shown in the following table, in January 2005, the Company entered into convertible debenture agreements with an aggregate principal balance of $4,845,000, and received net proceeds of $4,569,500 , after subtracting related placement agent fees and expenses totaling $275,500. The notes bear interest, at an annual rate of 8%, which is due and payable quarterly beginning March 31, 2005. The principal balance of the note, plus any accrued and unpaid interest is due and payable on January 14, 2015, provided however, that on or after January 14, 2008 the Company, at the option of the note holder, may be obligated to repurchase the note at a price equal to 100% of the outstanding principal and interest. The outstanding principal of the debentures may be converted into shares of the Company's common stock, at the option of the note holder, based on an initial conversion price of $0.35 per share, subject to adjustment as defined in the agreement. In addition, the note holders received warrants to purchase 4,845,000 shares of the Company's common stock, exercisable through January 14, 2010 at an exercise price of $0.40 per share.

             Debenture Holder                                  Principal
--------------------------------------------------------- ------------------
Renaissance Capital Growth & Income Fund III, Inc.             1,000,000
Renaissance US Growth Investment Trust, PLC                    1,000,000
Roaring Fork Capital SBIC, LP                                    650,000
Cosair Capital Partners, LP                                      635,000
BFS US Special Opportunities Trust, PLC                          500,000
Republic Aggressive Growth                                       220,000
Alpha Capital Aktiengesellschaft                                 350,000
Greenwhich Growth Fund, Ltd.                                     125,000
Libertyview Special Opportunity Fund                             150,000
Little Gem Life Sciences Fund, LP                                100,000
Cosair Capital Partners, Ltd.                                     90,000
Cosair Capital Partners 100, LP                                   25,000
                                                          ------------------
Total                                                       $  4,845,000


PREFERRED STOCK

         In October 2004 the Company issued 450,000 shares of Series A Convertible Preferred Stock ("Series A Shares") to Langley Park Investments, PLC, a United Kingdom corporation ("Langley"). The Company issued the Series A Shares in exchange for 2,477,974 newly issued Ordinary Shares of Langley, with an agreed initial value of (pound)1.00 (pound) per share. Consummation of the transaction was subject to admission of the Langley shares to the London Stock Exchange ("LSE"), which occurred on September 30, 2004 and the initiation of trading on the LSE, which began on October 7, 2004. In accordance with the agreement with Langley, the Company may sell the shares received by it in the open market on the LSE at any time. On January 7, 2005, the Company sold 500,000 of the Langley shares at a share price of $0.271, or $135,532. The Company received net proceeds of $134,796 after subtracting related fees of $735.61. As a result the Company owns 1,977,974 shares of Langley at an approximate market value $586,356 on January 27, 2005. The Company plans to monitor the market value of the Langley shares, and may sell shares periodically to support its working capital needs.

         We expect operating expenses, and related cash requirements, to increase during 2005 in connection with anticipated increased sales and marketing and product development activities.

         The Company is actively pursuing additional financing, and in this regard is in discussions with several parties related to potential financing arrangements. The Company believes that actions presently being taken to raise additional financing, to market products with which near-term operating revenues and to complete the development of, and bring to market its other ophthalmic surgical products, will provide capital to satisfy contractual obligations and to ultimately generate sufficient revenue to support its operations and become profitable. However, there can be no assurance that any such actions will be successfully completed, or that such actions will provide sufficient capital and/or cash flow to permit the Company to stay in business realize its plans.

CAUTIONARY FACTORS THAT MAY AFFECT FUTURE PLANS AND RESULTS

         Planned activities discussed above with respect to anticipated expenditures for sales and marketing, additions of property, plant and equipment and employees are contingent on our obtaining sufficient funding, as well as on the success of our final product development and commercialization efforts related to our internally developed products.

         In addition, see "Risk Factors."


                               PLAN OF OPERATIONS

       GENERAL

         In 2004 VisiJet began to transition from a research and development organization to a product marketing and distribution company as a result of the initiation of sales of our EpiLift and LasiTome product lines, for which we acquired world-wide marketing and distribution rights through a licensing agreement finalized in the second quarter of the year. During the next twelve months our efforts will be aimed at completing this transition as we pursue our goals of initiating product sales of one or both of our two products under development, achieving continued revenue growth and achieving profitability.

       FINANCING ACTIVITY

         In January 2005 the Company entered into new convertible debenture agreements with an aggregate principal balance of $4,845,000. The Company expects proceeds from this financing, combined with cash flows anticipated to be generated through product sales, to be sufficient to satisfy our immediate cash requirements, and to provide adequate working capital for at least the next twelve months. As described above under "Liquidity and Capital Resources," we are currently in discussions with several parties related to additional potential financing that may be finalized in connection with possible debt restructuring or strategic product/technology acquisition opportunities.

       SALES AND MARKETING ACTIVITY

         In connection with the introduction of our EpiLift and LasiTome products in 2004, the Company established a sales organization in the United States consisting of four direct employees and eight independent sales representatives, and a network of distributors providing us marketing and distribution capabilities in most major industrialized countries. Sales and marketing efforts during the next twelve months will be increased significantly in connection with promotional activities related to EpiLift product line, and the anticipated market introduction during 2005 of our Pulsatome and Hydrokeratome products currently under development. Planned activities during this period relating to EpiLift include the training and support of our direct sales force and distributor network, our attendance and participation at 4-5 major ophthalmic industry trade shows, production of promotional and training videos and production and placement of media advertising. Activities during this period relating to our other products under development will be dependent on progress achieved in the remaining required development, testing and regulatory activities. Budgeted expenses for sales and marketing during the next twelve months are approximately $3.8 million.

       RESEARCH AND DEVELOPMENT ACTIVITY

         Research and development activities during the next twelve months will be focused on development, testing and regulatory activities required in order to submit applications to the U.S. Food and Drug Administration for 510(k) marketing clearance for the two ophthalmic surgery products currently under development by the Company. These products, as described below, utilize proprietary waterjet based technology, and are designed to result in faster, safer and more efficacious surgery. Budgeted research and development expenditures during the next twelve months are approximately $1.4 million.

         1). Pulsatome - an emulsification device designed for the quick and safe removal of a full range of cataracts.

         2). HydroKeratome - A corneal cutting device designed to produce a bladeless flapcut for the LASIK procedure.

DEVELOPMENT MILESTONES:

                                                                                    Projected
Product                        Milestone Description                             Completion Date
-------                        ---------------------                             ---------------
Pulsatome
                     Final hand piece design selection                           1st Quarter 2005
                     Completion and validation of software                       1st Quarter 2005
                     Completion of animal testing                                1st Quarter 2005
                     Preparation and submission of 510(k) application            2nd Quarter 2005
                     Receipt of 510(k) clearance from US FDA                     3rd Quarter 2005
                     Market introduction                                         3rd Quarter 2005

Hydrokeratome

                     Completion and validation of software                       1st Quarter 2005
                     Completion of animal testing                                2nd Quarter 2005
                     Confirmation of device consistency                          3rd Quarter 2005
                     Preparation and submission of 510(k) application            3rd Quarter 2005
                     Receipt of 510(k) clearance from US FDA                     4th Quarter 2005
                     Market introduction                                         1st Quarter 2006

PROPERTY, PLANT AND EQUIPMENT

Facilities:

         We are currently leasing approximately 4,400 square feet of combined office, laboratory and warehouse space in Irvine California on a month to month basis. We are in discussions to lease new facilities in San Clemente, California pursuant to a longer term lease. We hope to finalize the new lease, complete required tenant improvements and relocate to the new facility during the first quarter of 2005. In connection with the new facility, we expect to expend approximately $125,000 on leasehold improvements required to build out the space in accordance with our specifications. In addition, we estimate that we will spend approximately $75,000 on furniture and fixtures, and $25,000 on a telephone system during the first quarter of 2005 in connection with our facilities relocation.

Computers and Software:

         In order to facilitate our expected growth, and to accommodate our information systems requirements, we are planning to upgrade our systems with new computer hardware and software during the first and second quarter of 2005. In connection with this upgrade, we anticipate utilizing approximately $125,000 to purchase required servers and desk top computers, and approximately $50,000 to purchase new enterprise-wide software.

Research and Product Development and Testing:

         In order to support our planned research and product development activities, we anticipate the following capital expenditures during the first and second quarter of 2005:

         Machine shop equipment                             $    50,000
         Laboratory equipment                                    50,000
         Quality assurance and testing equipment                 50,000
         Engineering and product development software            30,000
                                                            ------------
         Total research, product development and testing    $   180,000


EMPLOYEE ADDITIONS

          To support projected company growth and increased emphasis on sales, marketing, distribution and customer training/support, we anticipate hiring a total of 16 new employees during the next twelve months. Annualized incremental expenses related to salaries and benefits for the new employees to be hired during this period are estimated to be approximately $1.1 million, and we expect to hire the majority of these new employees during the first and second quarter of 2005.

New Employee Breakdown:

                                                Headcount
    Department                                  Additions
    ----------                                  ---------

Sales and marketing                                 8
Customer service                                    3
Research and development                            2
Warehouse and distribution                          2
Accounting and administration                       1
                                                 -----
  Total                                            16

CAUTIONARY FACTORS THAT MAY AFFECT FUTURE PLANS AND RESULTS

         Planned activities and projected expenditures discussed above are contingent on our obtaining sufficient funding, as well as on the success of our sales efforts related to licensed products, and progress made in our efforts to complete development and obtain regulatory clearance for marketing of our internally developed products.

         In addition, see "Risk Factors."

                                    BUSINESS

COMPANY BACKGROUND AND SUMMARY

         VisiJet is a medical device company focused on the marketing and development of ophthalmic surgery products for use in the laser eye surgery and cataract surgery markets. The Company was incorporated on February 2, 1996, as a wholly owned subsidiary of SurgiJet, Inc. to develop and distribute medical products based on patented waterjet-based technology licensed from SurgiJet. In May 1999, the Company was spun off from SurgiJet through a distribution of common stock to its shareholders, after which SurgiJet had no remaining ownership interest in the Company.

         In December 2002 VisiJet entered into a merger agreement with Ponte Nossa Acquisition Corp., a Delaware corporation ("the Merger") that had been incorporated as a blank check company in 1997. The agreement called for the merger of the two companies into a single company through the merger of an acquisition subsidiary, VisiJet Acquisition Corporation, into VisiJet. The merger was consummated on February 11, 2003, and immediately thereafter, VisiJet was merged into Ponte Nossa Acquisition Corp., and the surviving company's name was changed to "VisiJet, Inc."

         In April 2004, VisiJet entered into an exclusive license agreement with Gebauer Medizintechnik GmbH, of Neuhausen Germany ("Gebauer"), pursuant to which we acquired worldwide marketing, sales and distribution rights for Gebauer's LASIK and Epi-LASIK products. In May 2004, VisiJet began marketing these products in Europe and certain other foreign countries, where the products have received regulatory clearance for sale, and began generating revenue from product sales during the second quarter of 2004. In September 2004, we began marketing the Epi-Lasik product in the United States, following receipt of clearance for marketing from the U.S. Food and Drug Administration. The agreement with Gebauer is for an initial term of three years, with an option to extend for an additional two years if we meet certain sales standards. During the term of the agreement we must meet certain minimum purchase requirements in order to maintain the exclusivity of the arrangement.

         In addition, we are engaged in the research and development of ophthalmic surgery products based upon applications of our proprietary waterjet technology, designed to result in faster, safer and more efficacious laser eye and cataract surgery. To date, these efforts have been focused on bringing to market two products, with different applications and markets.

         First is the Pulsatome(R), which utilizes waterjet technology to remove the cataractous human crystalline lens in the eye during cataract surgery. Second is the HydroKeratome(R), a device that utilizes waterjet technology to cut the corneal flap immediately prior to applying an excimer laser in laser eye surgery to correct myopia, hyperopia and astigmatism.

MARKETS

THE REFRACTIVE SURGERY MARKET

         Our products assist in surgical procedures relating to the cornea. The cornea is the clear window that provides most of the focusing power of the vision system of the eye, as well as allowing light into the eye. The anterior surface of the cornea is covered with a thin layer called the epithelium. The epithelium is covered with a liquid tear film.

         Physicians generally treat vision disorders by prescribing eyeglasses or contact lenses or through ophthalmic surgery, all of which compensate for or correct the vision error. The principal surgical techniques available to treat vision disorders are radial keratotomy ("RK"), Photo Refractive Keratectomy ("PRK")/LASIK and Refractive Lamellar Keratoplasty ("RLK"). In RK, PRK/LASIK and RLK, the object of the surgery is to change the shape of the anterior corneal surface and to eliminate or reduce refractive error. An additional objective is to minimize lens aberrations to improve visual acuity, which is not possible with eyeglasses or contact lenses.

          The refractive surgery market in its current form began in late 1995 when the FDA approved the first excimer laser for PRK. Before 1995 refractive surgery was conducted by various manual, non-laser techniques, the most popular of which was RK. In RK, the surgeon uses a diamond knife to make radial incisions in the cornea to flatten it. This technique, and others like it, is highly dependent on the surgeon's skill, and often produces mixed results.

          By contrast, in PRK utilizing the excimer laser, the computer-controlled laser is programmed to remove the specified amount of corneal tissue with precision, delivering a consistent outcome. In spite of its inherent accuracy and predictability, PRK was not widely accepted by patients, because it uses the laser to burn away the most sensitive top layers of the cornea. Patients undergoing PRK often experienced considerable pain, and were left with a persistent cloudiness of the cornea for days or weeks. PRK generally met the clinical expectations of the surgeon, but failed to satisfy the patient's desire for comfort and rapid recovery. For this and other reasons, PRK failed to attain broad market acceptance.

          In late 1996 many ophthalmic surgeons started utilizing a new procedure, Laser In Situ Keratomileusis ("LASIK"), which addressed many of the negative aspects of PRK from the patient's standpoint, while preserving the accuracy of PRK. LASIK utilizes a microkeratome, which is a mechanically driven razor to create a flap in the surface of the cornea. After creation of the flap, the excimer laser is used on the exposed internal tissue, called the stroma, underneath the flap. The excimer laser emits ultraviolet light in very short, high-energy pulses and ablates part of the corneal surface according to a prescribed spatial pattern, changing the curvature of the anterior corneal surface. The laser removes a predetermined amount of tissue to achieve the desired correction, and the hinged flap is reset as closely as possible to its original position, where it adheres to the underlying stroma. The adherence increases over a period of many months. The patient's vision is significantly improved within minutes of surgery.

         Because the laser energy is used on the less sensitive inner tissue of the cornea, the patient experiences very little pain after surgery and there is generally no clouding of the corneal surface. The patient is usually able to return to normal function the next day with immediate vision improvement.

         In 2003, there were approximately 1.2 million LASIK procedures performed in the U.S. and over 2.5 million performed worldwide. The success of LASIK in meeting both surgeon and patient needs, and continued improvements in technology, have been the principal factors in the growth in the refractive surgery market in recent years.

         Recently, a new refractive surgery technique, referred to as Epi-LASIK, was introduced. The Epi-LASIK procedure utilizes an automated device to mechanically separate the epithelium, or outer layer of the cornea, in a sheath, approximately 30 microns thick. This is in contrast to cutting into the cornea using a microkeratome blade and creating a flap, from 120 - 180 microns thick, as is done in the traditional LASIK procedure. Once the epithelium has been separated, the curvature of the corneal surface is changed to predetermined specifications using an excimer laser. Following the laser procedure, the epithelium sheath is then returned to its original position.

THE CATARACT SURGERY MARKET

         Currently, the majority of cataract surgical procedures are performed using an ultrasonic phacoemulsifier device. The phaco, as it is commonly called, utilizes an ultrasonic generator which vibrates the tip of the phaco hand piece 40,000 times per second. When the tip is introduced into the eye and placed in contact with the cataractous lens, the lens is gradually reduced to smaller pieces until it can be aspirated out of the eye.

         In the U.S., there were approximately 2.7 million cataract surgical procedures performed in 2003. The worldwide cataract surgery market is estimated to be approximately 14.4 million procedures annually. In many developing countries, cataracts are the leading cause of blindness.

THE COMPANY'S PRODUCTS

EpiLift and LasiTome

         Pursuant to its agreement with Gebauer, the Company acquired exclusive worldwide marketing, sales and distribution rights for Gebauer's LASIK and Epi-LASIK product lines. The product lines include EpiLift, a mechanical device used for performing the epithelium separation procedure in Epi-LASIK refractive surgery, and LasiTome, a mechanical device used for creating a corneal flap in traditional LASIK surgical procedures

EpiLift:

         Traditional LASIK surgical procedures utilize a microkeratome, which is a mechanically driven razor to cut a flap in the surface of the cornea. After creation of the flap, an excimer laser is used on the exposed internal tissue, called the stroma to ablate, or remove part of the corneal surface according to a prescribed spatial pattern, changing the curvature of the anterior corneal surface. The laser removes a predetermined amount of tissue to achieve the desired correction, and the hinged flap is reset as closely as possible to its original position, where it adheres to the underlying stroma. Although the traditional LASIK procedure is generally regarded as safe, complications and side effects that may occur, including dry eye, loss of corneal sensation and change in structural strength of the eye, generally result from the cutting of the stromal flap.

         The EpiLift System provides the ophthalmic surgeon with an alternative methodology for exposing the corneal tissue prior to the application of the excimer laser without cutting into the stroma. The EpiLift System is an automated device that mechanically separates the epithelium, or outer layer of the cornea, in an intact sheet of viable tissue. The epithelial sheet is then temporarily lifted away from the cornea and the laser is applied, as in the traditional LASIK procedure, to reshape the cornea to the pre-determined specifications to achieve the desired vision correction. Once the laser application is completed, the epithelial sheet is returned to its natural position where it rapidly heals. Because it does not involve cutting the cornea or creating a permanent flap, the EpiLift System results in a generally safer procedure with reduced risk of complications.

         The complete EpiLift System includes the following components:

         Description                Quantity
         -----------                --------

          Console                      1
          Handpiece                    1
          Footswitch                   2
          Epi-Head                     2
          Rings                        4
          Metal Bands                  4
          Vacuum Handles               2
          Steriboxes                   2

          In addition to the system components noted above, each procedure performed requires the use of a disposable Epi-blade. The Epi-Blades are sold separately, and one Epi-Blade can be used for both eyes of a single patient.

LasiTome:

         The LasiTome System is a mechanical device used by ophthalmic surgeons in traditional LASIK procedures to create the flap required to expose the corneal tissue prior to the application of the excimer laser. The LasiTome System utilizes the same components as the EpiLift System, with the only differences being that the Epi-Head included in the EpiLift System is replaced with a LASIK Head, and the disposable blades used are LASIK blades instead of Epi-Blades.

         In markets where both EpiLift and LasiTome have received required regulatory clearance, combination systems are available that include both Epi and LASIK Heads. This allows the ophthalmic surgeon to reduce their initial investment in the equipment, as only one set of basic system components is required, while maintaining the flexibility of using the methodology considered by the surgeon to be most appropriate for the individual circumstances of the patient.

         In May 2004 the Company began marketing the EpiLift and LasiTome systems in Europe and certain other countries in which regulatory clearance had been received prior to completion of the license agreement with Gebauer. Thus far, interest in our EpiLift and LasiTome systems in Europe and other foreign markets has been strong, and through September 30, 2004, revenue recognized in connection with international sales of these products totaled approximately $1,038,000.

         In September 2004 the Company began marketing EpiLift in the United States, following receipt of clearance for marketing from the U.S. Food and Drug Administration. We anticipate filing a 510(k) submission requesting marketing clearance for LasiTome in the United States with the U.S. Food and Drug Administration in the first quarter of 2005, and expect to initiate LasiTome sales in the U.S. in the second or third quarters of 2005, follow receipt of marketing clearance from the FDA.

         Countries we are currently doing business with, either in terms of products already having been sold, or where we have signed or pending distribution agreements include the following:

          Australia          Germany        Latvia            Russia
          Austria            Greece         Lebanon           Serbia
          Benelux            Indonesia      Libya             Singapore
          Czech Republic     Israel         Lithuania         Spain
          Denmark            Italy          Malaysia          Sweden
          Dubai              Japan          Nepal             Switzerland
          Egypt              Jordan         Norway            Turkey
          Estonia            Korea          Portugal          United Kingdom
          France             Kuwait         Romania           United States


WATERJET TECHNOLOGY AND PRODUCTS UNDER DEVELOPMENT

         Waterjet technology is an established method for precision cutting of materials in a variety of industrial applications. It uses the principle of pressurizing water to extremely high levels, and allowing the water to escape in a controlled manner through a very small opening, or orifice. Water jets use the high pressure beam of water exiting the orifice to cut various materials, including tile, wood, plastic, metal, and stone. In general, industrial applications of waterjet technology are used in place of a laser or other device when the "cut" needs to be quicker, cleaner, and with minimum distortion and temperature increase.

          VisiJet holds an exclusive license with respect to the ophthalmic applications of a series of U.S. and foreign patents relating to the waterjet technology. The technology uses a pneumatic-hydraulic pressure intensifier to produce a collimated high pressure water beam that is approximately the diameter of a human hair. This self-cleaning, eversharp "hydro-laser" can cut through tissue at 12mm (.5 inch) per second. The hydraulics are controlled by an embedded central processing unit with displays, gauges, controls, aspiration and irrigation fluidics familiar to ophthalmic surgeons.

          VisiJet is currently developing two ophthalmic surgical products utilizing its proprietary waterjet technology. The first is Pulsatome(R), a device that uses pulsed waterjet technology to remove cataracts, and the second is Hydrokeratome(R), a device that uses a high-pressure micro beam of water to cut a corneal flap during LASIK surgery. Although our waterjet based products under development have different applications, they share certain basic characteristics. Each of the waterjet products consists of a modular console with an intensifier and a hand piece. The modular unit is attached to a delivery tube, which is in turn attached to a hand piece. The hand piece delivers the water jet to the tissue and its integral aspirator removes any debris tissue and water through a disposable tube that returns to the console.

         PULSATOME(R) CATARACT EMULSIFIER. The Pulsatome(R) Cataract Emulsifier is an emulsification device designed for the quick and safe removal of the cataractous human crystalline lens in the eye, a necessary procedure before installing a new intraocular lens ("IOL"). The device creates a pulsating stream of saline solution, and the impact from the pulsating fluid emulsifies the cataractous human lens and breaks the lens into small pieces. The Pulsatome simultaneously aspirates the emulsified tissue and removes it from the interior of the eye.

         The Pulsatome requires minimal technical skill, as it functions like a hydraulic eraser or paint brush. No sculpting or lens elevation or rotation is necessary. The balanced irrigation/aspiration fluidics complement the embedded CPU controlled micro pulses. The foot switch initiates the mode activity selected by surgeon for the balanced and ergonomically shaped hand piece.

         Based on the experience of our management team and consultants in the ophthalmic industry, we believe that the waterjet platform of the Pulsatome will be easier to learn to use and will require less skill than that required by current ultrasound phaco emulsification devices. The Company also expects that Pulsatome and its disposable package will be priced in the low range of current ultrasound devices, which will make it attractive in underdeveloped markets, and also attractive in the U.S. and other nations where cost containment is critical.

         Assuming successful completion of the remaining development milestones listed below, we anticipate obtaining clearance for marketing, and market introduction of Pulsatome in the 3rd quarter of 2005. We anticipate the cost of the remaining development work outlined to be approximately $190,000.

                                                                  Projected
         Milestone Description                                 Completion Date
         ---------------------                                 ---------------

         Final hand piece design selection                     1st Quarter 2005
         Completion and validation of software                 1st Quarter 2005
         Completion of animal testing                          1st Quarter 2005
         Preparation and submission of 510(k) application      2nd Quarter 2005
         Receipt of 510(k) clearance from US FDA               3rd Quarter 2005
         Market introduction                                   3rd Quarter 2005

         HYDROKERATOME(R) CORNEAL CUTTING DEVICE. The HydroKeratome(R) is a corneal cutting device for use in the LASIK procedure. The HydroKeratome works by using a high-pressure micro beam of water to force a blunt dissection of tissue in the path of the water beam. The HydroKeratome uses an embedded CPU controlled pneumatic-hydraulic pressure intensifier to make the corneal flap. The suction ring and applanation plate on the hand piece allow holding the eye centered while the corneal flap is cut underneath the applanation plate. The water jet traverses perpendicular to the visual axis, driven by a precision miniature Swiss motor with gear box and encoder. A foot switch controls the start of the transverse water jet motion, and the travel distance pre-programmed by the surgeon stops the travel and shuts off the water jet beam. Approximate travel time is one-half second. The HydroKeratome is designed to address many of the problems that are common with mechanical "blade" microkeratomes, such as poor visualization, inconsistent thickness of flaps, hazing, loose flaps, off center cuts, and lashes caught in gears.

         Assuming successful completion of the remaining development milestones listed below, we anticipate obtaining clearance for marketing in the 4th quarter of 2005, and to initiate sales of Hydrokeratome in the first quarter of 2006. We anticipate the cost of the remaining development work outlined to be approximately $100,000.

                                                                  Projected
         Milestone Description                                 Completion Date
         ---------------------                                 ---------------

         Completion and validation of software                 1st Quarter 2005
         Completion of animal testing                          2nd Quarter 2005
         Confirmation of device consistency                    3rd Quarter 2005
         Preparation and submission of 510(k) application      3rd Quarter 2005
         Receipt of 510(k) clearance from U.S. FDA             4th Quarter 2005
         Market introduction                                   1st Quarter 2006

         Development activities for both Pulsatome and Hydrokeratome indicated above are subject to significant risks and uncertainties. These risks and uncertainties include, but are not limited to, our ability to obtain sufficient funding on a timely basis, unanticipated failure of required testing activities, unexpected delays in completion of milestones and inability to obtain, or delays in obtaining, required marketing clearance from the U.S. FDA.

COMPETITION

         Our EpiLift and LasiTome devices currently on the market are alternative methodologies used in the first step in LASIK surgery to expose the cornea prior to application of the excimer laser. EpiLift utilizes a relatively new technique referred to as Epi-LASIK, in which the epithelium, or outer layer of the cornea, is mechanically separated in an intact sheet of viable tissue. The epithelial sheet is then temporarily lifted away from the cornea and the laser is applied, as in the traditional LASIK procedure, to re-shape the cornea to the pre-determined specifications. Once the laser application is completed, the epithelial sheet is returned to its natural position where it rapidly heals. LasiTome is a mechanical device used in traditional LASIK procedures, referred to as a microkeratome, that utilizes a metal blade to create a corneal flap to expose the corneal tissue prior to the application of the excimer laser.

         Our Hydrokeratome product, if successfully developed and cleared for marketing, will provide an additional alternative for creating a corneal flap, using a high-pressure micro beam of water, instead of a metal blade, to expose the corneal tissue prior to the application of the excimer laser.

         Our Pulsatome product, if successfully developed and cleared for marketing, will compete in the cataract emulsification market.

COMPETITION IN CREATING THE CORNEAL FLAP

         EPI-LASIK COMPANIES - Epi-LASIK devices were first introduced to the marketplace in 2004, and have not yet captured a significant share of the corneal flap market. Currently, we are aware of only one company, Norwood Abbey, with a competing Epi-LASIK product on the market. In addition, we are aware of two other Epi-LASIK products under development using similar technology that may become competition in the future if development efforts are completed and regulatory clearance is received.

         MICROKERATOME COMPANIES - The corneal flap market is currently dominated by microkeratome devices which maintain approximately 89% of the total market. There are a number of companies that manufacture and or supply microkeratomes including Bausch & Lomb, Moria, Advanced Medical Optics and Nidek. All of these companies have significantly greater financial resources, greater name recognition, larger product offerings and customer bases and longer operating histories than VisiJet.

         LASER COMPANIES - We are aware of one company, Intralase, that has developed and markets a device for creating a corneal flap utilizing laser technology that has captured approximately 11% of the total market.

         Based on the response to EpiLift received thus far at major refractive surgery conferences/conventions, and through our meetings and discussions with practicing ophthalmic surgeons, we believe there is an opportunity for significant growth in market share for the Epi-LASIK technology. We believe EpiLift can compete successfully for market share against microkeratome and laser-based devices primarily based on the higher safety profile and reduced risk of complications associated with the Epi-LASIK technology, which allows for the necessary exposure of the corneal tissue without cutting the cornea or creating a permanent flap. In addition, we believe we can compete effectively with the Intralase laser device based on the significantly lower device and per procedure cost of EpiLift. Finally, based on our evaluation of the Norwood Abbey Epi-LASIK device, we believe that our EpiLift product will compete effectively with Norwood Abbey's product based on both technical specifications and product performance.

         We believe that the primary competitive advantage of our LasiTome product, within the microkeratome market, is the interchangeability of the base components with our EpiLift System. As a result, a surgeon is able to reduce their investment in the technology, as only one base component system is required, and is able to maintain the flexibility of using either the traditional microkeratome approach or the Epi-LASIK approach, based on the individual patient circumstances.

         Our Hydrokeratome product is being developed to provide an alternative to the traditional microkeratome method of creating a corneal flap, through the use of high-pressure waterjet technology. We believe that if successfully developed, the Hydrokeratome will be able to compete in the microkeratome market as it is being designed to address many of the potential problems associated with the traditional medal blade microkeratomes, such as poor visualization, inconsistent thickness of flaps, hazing, loose flaps, off center cuts, and lashes caught in gears.

COMPETITION IN THE CATARACT EMULSIFICATION MARKET

         The primary instrument currently used for cataract removal surgery is the ultrasonic phacoemulsifier. There are a number of companies that manufacturer and or supply ultrasound phaco emulsification devices including Alcon, Bausch & Lomb and Advanced Medical Optics. All of these companies have significantly greater financial resources, greater name recognition, larger product offerings and customer bases and longer operating histories than VisiJet.

          Our Pulsatome product under development represents an alternative approach for the removal of cataracts using high-pressure pulsating waterjet technology instead of ultrasound. We are aware of only one company, Alcon, that has a device on the market that uses pulsed waterjet technology to remove cataracts. The Alcon waterjet technology is incorporated in a combined device that also includes phaco ultrasound capabilities. Based on the experience of our management team and consultants in the ophthalmic industry, we believe that the Pulsatome, if successfully developed, will be easier to use, and will be most cost effective, and as a result will be able to compete effectively with, and gain market share from, traditional phaco ultrasound devices. In addition, we believe that the Pulsatome will compete effectively with the Alcon waterjet technology as the Pulsatome is being designed to effectively remove a wider range of cataracts, on a stand-alone basis, and therefore will be priced below the combined Alcon unit.

COMPETITION FROM NEW TECHNOLOGIES

          The medical device industry for ophthalmologic surgery products is highly competitive. Many other companies are engaged in research and development activities, and many of these have substantially greater financial, technical and human resources than VisiJet. As such, they may be better equipped to develop, manufacture and market their technologies. Accordingly, we also face competition in the future from new products and technologies that may provide safer and more cost effective alternatives to our products, or that may render our products obsolete.

RESEARCH AND DEVELOPMENT

          Our research and development efforts are focused on completion of final product development and testing and securing of regulatory approval for our two internally developed products, Hydrokeratome and Pulsatome. During the fiscal years ended December 31, 2003 and 2002, we spent approximately $1.3 million and $295,000, respectively, on research and development activities.

MANUFACTURING

         EPILIFT AND LASITOME PRODUCTS:

         Manufacturing of our EpiLift and LasiTome products is performed by Gebauer, pursuant to the Manufacturing, Supply and Distribution agreement entered into in April 2004. The agreement has an initial term of three years and provides the Company an option to extend the term for an additional two years, subject to the Company having achieved certain sales performance milestones. Under the agreement, Gebauer is obligated to manufacture and supply, and VisiJet is obligated to purchase, specified minimum quantities of EpiLift and LasiTome Systems and related blades.

         The agreement establishes fixed pricing to VisiJet for all products manufactured and supplied by Gebauer, and provides for annual price increases, not to exceed a specified maximum percentage increase. The agreement also provides that all pricing is to be FOB Gebauer's warehouse facility in Germany, and that VisiJet will bear all costs of shipment, taxes, customs, duties or other charges that may be incurred in connection with shipment to VisiJet or other designated locations.

         Under the agreement, Gebauer warants that the products will be manufactured, tested and packaged in accordance with agreed upon specifications, and will conform with all applicable laws, regulations and requirements. Under the agreement, Gebauer provides a one year warranty that the products will be free of material defects in materials and workmanship. In the event that Gebauer is unable, for any reason, to supply a specified minimum percentage of VisiJet's orders, Gebauer is required to qualify a second source for the manufacture of products on Gebauer's behalf, and Gebauer is obligated to supply all required manufacturing documentation and training.

         INTERNALLY DEVELOPED PRODUCTS:

         We plan to outsource manufacturing for our internally developed products to an ISO 9001 approved local contract manufacturing facility. This contractor will purchase and stock parts, assemble, test and burn-in units, and will stock finished goods and ship as required from a bonded warehouse.

GOVERNMENT REGULATION

          UNITED STATES. VisiJet's products are medical devices. As such, we are subject to the relevant provisions and regulations of the Federal Food, Drug and Cosmetic Act, under which the United States Food and Drug Administration ("FDA") regulates the manufacture, labeling, distribution, and promotion of medical devices in the United States. The Act provides that, unless exempted by regulation, medical devices may not be commercially distributed in the United States unless they have been approved or cleared by the FDA for marketing. There are two review procedures by which medical devices can receive such approval or clearance. Some products may qualify for clearance under a 510(k) notification. Under the 510(k) procedure, the manufacturer submits to the FDA a pre-market notification that it intends to begin marketing its product. The notification must demonstrate that the product is substantially equivalent to another legally marketed product (i.e., it has the same intended use, is as safe and effective, and does not raise different questions of safety and effectiveness than does a legally marketed device).

         A successful 510(k) notification results in the issuance of a letter from the FDA in which the FDA acknowledges the substantial equivalence of the reviewed device to a legally marketed device and clears the reviewed device for marketing.

         FDA STATUS OF CURRENT PRODUCTS AND PRODUCTS UNDER DEVELOPMENT

         EpiLift - In September 2004, VisiJet received a clearance letter from the FDA with respect to our EpiLift product.

         LasiTome - VisiJet anticipates filing a 510(k) application for marketing clearance of LasiTome in the first quarter of 2005.

         HydroKeratome - VisiJet has received successful 510(k) notification with respect to its initial filing for the HydroKeratome, and has filed a 510(k) submission with the FDA for upgrades to the product. Before commencement of marketing the HydroKeratome, we must obtain 510(k) approval from the FDA for the product enhancements. We are currently addressing issues raised by the FDA in our product enhancement submission for HydroKeratome, and hope to file our response during the third quarter of 2005.

         Pulsatome - Based on successful completion of required product development and testing issues, we anticipate filing a 510(k) application for marketing clearance of Pulsatome in the second quarter of 2005.

         In addition to laws and regulations enforced by the FDA, our products may also be subject to labeling laws and regulations enforced by the United States Federal Trade Commission ("FTC"). Any additional requirements related to FTC laws and regulations will be addressed and monitored by the Company's Regulatory Affairs department, although we do not expect that any such laws and/or regulations will have a significant impact on our products.

          OTHER COUNTRIES. Regulatory requirements in other countries with respect to marketing of medical device products vary widely. However, the majority of foreign countries in which we are selling our EpiLift and LasiTome products allow for marketing based upon the products having received the CE MARK, which designates compliance with appropriate European regulations. In addition, these products are UL listed with the Underwriters Laboratories, Inc for compliance with internationally recognized safety standards, and the EpiLift product has received 510(k) marketing clearance from the U.S. FDA.

DISTRIBUTION METHODS

         VisiJet markets its products in the United States through a direct sales force consisting of four employees and eight independent sales representatives. Our sales force consists of personnel with extensive experience in sales of devices and other ophthalmic products to refractive surgeons. Our sales and marketing efforts our focused on the following strategies and activities:

         o DRIVE PRODUCT AWARENESS - Increase awareness of EpiLift through advertising, exhibiting at major industry meetings and conferences and developing relationships with leading refractive surgery centers and key industry opinion leaders.

         o IDENTIFICATION OF PROSPECTS AND FOLLOW-UP ON PHYSICIAN LEADS - Identify prospective customers, initiate contact and follow-up on physician leads through phone calls, email, distribution of product literature and videos and direct contact as appropriate.

         o VISIT PHYSICIANS - Meet with interested physicians for face to face follow-up, pig eye demonstrations and live surgical demonstrations as appropriate.

         o CLOSE SALE, TRAINING AND SUPPORT - Complete sale, arrange third-party lease financing as appropriate, ensure proper post-sale training and customer service.

         Thus far, interest in EpiLift in the United States has been strong. Our sales force has been actively pursuing leads generated through direct contact with physicians, and through our attendance at the American Academy of Ophthalmology, held in New Orleans in October 2004. In addition, we have completed arrangements for a series of clinical evaluations at six leading refractive surgery centers in the United States including The Wilmer Eye Institute, The Cleveland Clinic, Mid Michigan Physician's Group, Minnesota Eye Consultants, Cullen Eye Institue and Massachusetts Eye and Ear Infirmary.

         We are distributing our products internationally through a series of agreements with distribution companies in major countries that handle other American and European manufactured ophthalmic products, and that are familiar with applicable local government rules and regulations, as well as with the customer base and key ophthalmic surgeons in the region. To date, we have distributors in major international markets, including the following:

          Country                    Distributor
          -------                    -----------

          France                     Anteis S.A.
          Germany                    Gebauer Medizintechnik GmbH
          Italy                      NewTech SpA
          Spain                      Wavelight/Tetramedics
          United Kingdom             Kestrel Ophthalmics
          Greece                     Medicare Ltd.
          Switzerland                Mediconsult AG
          Japan                      Japan Focus Co., Ltd.

          In addition, we have ongoing contract negotiations with potential distributors in other important international markets including China, Hong Kong, and South Africa.

         Although specifics vary based on countries and territories covered, our international distribution agreements generally provide for a specified term and exclusive territory, fixed sales prices from VisiJet to the distributor and minimum purchase quantity requirements for the distributor.

         Distribution of our products in countries other than the United States may be subject to regulation in those countries. In some countries, the regulations governing such distribution are less burdensome than in the United States, and we may pursue marketing our products in such countries prior to receiving permission to market from the FDA in the United States. We will endeavor to obtain the necessary government approvals in those foreign countries where we decide to manufacture, market and sell our products.

PATENTS AND TRADEMARKS

         Most of the technology utilized by the Company in products under development is covered by patents owned by SurgiJet, Inc., a developer of waterjet technology for a variety of medical and dental applications, and VisiJet's former parent company. We have been granted an exclusive worldwide license to these patents for ophthalmological applications for the life of the patents. The license agreements with SurgiJet include twelve issued U.S. patents and four issued international patents. VisiJet has also exclusive licenses to certain non-patented technology developed by SurgiJet related to ophthalmic applications, and holds exclusive licenses for certain registered trademarks, including VisiJet(R), HydroKeratome(R), and Pulsatome(R). The Company intends to protect its development work by means of licensing additional patents and trademarks as necessary and to protect its own inventions with additional patent applications.

          Under the terms of the license agreements with SurgiJet, Inc., entered into October 23, 1998, VisiJet is obligated to pay a royalty of 7% of revenues received from sales of the products utilizing licensed patents and technology, up to $400 million of revenues over the course of the Agreements, and 5% of revenues thereafter. The license agreements with SurgiJet also provide for a minimum royalty of $60,000 per year. To date, the Company has paid a total of $180,000 in minimum royalty payments to SurgiJet, and, as of September 30, 2004 $45,000 in minimum royalty payments were accrued.

         On September 17, 2003, VisiJet entered into a license agreement with Robert M. Campbell, Jr., M.D., pursuant to which the Company obtained exclusive worldwide rights for all medical applications for a patented technology invented by Dr. Campbell that provides for the sterile flow of fluid through a surgical water jet apparatus. The license agreement provides for a royalty of 6% on revenues from products utilizing licensed technology and is subject to a minimum royalty of $24,000 per year. To date, $24,000 in minimum royalty payments have been made, and as of September 30, 2004 $50,000 of the license fee balance owed was due and payable.

Following is a listing of patents licensed by the Company:

PATENT NUMBER   DATE ISSUED    EXPIRATION DATE  NAME
-------------  -------------   ---------------  -------------------------------
5,037,431      Aug. 6, 1991    Nov. 3, 2009     Surgical Lance Apparatus

5,322,504      June 21, 1994   May 7, 2012      Method and Apparatus for Tissue
                                                Excision and Removal by Fluid
                                                Jet

5,562,692      Oct. 8, 1996    Oct. 8, 2013     Fluid Jet Surgical Cutting Tool

5,591,184      Jan. 7, 1997    Oct. 13, 2014    Fluid Jet Surgical Cutting
                                                Instrument

5,643,299      July 1, 1997    Jan. 16, 2016    Hydrojet Apparatus for
                                                Refractive Surgery

5,674,226      Oct. 7, 1997    May 7, 2012      Method and Apparatus for Tissue
                                                Excision and Removal by Fluid
                                                Jet

5,735,815      April 7, 1998   July 26, 2013    Method of Using Fluid Jet
                                                Surgical Cutting Tool

5,853,384      Dec. 29, 1998   Dec. 29, 2015    Fluid Jet Surgical Cutting Tool
                                                and Aspiration Device

5,865,790      Feb. 2, 1999    July 26, 2013    Method and Apparatus for Thermal
                                                Phacoemulsification by Fluid
                                                Throttling

6,143,011      Nov. 7, 2000    April 13, 2018   HydroKeratome for Refractive
                                                Surgery

6,312,440      Nov. 6, 2001    April 13, 2018   Fluid Jet Keratome Apparatus and
                                                Method for Refractive Surgery

6,440,103      Aug. 27, 2002   March 17, 2019   Method and Apparatus for Thermal
                                                Emulsification

636345         Feb. 1, 1995    July 18, 2014    Method and Apparatus for Tissue
                                                Excision and Removal by Fluid
                                                Jet (Australia)

677061         Nov. 4, 1997    July 14, 2014    Fluid Jet Surgical Cutting Tool
                                                (Australia)

WO98/36717     Aug. 27, 1998   Aug. 27, 2015    Hydrojet Apparatus for
                                                Refractive Surgery (PCT)

A 61 B 17/32   May 5, 1999     May 5, 2016      Chirurgische Flussigstrahl
                                                Schneidvorrichtung (Germany)

5,620,414      April 15, 1997  April 15,2014    Apparatus and Method for
                                                Effecting Surgical Incision
                                                Through Use of a Fluid Jet

EMPLOYEES

         As of December 31, 2004, we had fourteen full-time employees, none of whom is covered by any collective bargaining agreement. We consider our relationship with our employees to be good.

DESCRIPTION OF PROPERTY

         We lease office, research and warehouse facilities in two adjacent buildings located in Irvine, California. Our lease, which is currently on a month to month basis, is for a total of approximately 4,800 square feet, which we lease for $9,500 per month. Due to the configuration, this space is not adequate for our current and anticipated future needs. In addition, the current month to month leasing structure is not an acceptable long term arrangement. Accordingly, we are currently evaluating options for leasing more suitable facilities on a longer term basis.


                                LEGAL PROCEEDINGS

         VisiJet is currently engaged in the following legal proceedings:

         VisiJet is a defendant in Steven J. Baldwin vs. VisiJet, Inc. et al, a case pending in San Francisco County Superior Court, filed on February 9, 2004(Case NO. 04-428696). The Plaintiff alleges the VisiJet failed to compensate him for services performed, prior to the merger with PNAC, pursuant to a consulting agreement and is seeking monetary damages in the approximate amount of $450,000. The case is currently in the preliminary stage.

         In October 2004, the Company and SurgiJet, its former parent company entered into a settlement agreement covering all previously outstanding litigation between the two companies, as well as with SurgiJet's principal owners and its subsidiary, DentaJet.

         In accordance with the settlement agreement, the Company, agreed to pay a total of $579,774, plus accrued interest at an annual rate of 7.5% from August 31, 2004, as full settlement of previously disputed notes payable to SurgiJet and DentaJet and related accrued interest. In addition, the Company agreed to pay a previously disputed note payable to a shareholder of the Company, who is also a principal owner of SurgiJet, in the amount of $19,000 plus accrued interest at an annual rate of 10% from December 31, 2002.

         In addition, the Company agreed to issue 75,000 shares of its Common Stock to SurgiJet, granted SurgiJet a security interest in all of its assets and agreed to provide SurgiJet with a stipulated judgment, which can only be filed by SurgiJet upon an event of default which remains uncured following 10 days after receipt of written notice of such default.

         Payments on all obligations due pursuant to the settlement agreement will be made in monthly installments commencing December 1, 2004. The first payment was in the amount of $30,000, and thereafter monthly payments are $20,000 through December 2005, and $25,000 from January 1, 2006 until the obligations are paid in full.

         In accordance with the settlement agreement, SurgiJet and its principals agreed to waive, subject to completion and final report from an independent accounting firm, claims for additional monies owed to them, and to dismiss their cross-complaint against the Company, its directors and certain of its officers seeking additional monetary damages and rescission of the Merger Agreement.


                                   MANAGEMENT

          The officers and directors of VisiJet are as follows:

                                                                        Director
Name                            Age   Position                          Since
----                            ---   --------                          -----

Richard H. Keates, M.D.(1)(2)   72    Chairman of the Board             2003
                                      of Directors

Randal A. Bailey                61    President, Chief Executive
                                      Officer and a Director            2003

Laurence M. Schreiber           63    Chief Operating Officer,          2003
                                      Secretary, Treasurer and
                                      a Director

Adam Krupp(1)(2)                41    Director                          2003

Norman Schwartz(1)(2)           61    Director                          2003

(1) Member of the Executive Committee
(2) Member of the Audit Committee

         Dr. Keates has been Chairman of the Board of Directors since February 2003. He is an ophthalmologist, consultant, and professor, and has been a Professor of Ophthalmology at New York Medical College since 1997. Dr. Keates has served on various boards of directors, including Frigitronics (NYSE), Med Chem (NYSE), Autonomous Technologies (NASDAQ) and Chiron Vision. Dr. Keates has consulted for leading health care companies including IO Lab, Alcon, and Bausch & Lomb. He is a founding partner of Intelligent Biocides, and has published over 100 articles in ophthalmology. Among his many faculty appointments, Dr. Keates has been a professor at Ohio State University, Professor and Chairman of the Ophthalmology Department at the University of California, Irvine. He is the President of the New York Introcular Lens Society and recently completed his term as the President of the New York Keratorefractive Society. Dr. Keates graduated from the University of Pennsylvania and from the Jefferson Medical College. He completed his Ophthalmology training at Harvard Basic Sciences in Ophthalmology and The Manhattan Eye, Ear & Throat Hospital.

         Mr. Bailey has served as President of VisiJet since February 2003, and was appointed to the Board of Directors in September 2003. Between 1995 and 2003 he had been affiliated with VisiJet's predecessors in an executive management capacity. He has more than twenty-five years experience in management roles at both medical device and pharmaceutical companies. From 1991 to 1995, Mr. Bailey was the leader of the sales organization of Pharmacia Ophthalmics, Inc. Between 1989 and 1991, Mr. Bailey was the Vice President of Sales and Marketing for Novoste, Inc. (NASDAQ) a start up cardiovascular company. Mr. Bailey was a co-founder and Vice President of Sales and Marketing for Chiron Vision, Inc., which was acquired by Bausch & Lomb in 1997. Chiron Vision, now Bausch & Lomb Surgical, is a leader in the manufacturing and sales of ophthalmic devices worldwide. From 1980 to 1986 Mr. Bailey was the initial Vice President of Sales and Marketing for Allergan Medical Optics, Inc.

         Mr. Schreiber has served as Chief Operating Officer, Secretary and Treasurer of VisiJet since February 2003, and was appointed to the Board of Directors in September 2003. Prior to February 2003, Mr. Schreiber was an executive officer and a member of the Board of Directors of Ponte Nossa Acquisition Corporation, where he played an integral role in the merger between Ponte Nossa and VisiJet that was finalized in February 2003. Prior to joining Ponte Nossa in 2001, he founded Diversified International, a multilevel marketing system, and served as Chief Executive Officer of Learn America, a multimedia productions company combining advanced computer technology and educational systems. Mr. Schreiber also served as President and a director of Philibus Systems, a private educational system, and was President of Advanced Nutritional Associates, which distributed health care products in the United Kingdom and Europe. He has developed an independent sales distribution system for Herbalife, and pioneered markets in the United Kingdom, Spain and Israel.

         Mr. Krupp has over eighteen years of business experience with emerging growth companies. He is currently a Managing Director and a member of the Executive Committee of CS Technology, Inc, a New York based technology consulting firm. Prior to joining CS Technology, Inc., Mr. Krupp spent ten years in the real estate industry working for several organizations in development, construction, and leasing. Mr. Krupp holds a B.A. from the University of Michigan and an M.S. from New York University.

         Mr. Schwartz has been a member of the board of directors since February 2003, and has served as VisiJet's contract and legal coordinator since March 2003. Mr. Schwartz has over thirty years of experience in providing legal and financial advice to individuals and companies. He has acted as Chief Financial Officer and president of several companies, both public and private, including Acubid International, Ameritrust, and Farm Energy Corp. He served on the Board of International Acuvision Systems, a public company that developed and patented vision Training equipment. He is an active member of the Arizona Bar Association. Mr. Schwartz graduated from Arizona State University, completed his JD at the University Of Arizona, and received his LLM in taxation from New York University.

         Directors hold office until a successor is elected and qualified or until their earlier resignation in the manner provided in the Bylaws.

Scientific Advisor

         Richard Lindstrom, M.D. is the Chief Ophthalmic Consultant to VisiJet, and is in charge of assisting and advising us in connection with product development in the ophthalmic surgical arena. After serving as Clinical Professor of Ophthalmology at the University of Minnesota from 1980 to 1990, Dr. Lindstrom entered private practice and now directs an outpatient clinic adjacent to the Phillips Eye Institute in Minneapolis. He conceptualized the Phillips Eye Institute Center for Teaching and Research, a state-of-the-art ophthalmic research and surgical skills education facility, where he currently serves as Medical Director. Dr. Lindstrom plays an active role in the teaching program at the Phillips Eye Institute and at the University of Minnesota Hospital. He also serves as an Associate Director of the Minnesota Lions Eye Bank. Dr. Lindstrom holds 27 patents in ophthalmology in intraocular lens implant technology, corneal preservation, irrigation solutions, viscoelastic solutions, intracorneal lenses, and associated surgical instruments. Dr. Lindstrom serves on the editing board of a variety of medical journals, including Journal of Cataract and Refractive Surgery, Ophthalmic Surgery, European Journal of Implant and Refractive Surgery, Implants in Ophthalmology, Ocular Surgery News, Ophthalmology Times, and Journal Review of Ophthalmology. He is Chief Medical Advisor to Laser Vision Centers and Vision 21 Centers.

                             EXECUTIVE COMPENSATION

          The following table summarizes the annual compensation paid to our named executive officers during the three years ended December 31, 2003:

                                                                                      Long Term Compensation
                                                                                 ----------------------------------
                                                   Annual Compensation                        Awards
                                          -------------------------------------- ----------------------------------

                                                                   Other Annual                      Securities
                                            Salary    Bonus       Compensation     Restricted        Underlying        All Other
Name and Principal Position       Year        ($)       ($)            ($)        Stock Awards         Options
Compensation
------------------------------ ---------- ------------ --------- --------------- ----------------- ---------------- ---------------
Randal A. Bailey,                 2003        165,000         -         6,800                 -         200,000         62,500
President and Chief               2002              -         -             -                 -               -              -
Executive Officer (1)(2)          2001              -         -             -                 -               -              -

Laurence M. Schreiber,            2003         97,000         -        22,500                 -         200,000              -
Chief Operating Officer,          2002              -         -             -                 -               -              -
Treasurer, Secretary (2)          2001              -         -             -                 -               -              -

Larry Hood,                       2003        122,500         -             -                 -          75,000         83,333
Director of Research and          2002              -         -             -                 -               -              -
Development, Chief Engineer       2001              -         -             -                 -               -              -
(1)(2)

-----------
(1) During 2003, VisiJet issued 164,319 shares of common stock, and issued a two year promissory note in the amount of $150,000 to Mr. Bailey and 46,948 shares of common stock, and issued a one year promissory note in the amount of $100,000 to Mr. Hood in satisfaction of an aggregate of $700,000 of unpaid compensation accrued between 1999 and 2002. Amounts noted as All Other Compensation represent respective payments made by the Company pursuant to these promissory notes.
(2) Messrs. Bailey, Schreiber, and Hood became President and CEO, Chief Operating Officer, Director. of Research & Development respectively, on March 1, 2003 and earned consulting income from January to February 2003. Amounts noted as Other Annual Compensation represent respective consulting fees paid in 2003 prior to March 1, 2003. Messrs. Bailey, Schreiber and Hood did not receive any compensation from VisiJet in 2001 or 2002.

Stock Options

          On November 10, 2003, the Board of Directors adopted the VisiJet, Inc. 2003 Stock Option Plan. The Option Plan provides for the grant of incentive and non-qualified stock options to selected employees, the grant of non-qualified options to selected consultants and to directors and advisory board members. The Option Plan is administered by the Compensation Committee of the Board of Directors and authorizes the grant of options for 3,000,000 shares. The Compensation Committee determines the individual employees and consultants who participate under the Plan, the terms and conditions of options, the option price, the vesting schedule of options and other terms and conditions of the options granted pursuant thereto.

         As of December 31, 2004, a total of 2,460,000 options to purchase shares of our common stock were outstanding pursuant to the 2003 Option Plan.

         The following table summarizes information concerning stock options granted during the fiscal year ended December 31, 2003 to the named executive officers:

                                        Percent of
                                        Total
                        Number of       options/SARs
                        Securities      granted
                        underlying      to           Exercise
                        options/SARs    employees    or base
                        granted         in fiscal    price        Expiration
Name                    (#)             year         ($/Sh)       date
--------------------------------------------------------------------------------

Randal A. Bailey        200,000          17.17%      $1.10     November 10, 2014
Laurence M. Schreiber   200,000          17.17%      $1.10     November 10, 2014

          No named executive officer exercised options in the fiscal year ended December 31, 2003. The following table presents the number and values of exercisable and unexercisable options as of December 31, 2003:

                                  Number of
                                  securities                   Value of
                                  underlying                unexercised in-
                                  unexercised                  the-money
                                options/SARS at             options/SARs at
                                   FY-end (#)                  FY-end ($)
 Name                      Exercisable/Unexercisable   Exercisable/Unexercisable
--------------------------------------------------------------------------------
Randal A. Bailey                25,000/175,000              $6,000/$42,000
Laurence M. Schreiber           25,000/175,000              $6,000/$42,000


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

          The table below lists the beneficial ownership of our common stock, as of December 31, 2004, by each person known by us to be the beneficial owner of more than 5% of our common stock, by each of our directors and officers, and by all of our directors and officers as a group.

 Name and Address of                  Number of Shares             Percent
 Beneficial Owner                  Beneficially Owned(1)(2)        of Class
-------------------------------------------------------------------------------
Renaissance Capital (4)                 9,642,857(3)               25.16%
8080 N. Central Expressway,
Suite 210-LB59
Dallas, TX 75206

Roaring Fork Capital
 Management, LLC (5)                    2,507,143(3)                8.04%
5310 DTC Parkway, Suite I
Greenwood Village, CO 80111

Lance Doherty                           4,585,758(3)               15.55%
9342 Jeronimo Road
Irvine, CA 92618

Liberty View Special                    6,544,260(3)               16.62%
 Opportunities Fund(6)
111 River Street, Suite 1000
Hoboken, NJ  07030

Financial Entrepreneurs, Inc. (7)       3,383,001(3)               11.68%
300 South 4th Street
Las Vegas, Nevada 89101

David E. Eisenberg Trust (8)            2,950,000(3)                9.70%
520 Madison, 38th Floor
New York, NY 10022

Corsair Capital (9)                     2,892,857(3)                9.16%
350 Madison Ave, 9th Floor
New York, NY 10017

Alpha Capital Aktiengesellschaft(10)    2,758,571(3)                8.79%
Pradafant 7
Furstentums 9490
Vaduz Liechtentstein

Bushido Capital Master Fund, LP(11)     3,139,549(3)                8.87%
275 Seventh Avenue, Suite 2000
New York, NY  10001

Bridges & PIPES, LLC(12)                2,742,681(3)                7.74%
830 3rd Avenue, 14th Floor
New York, NY  10022

Taika Investments, Inc.(13)             2,200,000                   7.67%
Calle Los Mangos C/Alameda
Edificio Los Mangos PB
OFC 1 y 2
La Campina
Caracas 1030
Venezuela

Ronald P. Russo, Jr.                    2,188,456(3)                7.23%
275 Maidson Ave, 6th Floor
New York, NY 10016

Lewis Family Interest, LP (14)          1,950,000(3)                6.63%
520 Madison, 38th Floor
New York, NY 10022

Randal A. Bailey **                       510,357(3)                1.80%
192 Technology, Suite Q
Irvine, CA 92618

Richard H. Keates, M.D.**                 425,000(3)                1.47%
20 Sutton Place South
New York, NY 10022

Laurence Schreiber**                      243,478(3)                   *
192 Technology, Suite Q
Irvine, CA 92618

Norman Schwartz**                         125,664(3)                   *
192 Technology, Suite Q
Irvine, CA 92618

Adam Krupp**                               50,000(3)                   *
535 Eighth Avenue, 14th Floor
New York, NY 10018

All directors and executive
 officers as a group (5 persons)        1,354,499(3)                4.68%

---------
* Denotes less than one percent. ** Denotes Member of the Board of Directors.

(1) Except as set forth, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.
(2) Applicable percentage of ownership is based on 28,677,520 shares outstanding as of December 31, 2004, together with applicable warrants, options and convertible debt for such stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Shares subject to options, warrants and convertible debt currently exercisable/convertible or exercisable/convertible within 60 days after December 31, 2004 are included in the number of shares beneficially owned and are deemed outstanding for purposes of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other stockholder.
(3) Includes shares issuable upon exercise of currently exercisable options or warrants, or conversion of debt.
(4) Controlled by Robert C. Pearson. Includes securities owned by Renaissance US Growth Investment Trust, PLC., Renaissance Capital Growth & Income Fund III, Inc., and BFS US Special Opportunities Trust, PLC.
(5)  Controlled by Gene McCulley.
(6)  Controlled by Ryan Hay
(7)  Controlled by Norton Cooper
(8)  Controlled by David E. Eisenberg
(9) Controlled by Jay Petschek. Includes securites owned by Corsair Capital Partners, LP., Corsair Capital Investors, Ltd., and Corsair Capital Partners 100, LP.
(10) Controlled by Konrad Ackerman
(11) Controlled by Louis Rabman
(12) Controlled by David Fuchs
(13) Controlled by Carlos Fernandez
(14) Controlled by Peter C. Lewis


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         During 2002, VisiJet issued a promissory note for $345,000 to Financial Entrepreneurs Incorporated ("FEI"), one of our principal stockholders. In February of 2003, in connection with the merger, FEI converted the promissory note held by it, plus accrued interest, into 378,997 shares of Common Stock at a conversion rate of $1.00 per share. Also in February 2003, under an agreement entered into in connection with the merger, we agreed to assume a promissory note originally issued to FEI by PNAC prior to the merger in the amount of $193,163. As of September 30, 2004 the outstanding principal amount was $278,886 and accrued interest was $45,791.

         In February of 2003, VisiJet issued 164,319 shares of Common Stock to Randal A. Bailey, its President and Chief Executive Officer, in cancellation of $350,000 of unpaid salary. VisiJet also issued Bailey a two year promissory note for $150,000 in satisfaction of unpaid salary. The note bears interest at a rate of 3.5% per annum, and calls for twenty-four equal monthly installments. At September 30, 2004, the unpaid principal and accrued interest payable on the note were $43,564 and $6,154, respectively.

         In February of 2003, pursuant to an agreement entered into in connection with the merger between Ponte Nossa Acquisition Corp. and VisiJet, FEI cancelled 7,957,000 shares of VisiJet Common Stock owned by it, and VisiJet issued FEI a five year warrant to purchase 1,543,000 shares of Common Stock at an exercise price of $5.00 per share.

         During 2003, and through September 30, 2004, the Company paid finders fees totaling $52,500 and $15,000, respectively, to FEI in connection with amounts raised through private equity placements by the Company. In addition during 2003, the Company recorded consulting expenses totaling $75,000 to FEI, that were added to an outstanding note payable with the corporation, and reimbursed the corporation for travel expenses related to business of the Company totaling $19,279.

         In February 2003, the Company issued five-year warrants to purchase 25,000 shares of its Common Stock at an exercise price of $3.00 per share, to Laurence Schreiber, a director and officer of the Company, pursuant to an agreement entered into in connection with the merger.

         In March of 2003, we began making consulting payments of $2,500 per month to M & N Consulting, a corporation owned by Norman Schwartz, a director of VisiJet, for consulting services provided by Mr. Schwartz. In June of 2003, the payments were increased to $5,000 per month. Through December 31, 2003 consulting fees and related expenses totaling $41,250 and $2,604, respectively, were expensed pursuant to this arrangement, of which $2,500 is included in accounts payable at December 31, 2003. During the nine months ended September 30, 2004 the Company recorded $47,250 in consulting fees pursuant to this agreement, and as of September 30, 2004 $6,500 related to this agreement was included in accounts payable. In addition, in September 2003, VisiJet issued 150,000 shares of Common Stock to M & N Consulting for services provided by Mr. Schwartz in connection with the finalization of the merger with Ponte Nossa. In connection with the issuance of these shares, VisiJet recorded consulting expenses of $225,000, based on the fair market value of the common stock at the date of issuance. Subsequent to the issuance of these shares, beneficial ownership with respect to 100,000 shares was transferred by M & N Consulting to Laurence Schreiber, Secretary/Chief Financial Officer and a Director.

         In February of 2003, VisiJet entered into a consulting agreement with Richard H. Keates, M.D., a director. Pursuant to this agreement, Dr. Keates receives a monthly retainer of $5,000 per month plus a fee of $1,500 per day for consulting work performed. Through December 31, 2003 consulting fees and related expenses totaling $118,000 and $24,581, respectively, were recorded pursuant to this agreement, of which $14,721 is included in accounts payable at December 31, 2003. In January 2004, the agreement was modified to provide for a Monthly retainer of $15,000, and to eliminate the per diem rate. During the nine months ended September 30, 2004 the Company recorded $135,000 of consulting fees in connection with this agreement. As of September 30, 2004, $28,509 related to this agreement was included in accounts payable at September 30, 2004.

         In February 2003, the Company paid consulting fees in the amount of $110,000 to a corporation controlled by Peter Lewis and David Eisenberg, two shareholders, each of whom own beneficially in excess of 5% of the outstanding shares of common stock of the Company, related to services provided in connection with the finalization of the Merger Agreement. In April 2003, the Company entered into a consulting agreement with this corporation pursuant to which, the Corporation is entitled to receive a monthly fee of $15,000, provided however that payment of accrued fees is not payable by the Company until such time as the Company has a minimum cash balance of $2.5 million. Pursuant to this agreement, $135,000 in consulting fees were recorded during both 2003, and for the nine months ended September 30, 2004, and as of September 30, 2004 a total of $270,000 was included in accrued liabilities. During 2003, the Company recorded finders fee expenses totaling $30,000 for amounts earned by Peter Lewis and the corporation, in connection with private equity placements by the Company. Of the total finders fees earned, $15,000 was paid during 2003, and $15,000 is included in accrued expenses at December 31, 2003 and September 30, 2004.

         In July 2003, Richard H. Keates, M.D., a director, purchased 100,000 shares of the Company's common stock in a private placement of equity securities for $100,000. In connection with this investment, Dr. Keates also received 100,000 5-year warrants to purchase common stock at an exercise price of $2.25.

         In November 2003 and October 2004, directors received options to purchase shares of the company's common stock as follows:

Grant Date                 November 10, 2003       October 20, 2004

Exercise Price                   $1.10                   $0.40

   Director                     Options                  Options
   --------                     -------                  -------
Laurence Schreiber              200,000                  200,000
Randal Bailey                   200,000                  200,000
Richard H. Keates, M.D.         200,000                  200,000
Norman Schwartz                  75,000                  100,000
Adam Krupp                       25,000                   25,000

         In April 2004, the Company and FEI entered into an agreement pursuant to which FEI loaned the Company shares owned by FEI, for use by the Company as collateral in subsequent financing transactions. In return, the Company agreed to reduce the exercise price of 1,543,000 warrants previously issued to FEI from $5.00 per share to $1.00 per share. In connection with the warrant re-pricing the Company recorded a non-cash expense of $546,403 during the second quarter based on a Black-Scholes model valuation.

         In April 2004, the Company and Taika Investments, Inc. a corporation that beneficially owns in excess of 5% of the outstanding shares of Common Stock of the Company, entered into an agreement pursuant to which Taika agreed to make available 3 million shares of the Company's common stock, for use by the Company in subsequent financing transactions. In accordance with the terms of this agreement, the Company is obligated to pay interest on the value of shares borrowed (assuming a value of $1.00 per share) based on the LIBOR rate plus 50 basis points, and must return the borrowed shares by November 30, 2004. In January, the Company received a one-year extension, to November 30, 2005, of the date by which any borrowed shares must be returned. In the event of default, the Company has agreed to file a Registration Statement and to return any shares, within 72 hours, that had not previously been returned by the due date. As of September 30, 2004 the Company had borrowed a total of 800,000 shares pursuant to this agreement, and the Company had accrued interest expense totaling $25,725.

         In May 2004 the Company received a working capital advance in the amount of $200,000 from an individual related to the controlling stockholder of FEI, and in June 2004, the advance was repaid.

         In October 1998 VisiJet and SurgiJet, Inc., the former parent company of VisiJet, and an entity controlled by Lance Doherty, who beneficially owns in excess of 5% of the outstanding shares of common stock of the Company, entered into a patent license agreement. This agreement, amended in November 2002, requires VisiJet to pay a royalty of 7% of revenues received from sales of the products utilizing licensed patents and technology, up to $400 million of revenues over the course of the Agreements, and 5% of revenues thereafter. The agreement provides for a minimum royalty of $60,000 per year. To date, the Company has paid a total of $180,000 in minimum royalty payments to SurgiJet, and, as of September 30, 2004 $45,000 in minimum royalty payments were accrued.

         Also, in November 2004, the Company and SurgiJet entered into a litigation settlement agreement pursuant to which the parties agreed to settle all previously outstanding litigation between the two companies, as well as with SurgiJet's principal owners and its subsidiary, DentaJet. In accordance with the settlement agreement, the Company, agreed to pay a total of $579,774, plus accrued interest at an annual rate of 7.5% from August 31, 2004, as full settlement of previously disputed notes payable to SurgiJet and DentaJet and related accrued interest which the Company was carrying on its books in the aggregate amount of $580,718. In addition, the Company agreed to pay a previously disputed note payable to Lance Doherty in the amount of $19,000 plus accrued interest at an annual rate of 10% from December 31, 2002, which the Company was carrying on its books in the aggregate amount of $24,678. In addition, the Company agreed to issue 75,000 shares of its Common Stock to SurgiJet, granted SurgiJet a security interest in all of its assets and agreed to provide SurgiJet with a stipulated judgment, which can only be filed by SurgiJet upon an event of default which remains uncured following 10 days after receipt of written notice of such default. Payments on all obligations due pursuant to the settlement agreement will be made in monthly installments commencing December 1, 2004. The first payment was in the amount of $30,000, and thereafter monthly payments are $20,000 through December 2005, and $25,000 from January 1, 2006 until the obligations are paid in full.

         In June 2004, the Company entered into convertible debenture agreements with Bushido Capital Master Fund, L.P. ("Bushido"), and Bridges & Pipes, LLC ("Bridges & Pipes"), with principal balances of $600,000 and $400,000, respectively. After subtracting related placement agent fees and expenses totaling $120,000, net proceeds to the Company from the aggregate of the $1,000,000 principal balance were $880,000.

         Pursuant to the June 2004 agreements, the debentures bear interest at an annual rate of 8%, which is payable quarterly beginning December 31, 2004, and the principal balance of the debentures was due and payable on June 24, 2006. In addition, the debenture holders received an aggregate of 150,000 shares of the company's common stock, and an aggregate of 750,000 warrants to purchase shares of the Company's common stock, exercisable through June 24, 2009, at an exercise price of $1.50 per share, provided however that the exercise price with respect to an aggregate of 500,000 of the warrants is reduced to $0.60 per share during the period from the date of issuance through the date twelve (12) months after the Securities and Exchange Commission declares effective a registration statement registering the resale of shares underlying the warrants. The debentures were secured by an aggregate of 350,000 shares of the Company's common stock issued by the Company, and the outstanding principal of the debentures was convertible, subject to redemption rights of the Company, into shares of the Company's common stock based on an initial conversion price of $0.50, subject to adjustment as defined in the agreement.

         In connection with these debentures, the Company entered into a Registration Rights Agreement with the debenture holders related to the warrantsand shares underlying the conversion feature of the debentures that required the Company to file a Registration Statement with the Securities and Exchange within 30 days of the closing of the transaction. Due to the Company's failure to file the Registration Statement within 30 days, the Company was not in compliance with this requirement of the agreement.

         In October 2004 the Company received a waiver of the non-compliance in connection with an amendment to the debenture agreements pursuant to which the maturity dates of the debentures were extended to June 24, 2014, the exercise price of the original 750,000 warrants issued in connection with these convertible debenture agreements was reduced to $0.40 per share, the debenture holders received an additional 250,000 warrants at an exercise price of $0.40 per share and the initial conversion price of the debt was reduced to $0.35. In addition, in connection with this amendment, the Company released the 350,000 shares of common stock that was being held as collateral, to the note holders.

         In January 2005 the amended debenture agreements with Bushido and Bridges & Pipes were replaced with new convertible debenture agreements in order to conform the terms of these agreements to the terms of new convertible debenture agreements with an aggregate principal balance of $4,845,000 entered into in January 2005, as described below. Under the replacement agreements, the maturity dates of the debentures were extended to January 14, 2015, and other principal terms (i.e. interest rate, conversion price, warrants issued and warrant exercise price) remained the same as in the amended October agreements described above.

         In July 2004, the Company entered into a convertible debenture agreement with Libertyview Special Opportunities Fund, L.P. ("Libertyview"), with a principal balance of $1,000,000, and received net proceeds of $896,125 after subtracting related placement agent fees and expenses totaling $103,875. Pursuant to the July 2004 agreement, the note bears interest, at an annual rate of 8%, which is due and payable quarterly beginning on October 31, 2004, and the principal balance of the note, plus any accrued and unpaid interest, was due and payable on July 23, 2014, provided however, that on or after July 31, 2007 the Company, at the option of the note holder, may have been obligated to repurchase the note at a price equal to 100% of the outstanding principal and interest. In addition, the debenture holders received warrants to purchase 750,000 shares of the Company's common stock, exercisable through July 23, 2011, at an exercise price of $1.00 per share. In addition, the outstanding principal of the debentures was convertible into shares of the Company's common stock, at the option of the note holder, based on an initial conversion price of $0.54 per share, subject to adjustment as defined in the agreement.

         In connection with these debentures, the Company entered into a Registration Rights Agreement with the debenture holders related to the warrants and shares underlying the conversion feature of the debentures that required the Company to file a Registration Statement with the Securities and Exchange within 30 days of the closing of the transaction. Due to the Company's failure to file the Registration Statement within 30 days, the Company was not in compliance with this requirement of the agreement.

         In October 2004 the Company received a waiver of the non-compliance in connection with an amendment to the debenture agreement pursuant to which the exercise price of the original 750,000 warrants issued in connection with the convertible debenture agreement was reduced to $0.40 per share, the debenture holder received an additional 250,000 warrants at an exercise price of $0.40 per share and the initial conversion price of the debt was reduced to $0.35.

         In January 2005 the amended debenture agreement with Libertyview was replaced with a new convertible debenture agreement in order to conform the terms of the agreement to the terms of new convertible debenture agreements entered into in January 2005 with an aggregate principal balance of $4,845,000, as described below. Under the replacement agreement, the maturity dates of the debenture was extended to January 14, 2015, and other principal terms (i.e. interest rate, conversion price, warrants issued and warrant exercise price) remained the same as in the October amended October agreement described above.

         In December 2004 the Company entered into a debenture agreement with Alpha Capital Aktiengesellschaft ("Alpha")with a principal balance of $500,000. The debenture was due and payable on January 27, 2005, and was convertible into shares of the Company's common stock, at the option of the note holder, based on an conversion price equal to 80% of the closing bid price of the Company's common stock on the date of conversion, in the event that the debenture was not repaid on the scheduled maturity date, or in the event of a default under the agreement. In connection with the debenture, Alpha received 142,857 shares of the Company's common stock, and 5-year warrants to purchase 1,250,000 shares of the Company's common stock at an exercise price of $0.40 per share. In January 2005, the Company repaid the entire $500,000 outstanding principal balance, and the debenture agreement was cancelled.

         In January 2005, the Company entered into convertible debenture agreements with Renaissance Capital ("Renaissance"), Roaring Fork Capital SBIC ("Roaring Fork") and Alpha with principal balances of $2,500,000, $650,000 and $350,000, respectively. The notes bear interest, at an annual rate of 8%, which is due and payable quarterly beginning March 31, 2005. The principal balance of the notes, plus any accrued and unpaid interest is due and payable on January 14, 2015, provided however, that on or after January 14, 2008 the Company, at the option of the note holder, may be obligated to repurchase the note at a price equal to 100% of the outstanding principal and interest. The outstanding principal of the debentures may be converted into shares of the Company's common stock, at the option of the note holder, based on an initial conversion price of $0.35 per share, subject to adjustment as defined in the agreement. In addition, Renaissance received warrants to purchase 2,500,000 shares of the Company's common stock, Roaring Fork received warrants to purchase 650,000 shares of the Company's common stock and Alpha received warrants to purchase 350,000 shares of the Company's common stock, all of which are exercisable through January 14, 2010 at an exercise price of $0.40 per share. Alpha also received 15,714 shares of the Company's stock as a commission.


                            DESCRIPTION OF SECURITIES

          The following summary is a description of our common stock and certain provisions of our Certificate of Incorporation, Bylaws and Delaware law.

GENERAL

         Our authorized capital consists of 100,000,000 shares of common stock, par value $.001 per share and 10,000,000 shares of preferred stock, par value $.001 per share.

Common Stock

         As of December 31, 2004, we had 28,677,520 shares of Common Stock outstanding. Each share is entitled to one vote at all meetings of our stockholders. All shares of our common stock are equal to each other with respect to liquidation rights and dividend rights. There are no preemptive rights to purchase any additional shares of our common stock. In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to receive, on a pro rata basis, all of our assets remaining after satisfaction of all liabilities and preferences of outstanding preferred stock, if any. Neither our Certificate of Incorporation nor our Bylaws contain any provisions which limit or restrict the ability of another person to take over our company.

Preferred Stock

SERIES A CONVERTIBLE PREFERRED

         As of October 15, 2004, we had 450,000 shares of Series A Convertible Preferred Stock ("Series A Preferred Stock")outstanding. The Preferred Stock was issued with an aggregate stated value of $4,500,000 and is nonvoting, except as required by Delaware law. The holders of the Series A Preferred Stock are not entitled to receive any dividends, and the Series A Preferred Stock is convertible, at any time at the holder's option, for a period of three years from the date of issuance, into shares of our Common Stock. The number of shares of Common Stock to be issued upon conversion is determined by dividing the stated value being converted by the conversion price then in effect. The conversion price of the Series A Preferred Stock is the lower of (i) $0.609 per share and (ii) eighty percent of the lowest closing bid price of the Common Stock in the ten trading days preceding the date of conversion, but in no event less than $.18 per share. The conversion price is subject to further adjustment based on anti-dilution provisions. Any shares not previously converted are automatically converted at the expiration of the three year period

OPTIONS AND WARRANTS

         As of October 15, 2004, we had outstanding options to purchase an aggregate of 1,145,000 shares of our Common Stock pursuant to our 2003 Stock Option Plan, at a weighted-average exercise price of $1.10 per share. These options are held by directors, officers, key employees and consultants. As of October 15, 2004, options to purchase 370,000 shares were exercisable.

         As of October 15, 2004 we also have outstanding warrants to purchase 18,749,146 shares of our Common Stock, with a weighted-average exercise price of $1.57 per share.

TRANSFER AGENT

         The transfer agent for our common stock is Nevada Agency and Trust Company, Reno, Nevada.

SHARES ELIGIBLE FOR RESALE

         Future sales of a substantial number of shares of our common stock in the public market could adversely affect market prices prevailing from time to time. Under the terms of this offering, the shares of common stock offered may be resold without restriction or further registration under the Securities Act of 1933, except that any shares purchased by our "affiliates," as that term is defined under the Securities Act, may generally only be sold in compliance with Rule 144 under the Securities Act.

         Certain shares of our outstanding common stock were issued and sold by us in private transactions in reliance upon exemptions from registration under the Securities Act and have not been registered for resale. Additional shares may be issued pursuant to outstanding warrants and options. Such shares may be sold only pursuant to an effective registration statement filed by us or an applicable exemption, including the exemption contained in Rule 144 promulgated under the Securities Act.

          In general, under Rule 144 as currently in effect, a stockholder, including one of our affiliates, may sell shares of common stock after at least one year has elapsed since such shares were acquired from us or our affiliate. The number of shares of common stock which may be sold within any three-month period is limited to the greater of: (i) one percent of our then outstanding common stock, or (ii) the average weekly trading volume in our common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a stockholder who is not our affiliate, who has not been our affiliate for 90 days prior to the sale, and who has beneficially owned shares acquired from us or our affiliate for over two years may resell the shares of common stock without compliance with many of the foregoing requirements under Rule 144.

                              SELLING STOCKHOLDERS

          The shares are being offered by certain selling stockholders. To our knowledge, except as shown in the table below, none of the selling shareholders are broker-dealers, or affiliates of broker-dealers. The selling stockholders may offer and sell up to 49,428,637 shares now owned by them or issuable to them upon the exercise of warrants and conversion of debt.

          The selling stockholders may from time to time offer and sell any or all of the shares that are registered under this prospectus. Because the selling stockholders are not obligated to sell their shares, and because the selling stockholders may also acquire publicly traded shares of our common stock, we cannot estimate how many shares the selling stockholders will own after the offering.

          All expenses incurred with respect to the registration of the shares will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the selling stockholders in connection with the sale of their shares.

          The following table sets forth, with respect to the selling stockholders (i) the number of shares of common stock beneficially owned as of December 31, 2004 and prior to the offering contemplated hereby, (ii) the maximum number of shares of common stock which may be sold by the selling stockholder under this prospectus, and (iii) the number of shares of common stock which will be owned after the offering by the selling stockholder:

                                         Prior to Offering                     After Offering (1)
                                      -----------------------                 --------------------

            Name                       Shares        Percent       Offered      Shares    Percent
  -------------------------            ------        -------       -------      ------    -------
Libertyview Special Opportunities
Fund, LP* (2)                        6,544,260         18.64%      6,544,260        -      0.00%

Renaissance US Growth Investment
Trust, PLC (3)                       3,857,143         11.86%      3,857,143        -      0.00%

BFS US Special Opportunities
Trust, PLC (3)                       3,857,143         11.86%      3,857,143        -      0.00%

Bushido Capital Master Fund LP (4)   3,139,549          9.99%      3,139,549        -      0.00%

Alpha Capital Aktiengesellschaft(5)  2,758,571          8.79%      2,758,571        -      0.00%

Bridges & Pipes LLC (6)              2,742,681          8.80%      2,742,681        -      0.00%

Roaring Fork Capital
SBIC, LP(7)                          2,507,143          8.04%      2,507,143        -      0.00%

Corsair Capital Partners, LP(8)      2,449,286          7.87%      2,449,286        -      0.00%

Ronald P. Russo, Jr.                 2,188,456          7.15%      2,188,456        -      0.00%

Rennaissance Capital Growth &
Income Fund III, Inc.(3)             1,928,571          6.30%      1,928,571        -      0.00%

Stan Chessed                         1,407,000          4.79%      1,407,000        -      0.00%

Gamma Opportunity Capital
Partners (9)                         1,352,632          4.50%      1,352,632        -      0.00%

639604 Ontario Limited(10)           1,250,000          4.18%      1,250,000        -      0.00%

Wyatt Landesmann                       965,000          3.30%        965,000        -      0.00%

Mallos Living Trust(11)                900,000          3.09%        900,000        -      0.00%

Republic Aggressive Growth Fund(12)    848,571          2.87%        848,571        -      0.00%

Little Gem Life Sciences
Fund, LLC (13)                         836,591          2.83%        836,591        -      0.00%

Platinum Long Term Growth (14)         733,332          2.49%        733,332        -      0.00%









                                         Prior to Offering                     After Offering (1)
                                      -----------------------                 --------------------

            Name                       Shares        Percent       Offered      Shares    Percent
  -------------------------            ------        -------       -------      ------    -------

HIT Credit Union (15)                  500,000          1.71%        500,000         -     0.00%

Greenwhich Growth Fund, Ltd.(16)       482,143          1.65%        482,143         -     0.00%

Fridolin Fackelmayer                   400,000          1.39%        400,000         -     0.00%

Marshalarts, LLC (17)                  400,000          1.39%        400,000         -     0.00%

Cethron Property Management Inc.(18)   350,000          1.21%        350,000         -     0.00%

Corsair Capital Investors, Ltd.(8)     347,143          1.20%        347,143         -     0.00%

Rock II, LLC (19)                      333,334          1.15%        333,334         -     0.00%

Stuart Russo                           302,395          1.05%        302,395         -     0.00%

US Euro Securities, Inc.*(20)          243,162          0.84%        243,162         -     0.00%

Brandon D. Cohen                       220,000          0.76%        220,000         -     0.00%

Transcontinental Financial
Resources(21)                          200,000          0.69%        200,000         -     0.00%

Wachovia Securities C/F Charles
 Pierce IRA(22)                        200,000          0.69%        200,000         -     0.00%

Elizabeth Wheeler                      200,000          0.69%        200,000         -     0.00%

Mark Wheeler                           200,000          0.69%        200,000         -     0.00%

Mark M. Wheeler IRA                    200,000          0.69%        200,000         -     0.00%

Zorina Bennett                         200,000          0.69%        200,000         -     0.00%

Charles E. Blair                       200,000          0.69%        200,000         -     0.00%

John P. Dempsey                        200,000          0.69%        200,000         -     0.00%

Stephen & Kathleen Guarino             187,500          0.65%        187,500         -     0.00%

Sattinwood Inc.(23)                    160,000          0.56%        160,000         -     0.00%

Westcap Securities*(24)                150,000          0.52%        150,000         -     0.00%

Shipman & Goodwin LLP Profit
 Sharing Plan FBO James T. Betts(25)   100,000          0.35%        100,000         -     0.00%

James T. Betts, Trustee U/A T.J. and
 H.M. Betts Dated May 26, 1983(25)     100,000          0.35%        100,000         -     0.00%

Roman Feldman & Irina Krym, JTTEN      100,000          0.35%        100,000         -     0.00%

One Six Partners(26)                   100,000          0.35%        100,000         -     0.00%

Goren Brothers LP(27)                  100,000          0.35%        100,000         -     0.00%

Alan Gray                              100,000          0.35%        100,000         -     0.00%

J. Charles Pierce                      100,000          0.35%        100,000         -     0.00%

Olen C. Wilson                         100,000          0.35%        100,000         -     0.00%









                                         Prior to Offering                     After Offering (1)
                                      -----------------------                 --------------------

            Name                       Shares        Percent       Offered      Shares    Percent
  -------------------------            ------        -------       -------      ------    -------

Richard L. Tuch                        100,000          0.35%        100,000         -      0.00%

Richard Payne & Sherry Payne           100,000          0.35%        100,000         -      0.00%

Jon Bolker                             100,000          0.35%        100,000         -      0.00%

Porter Family Trust(28)                100,000          0.35%        100,000         -      0.00%

Brooke Niemi                           100,000          0.35%        100,000         -      0.00%

Douglas G. May                         100,000          0.35%        100,000         -      0.00%

James V. May                           100,000          0.35%        100,000         -      0.00%

Capital Investment Services, Inc.*(29) 100,000          0.35%        100,000         -      0.00%

Asher Gottesman                        100,000          0.35%        100,000         -      0.00%

Corsair Capital Partners 100, LP(8)     96,429          0.34%         96,429         -      0.00%

Martin A. Benowitz                      75,000          0.26%         75,000         -      0.00%

N.J. Olivieri                           75,000          0.26%         75,000         -      0.00%

Smedly Hendrickson                      70,000          0.24%         70,000         -      0.00%

Ascendiant Capital Group, LLC*(30)      60,000          0.21%         60,000         -      0.00%

George Haralanpoudis                    56,156          0.20%         56,156         -      0.00%

Zach Alcyone & Anne Alcyone             50,000          0.17%         50,000         -      0.00%

Felix Aronsky                           50,000          0.17%         50,000         -      0.00%

Daniela Brabner-Smith                   50,000          0.17%         50,000         -      0.00%

Robert M. Campbell Jr.                  50,000          0.17%         50,000         -      0.00%

Hoa Le Duong                            50,000          0.17%         50,000         -      0.00%

Vallery Dubovikov                       50,000          0.17%         50,000         -      0.00%

Steven Efman                            50,000          0.17%         50,000         -      0.00%

Fred Efman                              50,000          0.17%         50,000         -      0.00%

Marvin Schwartz                         50,000          0.17%         50,000         -      0.00%

Vladamir Lieberman                      50,000          0.17%         50,000         -      0.00%

Richard Monka                           50,000          0.17%         50,000         -      0.00%

Mikhail Nemets                          50,000          0.17%         50,000         -      0.00%

Alexander Onik                          50,000          0.17%         50,000         -      0.00%

Roslyn Pinkus and Frank Pinkus          50,000          0.17%         50,000         -      0.00%

Van S. Bohne                            50,000          0.17%         50,000         -      0.00%

Michael Bergman                         50,000          0.17%         50,000         -      0.00%

Michael Hamblett                        50,000          0.17%         50,000         -      0.00%

Larry L. Hood(31)                      246,948          0.86%         46,948    200,000     0.69%

Michael Cimaron                         45,000          0.16%         45,000         -      0.00%









                                         Prior to Offering                     After Offering (1)
                                      -----------------------                 --------------------

            Name                       Shares        Percent       Offered      Shares    Percent
  -------------------------            ------        -------       -------      ------    -------

SBI USA, LLC(15)                        37,500          0.13%         37,500         -      0.00%

Phoenix Capital, Inc.(32)               37,500          0.13%         37,500         -      0.00%

Timothy Roberts                         37,500          0.13%         37,500         -      0.00%

Jay Standish                            30,000          0.10%         30,000          -     0.00%

Alan Stone & Co., Ltd.(33)              27,000          0.09%         27,000         -      0.00%

Thomas DeMele                           25,000          0.09%         25,000         -      0.00%

Robert F. Kull                          25,000          0.09%         25,000         -      0.00%

Ranchers Management Service Inc.
 Profit Sharing Plan(34)                25,000           0.9%         25,000         -      0.00%

Starboard Capital*(35)                  25,000          0.09%         25,000         -      0.00%

Anthony Spatacco                        25,000          0.09%         25,000         -      0.00%

David Bench                             20,000          0.07%         20,000         -      0.00%

Asher & Danielle Weinfeld, JTTEN        19,200          0.07%         19,200         -      0.00%

Kenneth D. & Ethne S. Katz, JTTEN       16,000          0.06%         16,000         -      0.00%

Mordechai & Melanie Smith, JTTEN        16,000          0.06%         16,000         -      0.00%

Hershel & Lara Goulson, JTTEN           16,000          0.06%         16,000         -      0.00%

Simon & Eva Weinfeld, JTTEN             12,800          0.04%         12,800         -      0.00%

Rand Brenner                             9,000          0.03%          9,000         -      0.00%

Tafkid, LLC (36)                         9,000          0.03%          9,000         -      0.00%

----------
 *  Denotes entity that is a broker-dealer or an affiliate of broker-dealer.
(1) For purposes of this table, we have assumed that the Selling Stockholders will sell in this offering all shares offered.
(2) Controlled by Ryan Hay. Includes 5,094,260 shares underlying $1,450,000 principal balance of convertible debt based on initial conversion price of $0.35.
(3) Controlled by Robert Pearson Includes 7,142,857 shares underlying an aggregate $2,500,000 principal balance of convertible debt based on initial conversion price of $0.35.
(4) Controlled by Louis Rabman. Includes 1,714,286 shares underlying $600,000 principal balance of convertible debt based on initial conversion price of $0.35.
(5) Controlled by Konrad Ackerman. Includes 1,428,571 shares underlying $350,000 principal balance of convertible debt based on initial conversion price of $0.35.
(6) Controlled by David Fuchs. Includes 1,571,429 shares underlying $550,000 principal balance of convertible debt based on initial conversion price of $0.35.
(7) Controlled by Gene McCully. Includes 1,857,143 shares underlying $650,000 principal balance of convertible debt based on initial conversion price of $0.35.
 (8) Controlled by Jay Petschek. Includes 2,142,858 shares underlying an aggregate $750,000 principal balance of convertible debt based on initial conversion price of $0.35.
(9) Controlled by Jonathon P. Knight. Includes 857,143 shares underlying $300,000 principal balance of convertible debt based on initial conversion price of $0.35.
(10) Controlled by Melvyn Solmon
(11) Controlled by C. Thomas Mallos and Barbara K. Mallos, trustees.
(12) Controlled by Matt Drillman. Includes 624,571 shares underlying $220,000 principal balance of convertible debt based on initial conversion price of $0.35
(13) Controlled by Jeffrey Benison. Includes 571,428 shares underlying $200,000 principal balance of convertible debt based on initial conversion price of $0.35
(14) Controlled by Mark Nordlitch
(15) Controlled by Shelly Singhal
(16) Controlled by Evan Schemenauer. Includes 357,143 shares underlying $125,000 principal balance of convertible debt based on initial conversion price of $0.35.
(17) Controlled by Dana Marshall Cook
(18) Controlled by Robert I. Adatto
(19) Controlled by Mike Grady
(20) Controlled by Ronald P. Russo, Jr.
(21) Controlled by Kenneth Rubinstein
(22) Controlled by Charles Pierce
(23) Controlled by Yosef Ram
(24) Controlled by Thomas Rubin
(25) Controlled by James T. Betts
(26) Controlled by Robert Gopen
(27) Controlled by James G. Goren and Alexander M. Goren
(28) Controlled by Sanford Porter, trustee
(29) Controlled by Robert J. Escobio
(30) Controlled by Bradley J. Wilhite
(31) Mr. Hood is VisiJet's Chief Engineer.
(32) Controlled by Roger Tischenor
(33) Controlled by Alan Stone
(34) Controlled by Robert L. Kull
(35) Controlled by Anthony Spatacco
(36) Controlled by Antony Gordon

                              PLAN OF DISTRIBUTION

GENERAL

     Shares of common stock offered through this prospectus may be sold from time to time directly by the selling stockholders or, alternatively, through underwriters, broker-dealers or agents. If the shares are sold through underwriters, broker-dealers or agents, the selling stockholders will be responsible for underwriting discounts or commissions or agents' commissions. Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Sales may be effected in transactions (which may involve block transactions) (i) in the over-the-counter market, (ii) on any securities exchange or quotation service on which the shares may be listed or quoted at the time of sale, (iii) in transactions otherwise than in the over-the- counter market or on such exchanges or services, or (iv) through the writing of options. In connection with sales of shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares in the course of hedging positions they assume. The selling stockholders may also sell our common stock short and deliver shares to close out short positions, or loan or pledge shares to broker-dealers that in turn may sell such securities.

     The selling stockholders will act independently from us in making decisions with respect to the manner, timing, price and size of each sale. The selling stockholders may sell the shares in any manner permitted by law, including one or more of the following:

     * a block trade in which a broker-dealer engaged by a selling stockholder will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

     * purchases by a broker-dealer as principal and resale by such broker-dealer for its account under this prospectus;

     * an over-the-counter distribution in accordance with the rules of the OTC Bulletin Board;

     * ordinary brokerage transactions in which the broker solicits purchasers; and

     *    privately negotiated transactions.

     In the event that the sale of any shares covered by this prospectus qualifies for an exemption from the registration requirements of the Securities Act, such shares may be sold pursuant to that exemption rather than pursuant to this prospectus.

USE OF UNDERWRITERS, BROKERS, DEALERS OR AGENTS

     If the selling stockholders effect sales of shares through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). Any brokers, dealers or agents that participate in the distribution of the shares may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

     If a selling stockholder sells shares through an underwriter, broker, dealer or agent, it may agree to indemnify such underwriter, broker, dealer or agent against certain liabilities arising from such sale, including liabilities arising under the Securities Act.

PENNY STOCK RULE

THE "PENNY STOCK RULE" COULD MAKE IT DIFFICULT FOR BROKERS AND DEALERS TO TRADE IN OUR STOCK, WHICH COULD CAUSE THE MARKET FOR OUR STOCK TO BE LESS LIQUID, WHICH COULD CAUSE THE PRICE OF OUR STOCK TO DECLINE.

     Trading of our common stock on the OTC Bulletin Board may be subject to certain provisions of the Securities Exchange Act of 1934, commonly referred to as the "penny stock" rule. A penny stock is generally defined to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. If our stock is deemed to be a penny stock, trading in our stock will be subject to additional sales practice requirements on broker-dealers. These may require a broker dealer to:

     * make a special suitability determination for purchasers of our shares;

     * receive the purchaser's written consent to the transaction prior to the purchase; and

     * deliver to a prospective purchaser of our stock, prior to the first transaction, a risk disclosure document relating to the penny stock market.

     Consequently, penny stock rules may restrict the ability of broker- dealers to trade and/or maintain a market in our common stock. Also, prospective investors may not want to get involved with the additional administrative requirements, which may have a material adverse effect on the trading of our shares.

                                  LEGAL MATTERS

     The validity of the issuance of the common stock offered hereby will be passed upon for us by Haddan & Zepfel LLP, Newport Beach, California.

                                     EXPERTS

     The financial statements of VisiJet as of and for the years ended December 31, 2003 and 2002, appearing in this prospectus have been audited by Peterson & Co., LLP, Certified Public Accountants, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

     VisiJet files current, quarterly and annual reports with the SEC on forms 8-K, 10-QSB and 10-KSB. VisiJet has filed with the SEC under the Securities Act of 1933 a registration statement on Form SB-2 with respect to the shares being offered in this offering. This prospectus does not contain all of the information set forth in the registration statement, certain items of which are omitted in accordance with the rules and regulations of the SEC. The omitted information may be inspected and copied at the Public Reference Room maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at HTTP://WWW.SEC.GOV. Copies of such material can be obtained from the public reference section of the SEC at prescribed rates. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete and in each instance reference is made to the copy of the document filed as an exhibit to the registration statement, each statement made in this prospectus relating to such documents being qualified in all respect by such reference.

     For further information with respect to VisiJet and the securities being offered hereby, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

                                  VISIJET, INC.

                          (A Development Stage Company)

                    AUDITED CONSOLIDATED FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                                       AND

                   UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                 FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2004

                                      INDEX
                                      -----
                                                                            Page
                                                                            ----

Independent Auditor's Report                                                 45

Balance Sheets, December 31, 2003 and 2002                                   46

Statements of Operations for the years ended December 31, 2003 and
     2002 and for the period February 2, 1996 (inception) to
     December 31, 2003                                                       47

Statements of Changes in Stockholders' Deficit for the years ended
     December 31, 2003 and 2002                                              48

Statements of Cash Flows for the years ended December 31, 2003 and 2002 and for the period February 2, 1996 (inception) to
     December 31, 2003                                                       49

Notes to Financial Statements, December 31, 2003                             50

Balance Sheets, September 30, 2004 (unaudited) and December 31, 2003         67

Unaudited Statements of Operations for the Three and Nine Months
    Ended September 30, 2004 and 2003                                        68

Unaudited Statements of Cash Flows for the Nine Months
     Ended September 30, 2004                                                69

Unaudited Statements of Changes in Stockholders' Deficit for the nine months September 30, 2004

Notes to Unaudited Financial Statements                                      70

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors and Stockholders
VISIJET, INC.
(A Development Stage Company)
Irvine, California

We have audited the accompanying balance sheets of VisiJet, Inc. (A Development Stage Company) as of December 31, 2003 and 2002, and the related statements of operations, shareholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of VisiJet, Inc. (A Development Stage Company) as of December 31, 2003 and 2002 and the results of its operations and its cash flows for the years then ended and for the period from February 2, 1996 (inception) to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the financial statements, VisiJet, Inc. (A Development Stage Company) has reported accumulated losses during the development stage aggregating $10,776,219 and without additional financing, lacks sufficient working capital to fund operations beyond March 2004, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classifications of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ Peterson & Co., LLP
March 26, 2004 (except for Note 14 for which
   the date is April 14, 2004)

                                       VisiJet, Inc.
                               (A development stage company)
                                       Balance Sheets


                                                                                       December 31,
                                                                                   2003            2002
                                                                              -------------   -------------
ASSETS

Current assets:
     Cash and cash equivalents                                                $     35,879    $        960
     Prepaid expenses                                                               88,749              --

                                                                              -------------   -------------
        Total current assets                                                       124,628             960

     Property and equipment, net                                                   104,440          47,443

     Patents and trademarks, net                                                    97,244              --
                                                                              -------------   -------------

        Total assets                                                          $    326,312    $     48,403
                                                                              =============   =============

LIABILITIES AND SHAREHOLDER'S DEFICIT

Current liabilities:
     Accounts payable                                                         $    679,885    $    196,985
     Compensation settlement agreement - current portion                            86,708         595,833
     Accrued interest                                                              109,232         160,837
     Accrued expenses                                                              481,106         130,469
     Royalty payable                                                                60,000          60,000
     Notes payable to related parties                                              681,442       1,543,843
     Notes payable - current portion                                                14,000              --
                                                                              -------------   -------------
        Total current liabilities                                                2,112,373       2,687,967

     Compensation settlement agreement, net of current portion                      17,458         104,167
     Notes payable to related parties, net of current portion                       87,144              --
                                                                              -------------   -------------
        Total liabilities                                                        2,216,975       2,792,134
                                                                              -------------   -------------

Shareholders' deficit:
     Common stock, no par value; no shares authorized or issued at December 31,
        2003, and 10,000,000 shares authorized;
        7,997,735 shares issued and outstanding at December 31, 2002,                   --         615,248
     Common stock, 50,000,000 shares authorized, $.001 par value,
        21,691,163 shares issued and outstanding at December 31, 2003, and
        no shares authorized or issued at December 31, 2002                         21,691              --
     Preferred stock, 10,000,000 shares authorized, $.001 par value, no shares outstanding at December 31, 2003 and no shares authorized
        or issued at December 31, 2002                                                  --              --
     Preferred stock, no par value; 5,000,000 shares authorized;
        no shares outstanding at December 31, 2003
        140,306 Series A shares issued and outstanding at December 31,2002,             --         550,000
        no shares outstanding at December 31, 2003
        636,364 Series B shares authorized; 363,946 shares issued and
        outstanding at December 31, 2002,                                               --       1,908,088
     Additional paid in capital                                                  7,845,365
     Common stock subscriptions                                                  1,018,500              --
     Deficit accumulated during development stage                              (10,776,219)     (5,817,067)
                                                                              -------------   -------------
        Shareholders' deficit                                                   (1,890,663)     (2,743,731)
                                                                              -------------   -------------
Total liabilities and shareholders' deficit                                   $    326,312    $     48,403
                                                                              =============   =============

The accompanying notes are an integral part of these financial statements


                                            VisiJet, Inc.
                                    (A development stage company)
                                      Statements of Operations


                                                                                   For the period
                                                Twelve months ended December 31,  February 2, 1996
                                                                                   (inception) to
                                                    2003              2002          Dec 31, 2003
                                                -------------     -------------     -------------
Operating expenses:
     General and administrative expenses        $  3,736,604      $    751,717      $  5,568,736
     Research and development expenses             1,256,259           294,736         4,858,009
                                                -------------     -------------     -------------
          Total operating expenses                 4,992,863         1,046,453        10,426,745
                                                -------------     -------------     -------------
Loss from operations                              (4,992,863)       (1,046,453)      (10,426,745)
Other income (expense):
     Interest income                                     455                                 455
     Interest expense                                (56,247)         (131,319)         (364,245)
     Gain on debt restructure                         90,303                              90,303
     Loss on judgment                                                                    (21,483)
     Loss on disposal of assets                                        (48,104)          (48,104)
                                                -------------     -------------     -------------
          Total other expense                         34,511          (179,423)         (343,074)
                                                -------------     -------------     -------------
Loss before provision for taxes                   (4,958,352)       (1,225,876)      (10,769,819)
Provision for Income taxes                               800               800             6,400
                                                -------------     -------------     -------------
Net loss                                        $ (4,959,152)     $ (1,226,676)     $(10,776,219)
                                                =============     =============     =============

Net loss per common share - basic and diluted   $      (0.27)     $      (0.16)     $      (2.01)
                                                =============     =============     =============
Basic and diluted weighted average
number of common shares outstanding               18,606,352         7,811,809         5,351,763
                                                =============     =============     =============

The accompanying notes are an integral part of these financial statements



                                                            VisiJet, Inc.
                                                   (A development stage company)
                                                 Statement of Shareholders' Equity
                                                                                                        Deficit
                                                                                                      Accumulated         Net
                               Common Stock         Preferred Stock         Common       Additional    during the
Shareholders'
                        ----------------------- -----------------------     Stock         Paid In      Development       Equity
                          Shares      Amount       Shares     Amount      Subscription    Capital         Stage
(Deficit)
                          ------------  ----------  ---------  ------------  ------------- ------------  -------------  ------------


Balance,
 December 31, 2001          7,673,401   $ 608,761    504,252   $ 2,458,088             --           --   $ (4,590,391)  $(1,523,542)
                          ============  ==========  =========  ============  ============= ============  =============  ============

Common stock issued
 for services                 324,334       6,487         --            --             --           --   $ (1,226,676)  $(1,220,189)
                          ------------  ----------  ---------  ------------  ------------- ------------  -------------  ------------
Balance,
 December 31, 2002          7,997,735   $ 615,248    504,252   $ 2,458,088             --           --   $ (5,817,067)  $(2,743,731)
                          ============  ==========  =========  ============  ============= ============  =============  ============
Common stock issued
 for consideration
 of merger, net of
 shares cancelled           6,084,000       6,084         --            --             --  $     8,058             --        14,142
Common stock issued
 in connection with
 private placement
 and debt conversion        3,528,481       3,528         --            --             --    1,130,152             --     1,133,680
Common stock issued
 upon conversion of
 preferred shares             826,530    (606,424)  (504,252)   (2,458,088)            --    3,064,512             --            --
Common stock issued in
 connection with debt
 conversion                   378,997         379         --            --             --      378,618             --       378,997
Common stock issued in
 connection with
 settlement agreements        211,267         211         --            --             --      449,789             --       450,000
Common stock issued for
 services                      60,069          60         --            --             --        1,141             --         1,201

Common stock canceled        (204,409)       (204)        --            --             --          204             --            --

Common stock issued
 in connection with
 post-merger placements     2,712,500       2,713         --            --             --    2,689,777             --     2,692,490

Costs of private
 placements                        --          --         --            --             --     (228,700)            --      (228,700)

Common stock given
 for services                 150,000         150         --            --             --      224,850             --       225,000

Common stock
 subscriptions                     --          --         --            --   $  1,018,500           --             --     1,018,500

Merger shares
 reconciliation               (54,007)        (54)        --            --             --           54             --            --

Warrants issued
 for services                      --          --         --            --             --       33,483             --        33,483

Options issued
 for services                      --          --         --            --             --       93,427             --        93,427

Net Loss                           --          --         --            --             --           --     (4,959,152)   (4,959,152)

                          ------------  ----------  ---------  ------------  ------------- ------------  -------------  ------------
Balance,
 December 31, 2003         21,691,163   $  21,691         --            --   $  1,018,500  $ 7,845,365   $(10,776,219)  $(1,890,663)
                          ============  ==========  =========  ============  ============= ============  =============  ============

The accompanying notes are an integral part of these financial statements

                                                                 48

                                                 VisiJet, Inc.

                                         (A development stage company)
                                           Statements of Cash Flows

                                                                                                   For the period
                                                                                                  February 2, 1996
                                                                  Twelve months ended December 31, (inception) to
                                                                       2003             2002      December 31, 2003
                                                                   -------------   -------------   -------------
Cash flows from operating activities
   Net loss                                                        $ (4,959,152)   $ (1,226,676)   $(10,776,219)
Adjustment to reconcile net loss to net
cash used by operating activities:
Depreciation                                                             23,949          13,627         312,311
Loss from disposal of fixed assets                                           --          48,104          48,104
Common stock issued for services                                        353,111           6,487         455,468
   Gain from Debt Restructure                                           (90,303)             --         (90,303)
Changes in assets and liabilities:                                           --              --
   Prepaid expenses                                                     (88,749)             --         (88,749)
   Accounts payable and other accrued expenses                          482,900         (33,172)        679,885
   Compensation settlement agreement                                   (145,834)        291,651         104,166
   Royalties payable                                                         --          60,000          60,000
   Foreign exchange effect on notes payable                               3,121              --           3,121
   Accrued fees                                                         180,848              --         181,648
   Accrued paid time off                                                 55,191              --          55,191
   Accrued judgment                                                      39,598              --         169,267
   Accrued patent payable                                                75,000              --          75,000
   Accrued interest                                                      40,044          42,389         200,881
                                                                   -------------   -------------   -------------
Net cash used by operating activities                                (4,030,276)       (797,590)     (8,610,229)
                                                                   -------------   -------------   -------------

Cash flows from investing activities
   Acquisition of property and equipment                                (78,190)         (4,633)       (462,099)
   Acquisition of patents                                              (100,000)             --        (100,000)
                                                                   -------------   -------------   -------------
Net cash used in investing activities                                  (178,190)         (4,633)       (562,099)
                                                                   -------------   -------------   -------------

Cash flows from financing activities
   Advance from related party                                           337,543         830,665       1,908,868
   Repayment of advances from related parties                          (185,138)        (27,482)       (212,620)
   Repayment of notes payable                                           (20,000)             --         (20,000)
   Proceeds from issuance of common stock, net                        3,027,790              --       3,990,681
   Proceeds from common stock subscriptions                           1,018,500              --       1,018,500
   Proceeds from issuance and conversion of preferred stock, net             --              --       2,458,088
   Cash acquired in reverse merger                                       30,693              --          30,693
   Interest converted to equity in connection with merger                33,997              --          33,997

                                                                   -------------   -------------   -------------
Net cash provided by financing activities                             4,243,385         803,183       9,208,207
                                                                   -------------   -------------   -------------

Net increase in cash                                                     34,919             960          35,879

Cash, beginning of period                                                   960              --              --

                                                                   -------------   -------------   -------------
Cash, end of period                                                $     35,879    $        960    $     35,879
                                                                   =============   =============   =============

Supplemental disclosures of cash flow information
Conversion of Debt to Equity                                          1,398,677
 Conversion of Series A preferred stock to common stock                 550,000
Conversion of Series B preferred stock to common stock                1,908,088
Fair value of net liabilities assumed at date of reverse merger         189,458

The accompanying notes are an integral part of these financial statements

                                  VISIJET, INC.
                         (A DEVELOPMENT STAGE COMPANY )
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - NATURE OF OPERATIONS
-----------------------------

         VisiJet, Inc. ("VisiJet", or "the Company"), a Delaware corporation, is a development stage company engaged in the research and development of surgical equipment for use in the field of ophthalmology based on proprietary waterjet technology. Potential customers include physicians, surgical centers and hospitals. The Company's efforts through December 31, 2003, have been principally devoted to organizational activities, raising capital and research and development efforts. To date, the Company has not received any revenues from product sales.

         HISTORY AND MERGER

         The Company was incorporated in California on February 2, 1996 as a wholly owned subsidiary of SurgiJet, Inc ("SurgiJet"). In May 1999, the Company was spun off from SurgiJet through a distribution of common stock to its shareholders, after which SurgiJet had no remaining ownership interest in the Company. In connection with this spin-off transaction, certain operating assets and liabilities were assumed by the Company.

         On February 11, 2003 the Company completed a merger with Ponte Nossa Acquisition Corp., a Delaware corporation incorporated in 1997 ("PNAC"). Pursuant to the merger agreement between VisiJet and PNAC (the "Merger Agreement"), the Company became a wholly owned subsidiary of PNAC. Since this transaction resulted in the shareholders of VisiJet acquiring a majority of the outstanding shares of PNAC, for financial reporting purposes the business combination was accounted for as a recapitalization of PNAC (a reverse acquisition with the Company as the accounting acquirer). Subsequently, PNAC changed its name to VisiJet, Inc. See Note 7.

         As a result of the merger, the following assets were acquired and liabilities were assumed:

                  Assets:
                    Cash                                       $   30,693
                  Liabilities:
                    Notes payable to related parties             (220,151)
                                                               -----------

                  Net liabilities assumed                      $ (189,458)
                                                               ===========

         GOING CONCERN

         The Company has incurred net operating losses since inception, has generated no revenue, and has working capital and stockholders' deficits. The Company is likely to incur substantial and increasing operating losses as it continues its research and development efforts until such time, if ever, as product sales, royalties, license and development and other fees can generate sufficient revenue to fund its continuing operations. The Company's future capital requirements will depend on many factors, including but not limited to the Company's ability to finalize development and successfully market its waterjet technology, overall product development costs including the cost of clinical trials and competing technological and market developments.

         To address the going concern issue, the Company has been attempting to secure additional financing that will be adequate to fund its operations until such time as sufficient revenue from product sales or other operating activities are being generated. In this regard, as discussed in more detail in Note 14, in April 2004, the Company entered into two stock purchase agreements, that if finalized and funded, would result in initial gross proceeds to the Company of $9.5 million. Completion of this financing, and receipt of funding by the Company, is contingent on the effectiveness of a Registration Statement, which the Company has recently filed with the United States Securities and Exchange Commission covering the resale of the shares of common stock and the shares of common stock underlying the warrants. Whereas the Company believes that the funding contemplated by these stock purchase agreements will be obtained in a timely manner, there can be no assurances that the Registration Statement will be declared effective, or that the anticipated proceeds will be received by the Company.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

         RESEARCH AND DEVELOPMENT COSTS

         Research and development costs are charged to expense as incurred. Certain corporate overhead expenses, such as professional fees, salaries, rent and travel are allocated to research and development based on estimates made by management.

         STOCK-BASED COMPENSATION

         The Company measures compensation expense related to the grant of stock options and stock-based awards to employees in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, under which compensation expense, if any, is generally based on the difference between the exercise price of an option, or the amount paid for the award and the market price or fair value of the underlying common stock at the date of the award. Stock-based compensation arrangements involving non-employees are accounted for under Statement of Financial Accounting Standards ("SFAS") No. 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION," under which such arrangements are accounted for based on the fair value of the option or award. The Company adopted the disclosure requirements of SFAS No. 148, "ACCOUNTING FOR STOCK-BASED COMPENSATION - TRANSITION AND DISCLOSURE," an amendment of SFAS No. 123 as of January 1, 2003, which require certain disclosures about stock-based employee compensation plans in an entity's accounting policy note.

         Those disclosures include a tabular format of pro forma net income and, if applicable, earnings per share under the fair value method if the intrinsic value method is used in any period presented.

         The adoption of SFAS No. 148 did not have a material impact to these consolidated financial statements and the disclosure requirements are included below.

         On November 10, 2003, the Board of Directors adopted the VisiJet, Inc. 2003 Stock Option Plan. The Option Plan provides for the grant of incentive and non-qualified stock options to selected employees, the grant of non-qualified options to selected consultants and to directors and advisory board members. The Option Plan is administered by the Compensation Committee of the Board of Directors and authorizes the grant of options for 3,000,000 shares. The Compensation Committee determines the individual employees and consultants who participate under the Plan, the terms and conditions of options, the option price, the vesting schedule of options and other terms and conditions of the options granted pursuant thereto.

         During the fourth quarter of 2003, the Company issued 125,000 stock options to consultants to purchase the Company's common stock in exchange for services rendered. The Company has accounted for these issuances in accordance with SFAS No. 123 and has recorded an expense of $93,427 representing the fair value of the options using a Black-Scholes option-pricing model. The options are exercisable at price of $1.10 per share and have a term of 10 years.

         Also during the fourth quarter of 2003, the Company issued options to employees and directors to purchase 1,040,000 shares of its common stock, at an exercise price of $1.10. All options granted during the period have a term of ten years and were issued at an exercise price equal to the market value of the underlying stock at the date of grant. As of December 31, 2003 a total of 1,165,000 options to purchase shares of the Company's common stock were outstanding pursuant to the 2003 Plan.

         A summary of changes in common stock options during 2003 and 2002 follows:

                                           Number of   Weighted Average  Exercisable
                                             Shares     Exercise Price     Shares
                                           -----------------------------------------
         Outstanding at December 31, 2002          --           --              --
               Granted                      1,165,000     $   1.10         390,000
               Forfeited                           --           --              --
               Cancelled                           --           --              --
         Outstanding at December 31, 2003   1,165,000     $   1.10         390,000

         SFAS No. 123 requires the Company to provide pro forma information regarding net income (loss) and income (loss) per share as if compensation cost for the Company's stock option issuances had been determined in accordance with the fair value based method prescribed in SFAS No. 123. The Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model with the following assumptions used for grants in fiscal 2003: dividend yield of zero percent, risk-free interest rate of 3.29%, expected life of five years, and expected volatility of 83.82%.

         Under the accounting provisions of SFAS No. 123, as amended by SFAS No. 148, the Company's pro forma net loss and loss per share for the years ended December 31, 2003 and 2002 would have been as follows:

                                                     2003               2002
                                                     ----               ----
          Net Loss:
              As reported                        $ (4,959,152)     $ (1,226,676)
              SFAS No. 123 effect                    (308,724)               --
                                                 -------------     -------------
         Pro forma net loss                      $ (5,267,876)     $ (1,226,676)
                                                 =============     =============

          Loss per share:
              As reported                        $      (0.27)     $      (0.16)
                                                 =============     =============
              Pro forma                          $      (0.28)     $      (0.16)
                                                 =============     =============

         Basic and diluted weighted
           average shares outstanding              18,606,352         7,811,809
                                                 =============     =============

         The following table summarizes information about stock options outstanding at December 31, 2003:

                                   Weighted
                                    Average     Weighted               Weighted
                                   Remaining    Average                Average
            Exercise     Number      Life in    Exercise    Number     Exercise
             Price    Outstanding    Years       Price    Exercisable   Price
             -----    -----------    -----       -----    -----------   -----

             $1.10     1,165,000     9.83        $1.10      390,000     $1.10

         SEGMENT INFORMATION

         The Company complies with SFAS No. 131, "DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION" that requires public business enterprises to report information regarding reportable operating segments. SFAS No. 131 supersedes SFAS No. 14, "FINANCIAL REPORTING FOR SEGMENTS OF A BUSINESS ENTERPRISE."

         During 2003 and 2002, the Company had only one primary business unit, the research and development of ophthalmic surgical instruments. Accordingly, separate operating segment information is not being presented.

         DEPRECIATION

         Depreciation of property and equipment is computed using the straight-line method over estimated useful lives ranging from three to five years.

         USE OF ESTIMATES

         The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

         IMPAIRMENT OF LONG-LIVED ASSETS

         The Company reviews long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

         LOSS PER SHARE

         The Company calculates loss per share in accordance with SFAS No. 128, "EARNINGS PER SHARE," and Securities and Exchange Commission ("SEC") Staff Accounting Bulletin ("SAB") No. 98. Accordingly, basic loss per share is computed using the weighted average number of common shares and diluted loss per share are computed based on the weighted average number of common shares and all common equivalent shares outstanding during the period in which they are dilutive. Common equivalent shares consist of shares issuable upon the exercise of stock options, using the treasury stock method, or warrants; common equivalent shares are excluded from the calculation if their effect is anti-dilutive.

         INCOME TAXES

         The Company utilizes the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

         RECLASSIFICATIONS

         Certain reclassifications have been made to the financial statements of the prior year and for the period February 2, 1996 (inception) to December 31, 2003 in order to conform to current year presentation.

         RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

         In November 2002, the FASB issued Interpretation No. 45, "GUARANTOR'S ACCOUNTING AND DISCLOSURE REQUIREMENTS FOR GUARANTEES, INCLUDING INDIRECT GUARANTEES OF INDEBTEDNESS OF OTHERS" - an interpretation of SFAS Nos. 5, 57 and 107 and rescission of FASB Interpretation No. 34. This Interpretation elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions of this Interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. Implementation of these provisions of the Interpretation is not expected to have a material impact on the

         Company's consolidated financial statements. The disclosure requirements of the Interpretation are effective for financial statements of interim or annual periods ended after December 15, 2002, and have been adopted in the accompanying consolidated financial statements with no additional disclosure required.

         In December 2002, FASB issued SFAS No. 148, ACCOUNTING FOR STOCK-BASED COMPENSATION, TRANSITION AND DISCLOSURE ("SFAS 148"). SFAS 148 amends the disclosure requirements of SFAS No. 123 "Accounting for Stock-Based Compensation" ("SFAS 123") to require prominent disclosures in both interim and annual financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS 148 also amends SFAS 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. As the Company has decided not to voluntarily adopt the SFAS 123 fair value method of accounting for stock-based employee compensation, the new transition alternatives of SFAS 148 will not have a material impact on its financial position or results of operations. The Company adopted the quarterly footnote disclosure of the fair value based method of accounting for stock-based employee compensation as of the beginning of fiscal 2003, although no options were issued by the Company until the fourth quarter of 2003.

NOTE 3 - PROPERTY AND EQUIPMENT
-------------------------------

         At December 31, property and equipment consist of the following:

                                                           2003          2002
                                                        ----------    ----------
                  Computer and test equipment           $  82,584     $  21,833
                  Furniture and fixtures                   33,505        16,067
                  Trade show equipment                     47,002        47,002
                                                        ----------    ----------
                                                          163,091        84,902
                  Less: Accumulated depreciation          (58,651)      (37,459)
                                                        ----------    ----------
                                                        $ 104,440     $  47,443
                                                        ==========    ==========

         Depreciation expense for the years ended December 31, 2003 and 2002 amounted to $21,193 and $13,627, respectively. Depreciation expense for the period from February 2, 1996 (inception) to December 31, 2003 was $309,555.

NOTE 4 - LICENSE AGREEMENT
--------------------------

         During 2003, the Company entered into a license agreement with the inventor of a patented technology through which the Company obtained exclusive worldwide rights for all medical applications for the technology that provides for the sterile flow of fluid through a surgical water jet apparatus. The purchase price of the license has been capitalized and is being amortized on a straight-line basis over the remaining life of the patent. The license agreement provides for royalty payments based on the sale of products utilizing licensed technology and for minimum annual royalty payments. See Note 6 - Commitments.

         At December 31, license agreements consist of:

                                                           2003           2002
                                                         ----------    ---------
                  License agreements                     $ 100,000     $     --
                  Less: accumulated amortization            (2,756)          --
                                                         ----------    ---------
                                                         $  97,224     $     --
                                                         ==========    =========

         Amortization expense for the years ended December 31, 2003 and 2002 amounted to $2,756 and $0, respectively. Amortization expense for the period from February 2, 1996 (inception) to December 31, 2003 was $2,756.

NOTE 5 - NOTES PAYABLE - RELATED PARTIES
----------------------------------------

         SURGIJET, INC.

         On October 23, 1998, the Company issued a demand promissory note in the amount of $400,000 in favor of SurgiJet, Inc., a company then related through common shareholders. Interest accrued on the unpaid principal at a variable interest rate based on the prime rate totaled $139,955 on February 11, 2003. In connection with the Merger Agreement, an amendment to the note was executed on February 11, 2003 under which the accrued interest was reduced to $49,652 and scheduled principal and interest payments were established. Under the amended note, the first payment of $30,000 was due on February 11, 2003 with equal monthly installments of $15,000, including interest due on the first of each month, and all outstanding principal and interest is due and payable upon successful completion of the Company's 2002 financial statements. As a result of the amendment, the Company recorded a $90,303 gain based on the difference between the total accrued interest expense included on the amended note and the total interest of $139,955 previously accrued. Through December 31, 2003 payments totaling $45,000 were made by the Company, resulting in an outstanding principal balance of $360,976 at December 31, 2003, of which $87,144 is classified as long-term debt, and accrued interest payable of $43,676.

         As discussed more fully at Note 11, the validity of the underlying note, as well as the amended note is disputed by the Company, and is a subject of on-going litigation between the Company and SurgiJet. Pending the outcome of the litigation, the Company ceased making scheduled payments on this note.

         DENTAJET, INC.

         During 2002, the Company entered into a promissory note for a principal sum of $91,000, plus interest at the rate of 10% per annum with DentaJet Inc. ("DentaJet"), a Company then related through common shareholders. During 2002, the Company borrowed an additional $70,000 from, and made payments totaling $27,482 to DentaJet, resulting in an outstanding principal balance of $133,518 at December 31, 2002. Interest expense related to this note totaling $9,567 was recorded by the Company in 2002, and was included in accrued interest payable at December 31, 2002. During 2003, the Company borrowed an additional $2,000 from DentaJet, and recorded interest expense totaling $15,178 related to this note. As of December 31, 2003 the outstanding principal balance and accrued interest payable on this noted totaled $135,518 and $24,745, respectively. Pursuant to the Merger Agreement, the loan is due and payable upon successful completion of an independent audit of the Company's 2002 financial statements.

         As discussed more fully at Note 11, the validity of this note is being disputed by the Company, and is a subject of on-going litigation between the Company and SurgiJet.

         FINANCIAL ENTREPRENEURS, INC. ("FEI")

         During 2002 the Company entered into a promissory note agreement with FEI, a significant shareholder of the Company. The note was due on demand and was non-interest bearing. In connection with the Merger Agreement, FEI converted the outstanding note balance at the date of the merger, $378,997 into 378,997 shares of the Company's common stock. There was no beneficial conversion feature on this note.

         In connection with the Merger Agreement, the Company assumed a promissory note during 2003 originally entered into between PNAC and FEI during 2002. The note is payable on demand and bears interest at an annual rate of 7.5%. Upon consummation of the merger in February 2003, the outstanding principal and accrued interest payable balances were $206,649 and $11,462, respectively. During 2003, the Company added net borrowings of $43,476 to the note, and accrued additional interest expense of $17,072, resulting in an outstanding principal balance and accrued interest payable balances at December 31, 2003 of $250,125 and $28,534, respectively.

         SHAREHOLDERS

         During 2002, the Company entered into a promissory note with Lance Doherty, a significant shareholder of the Company, for a principal sum of $19,000 plus interest at the rate of 10% per annum. As of December 31, 2003 the outstanding principal balance of this note was $19,000, and accrued interest payable totaled $3,920. Pursuant to the Merger Agreement, this note is due and payable upon successful completion of an independent audit of the Company's 2002 financial statements. As discussed more fully at Note 11, the validity of this note is being disputed by the Company, and is a subject of on-going litigation between the Company and Mr. Doherty.

         In addition, during 2002 the Company recorded a liability of $2,967 related to expenses paid by Rex Doherty, a significant shareholder of the Company. Pursuant to the Merger Agreement, this liability, plus interest at the rate of 10% per annum, is due and payable upon successful completion of an independent audit of the Company's 2002 financial statements. At December 31, 2003, the outstanding liability and accrued interest payable related to this debt are $2,967 and $298, respectively. As discussed more fully at Note 11, the validity of this liability is being disputed by the Company, and is a subject of on-going litigation between the Company and Mr. Doherty.

         PONTE NOSSA ACQUISITION CORPORATION ("PNAC")

         During 2002, the Company entered into various loan agreements with PNAC to provide funding to facilitate transactions contemplated by the then pending merger with the Company. Principal and accrued interest on the notes were due on the earlier of i) the date on which the closing of the transactions of the merger agreement by and between the Company and PNAC, ii) termination of the merger agreement, iii) sale of the Company or iv) the maturity date. The notes were collateralized by a security interest in certain assets and common stock of the Company.

         At December 31, 2002, notes payable to PNAC consisted of the following:

         Note payable - PNAC
             Senior secured promissory notes,
             interest at 3% per annum, due May 2003                    $236,000
         Note payable - PNAC
             Working capital note, interest at 10% per annum,
             due August 2003                                            309,752
         Note payable - PNAC
             Milestone note payable,
             interest at 10% per annum, due August 2003                  97,606
                                                                       ---------
                                                                       $643,358
                                                                       =========

         At December 31, 2002, accrued interest payable on the above notes was $12,354.

         During 2003, prior to the completion of the Merger Agreement, the Company borrowed an additional $115,073, pursuant to the working capital note referenced above, and accrued additional interest expense in the amount of $2,495. As a result of the Merger Agreement, the outstanding principal and accrued interest payable balances related to these notes, in the aggregate amount of $773,280 were eliminated, and as of December 31, 2003 there are no remaining outstanding balances.

NOTE 6 - COMMITMENTS
--------------------

         OPERATING LEASES

         The Company leases approximately 5,100 square feet of office and laboratory space in Irvine, California at a total rent, inclusive of common area charges, of $7,600 per month under a lease that runs through April 20, 2004. Rent expense was $82,398 and $62,160 for the years ended

         December 31, 2003 and 2002, respectively. Rent expense for the period from February 2, 1996 (inception) to December 31, 2003 was $376,246. The Company also leases certain office equipment under operating leases.

         The approximate future minimum annual rental payments under operating leases as of December 31, 2003 are as fo1lows:

                  Year Ending December 31,
                  ------------------------

                           2004                               $ 31,037
                           2005                                  3,168
                           2006                                  3,168
                           2007                                  3,168
                           2008                                  1,188

         LICENSE AGREEMENTS

         Under the terms of the technology license agreements with SurgiJet, the Company is obligated to pay a royalty of 7% of revenues received from sales of the products, up to $400 million of revenues over the course of the agreements, and 5% of revenues thereafter. The license agreements with SurgiJet also provide for a minimum royalty of $60,000 per year that may be used as a credit toward payment future royalties due on product sales.

         Under the terms of the patent license agreement entered into during 2003, the Company is obligated to pay a royalty of 6% of net sales of products utilizing the licensed patent technology. The license agreement also provides for a minimum royalty of $24,000 per year that may be used as a credit toward payment future royalties due on product sales.

NOTE 7 - SHAREHOLDERS' EQUITY (DEFICIT)
---------------------------------------

         MERGER

         In connection with the completion of the Merger Agreement in February 2003, the Company agreed to issue a total of 8,600,000 shares of common stock and 1,720,000 warrants to purchase common stock in exchange for all of the outstanding common and preferred stock of Visijet prior to the merger, and in exchange for services rendered by three individuals prior to the merger. In addition, the Company issued an aggregate of 3,528,481 shares of common stock and warrants to purchase 4,528,481 shares of common stock at an initial exercise price of $1.00 per share (with the exercise price increasing by $0.50 per share each year) to certain private investors in connection with the conversion of debt totaling $569,680, and a private placement investment of $564,000, that occurred concurrently with the consummation of the merger.

         Based on a reconciliation of share activity recorded in connection with the merger, the Company recorded an adjustment during the fourth quarter of 2003 to reduce the number of outstanding shares of common stock by 54,007.

         Pursuant to the Merger Agreement, PNAC shareholders received a total of 6,084,000 shares of the Company's common stock upon consummation of the merger. In a separate agreement entered into in connection with the merger, FEI converted a promissory note held by it into 378,997 shares of common stock at a conversion rate of $1.00 per share. Also, FEI agreed to cancel 7,957,000 shares of the PNAC stock owned by it prior to completion of the Merger Agreement, and the Company issued FEI a five year warrant to purchase 1,543,000 shares of common stock at an exercise price of $5.00 per share.

         OTHER COMMON STOCK ACTIVITY

         In February 2003, the Company issued 211,267 shares of common stock to two employees in satisfaction of unpaid salary accrued prior to the merger. See Note 9 - Settlement Agreements and Loan Payable.

         In September 2003, the Company issued 150,000 shares of common stock to a consultant in connection with services rendered. See Note 13 - Related Party Transactions.

         During 2003, the Company issued 2,712,500 shares of common stock, and five year warrants to purchase 3,711,000 shares of the Company's common stock at an exercise price of $2.25 per share in connection with private equity placements. In addition, the Company recorded common stock subscriptions in the amount of $918,500 based on proceeds received from private placements for which the stock has not yet been issued, and reclassified $100,000 to common stock subscriptions based on pre-merger private placement funds received for which the stock has not yet been issued.

         OTHER WARRANT ACTIVITY

         During 2002 and 2003, PNAC issued common stock warrants to purchase 235,000 shares and 270,000 shares of common stock, respectively, in connection with private equity placements that occurred prior to completion of the Merger Agreement that remained outstanding subsequent to the merger. The warrants are exercisable for a period of five years at an exercise price of $2.50.

         Pursuant to an agreement entered into in connection with the merger, the Company issued a five-year warrants to purchase 25,000 shares of its common stock at an exercise price of $3.00, each to an officer of the Company and a former officer of PNAC.

         During 2003, the Company issued 5-year warrants to purchase 3,711,000 shares of its common stock, at an exercise price of $2.25 per share, in connection with private equity placements. In addition, during 2003, the Company issued 5-year warrants to purchase 45,000 shares of its common stock, at an exercise price of $1.23 per share, for services rendered to the Company. In connection with the 45,000 warrants issued for services rendered, the Company recorded consulting expense in the amount of $33,483 based on the fair value of the warrants using a Black-Scholes model valuation.

         The following table summarizes the number of outstanding common stock warrants in 2003 and 2002:

                                                                Weighted Average
                                                      Number    Exercise Price
                                                   ----------- -----------------
         Outstanding at December 31, 2001                   -            -
             Granted                                  235,000        $2.50
             Forfeited                                      -            -
             Exercised                                      -            -
                                                   ----------- -----------------

         Outstanding at December 31, 2002             235,000        $2.50
             Granted                               11,867,480        $2.53
             Forfeited                                      -            -
             Exercised                                      -            -

                                                   ----------- -----------------
         Outstanding at December 31, 2003          12,102,480        $2.53

         The following table summarizes additional information with respect to outstanding common stock warrants at December 31, 2003:

                            Number   Weighted Average Life    Number
         Exercise Price  Outstanding  Remaining in Months  Exercisable
         -------------- ------------ --------------------- -----------
            $1.00         4,528,480                  49     3,528,480
            $1.23            45,000                  55        45,000
            $2.25         3,711,000                  58     3,711,000
            $2.50           505,000                  46       505,000
            $3.00            50,000                  49        50,000
            $5.00         3,263,000                  49     3,263,000
                        ------------                       -----------
                         12,102,480                        11,102,480
                        ============                       ===========

NOTE 8 - INCOME TAXES
---------------------

         The provision for income taxes consist of the following for the years ended December 31:
                                                         2002           2001
                                                     ------------   ------------
                  Current:
                      Federal                        $        --    $        --
                      State                                  800            800
                                                     ------------   ------------
                           Total provision           $       800    $       800
                                                     ============   ============

         The components of the net deferred income tax assets are as follows as of December 31:
                                                         2003           2002
                                                     ------------   ------------
         Deferred income tax assets:
              Net operating loss carry forward       $ 4,192,639    $ 2,398,000
              Other temporary timing adjustments         400,764        257,000
                                                     ------------   ------------
                                                       4,593,403      2,655,000

         Deferred tax liability:
              State taxes                                (37,585)      (191,000)
                                                     ------------   ------------
         Deferred income tax asset, net before
              Valuation allowance                      4,555,818      2,464,000
              Less: valuation allowance               (4,555,818)    (2,464,000)
                                                     ------------   ------------

         Deferred income tax asset, net              $        --    $        --
                                                     ============   ============

---------------------------------

         Since 1996, the company has generated a net operating loss (NOL) of approximately $5,404,011. The total carry forward amounts are available to offset future taxable income and expire in various years through 2022. The ability to use some or all of this carryforward is limited by future events such as a failure to generate positive taxable income or a change in ownership as stated under the rules of Internal Revenue Code Section 382.

         The net deferred tax asset is primarily associated with its net operating loss carryforwards, state taxes and other timing adjustments. The Company has recorded a valuation allowance for the entire amount due to the uncertainty surrounding the likelihood of the Company generating sufficient taxable income in the future.

NOTE 9 - SETTLEMENT AGREEMENTS AND LOAN PAYABLE
-----------------------------------------------

         On November 4, 2002, the Company entered into settlement agreements with Randal A. Bailey, its President and Chief Executive Officer, and Larry Hood, its Director of Engineering, related to accrued, but unpaid fees for consulting services previously rendered by them in the aggregate of $700,000. Under the agreements a total of $450,000 was converted into 211,267 shares of the Company's common stock based upon the closing price on the effective date the merger, of which Mr. Bailey received 164,319 shares and Mr. Hood received 46,948 shares. The balance owed of $250,000 was converted into two-year notes payable, that bear interest at an annual rate of 3.5% and provide for the principal to be paid over twenty-four equal installments. At December 31, 2003, the balance on these notes was $104,166, of which $17,458 is classified as long-term, and accrued interest payable was $6,330.

NOTE 10 - SELECTED QUARTERLY DATA
---------------------------------

                                                  ------ Quarter Ended ------
         2003                March 31        June 30      September 30      December 31         Total
-----------------------   -------------   -------------   --------------   --------------   --------------
Expenses                  $ 814,387.00    $ 885,338.00    $1,239,737.00    $2,053,401.00    $4,992,863.00
                          -------------   -------------   --------------   --------------   --------------

Operating loss                (814,387)       (885,338)      (1,239,737)      (2,053,401)      (4,992,863)

Interest Expense               (14,336)        (17,037)          (5,944)         (18,930)         (56,247)
Other income (expense)              26             361           90,303             (732)          89,958
                          -------------   -------------   --------------   --------------   --------------

Net loss                  $   (828,697)   $   (902,014)   $  (1,155,378)   $  (2,073,063)   $  (4,959,152)
                          =============   =============   ==============   ==============   ==============

Loss per share            $      (0.06)   $     (0.046)   $      (0.056)   $       (0.10)   $       (0.27)
                          =============   =============   ==============   ==============   ==============

Weighted average shares
  Outstanding               14,171,631      19,533,294       20,468,856       21,179,696       18,606,352
                          =============   =============   ==============   ==============   ==============

                                       62






NOTE 10 - SELECTED QUARTERLY DATA (CONTINUED)
---------------------------------------------

                          Quarter Ended   Quarter Ended   Quarter Ended    Quarter Ended
        2002                March 31         June 30      September 30      December 31         Total
-----------------------   -------------   -------------   --------------   --------------   --------------

Expenses                       142,008         353,344          253,573          297,528        1,046,453
                          -------------   -------------   --------------   --------------   --------------

Operating loss                (142,008)       (353,344)        (253,573)        (297,528)      (1,046,453)

Interest Expense               (17,754)        (22,944)         (68,681)        (131,319)         (21,940)

Other income (expenses)             --              --               --          (48,904)         (48,904)
                          -------------   -------------   --------------   --------------   --------------

Net loss                  $   (159,762)   $   (376,288)   $    (275,513)   $    (415,113)   $  (1,226,676)
                          =============   =============   ==============   ==============   ==============

Loss per share            $     (0.020)   $     (0.048)   $      (0.040)   $      (0.052)   $       (0.16)
                          =============   =============   ==============   ==============   ==============

Weighted average shares
  Outstanding                7,713,943       7,817,735        7,817,735        7,916,811        7,811,809
                          =============   =============   ==============   ==============   ==============

NOTE 11 - CONTINGENCIES
-----------------------

         During 2003, the Company initiated litigation against SurgiJet, Inc., its former parent company, and certain directors, officers and shareholders of SurgiJet. The action was initially filed by the Company for a judicial determination that a $400,000 Promissory Note issued by the Company and payable to SurgiJet "SurgiJet Note"), prior to the completion of the Merger Agreement, is not enforceable, and for recovery of payments previously made on the note. Subsequently, a challenge of the validity of other notes payable carried on the Company's books at the effective date of the Merger Agreement, including notes to Dentajet, Lance Doherty (former President of VisiJet and beneficial owner of more than 5% of its outstanding Common Stock) and Rex Doherty was added to the litigation. SurgiJet and its principals filed a cross-action against the Company, and its directors and certain officers, seeking damages of approximately $800,000, rescission of the Merger Agreement, other specified damages, interest and attorney's fees.

         In the cross-complaint, SurgiJet and its principals allege breach of the Merger Agreement between the Company and SurgiJet, breach of an Assumption of Liabilities Agreement (including Notes Payable to DentaJet, Lance Doherty and Rex Doherty) entered into in connection with the Merger Agreement, and breach of the SurgiJet Note, along with fraud and unfair business practices.

         The Company's management believes that the cross-complaint is merely a diversionary effort by SurgiJet to draw attention away from the main action. The Company believes the allegations to the cross-complaint are wholly without merit and plans to vigorously pursue its claims and contest the cross-complaint.

-----------------------------------

         The Company is also a defendant in an action filed by an individual claiming entitlement to a finder's fee arising out of the merger between Ponte Nossa and Visijet. The complaint alleges that the plaintiff is entitled to 105,000 shares of the Company's common stock. In January 2004 the Company and plaintiff reached a settlement in this matter whereby the Company agreed to issue plaintiff 45,000 shares of the Company's common stock as full settlement of the claim.

         The Company is also a defendant in a breach of contract claim from an outside provider of accounting services for work performed for the Company prior to the effective date of the Merger Agreement for $43,500, plus interest. The Company has denied the allegations of the complaint and is vigorously contesting the action.

         In December 2003, a former consultant who had performed services for the Company prior to the effective date of the Merger Agreement obtained a judgment award in the amount of $40,398 from the Labor Commissioner of the State of California in an action related to claimed unpaid wages and expenses previously filed against the Company. Although the Company has filed an appeal in the California Superior Court contesting the action taken by the Labor Commissioner, an accrual for the awarded amount has been recorded as of December 31, 2003 pending the outcome of the appeal.

         In January 2004, the Company was served a summons which named the Company and certain of its officers as defendants in an action filed by a corporation claiming it was owed fees related to professional employment placement services in the approximate amount of $114,500. The Company denies the allegations of the complaint and plans to vigorously contest the action.

NOTE 12 - RESTATEMENT
---------------------

         During the 2002 audit, it was discovered that certain accounting matters related to the financial statements for the year ended December 31, 2001 required restatement. The Company's prior management overstated expenses in 2001 by recording $93,595 of accrued personal expense of the Company's prior management, as general and administrative and research and development expenses. The financial statements for the year ended December 31, 2001 have been restated to decrease operating expenses by $93,595. In addition, it was discovered that certain general and administrative expenses and research and development expenses related to the period ended December 31, 2001 were included in the financial statements for the year ended December 31, 2002. The financial statements for the year ended December 31, 2001 have been restated for this error by increasing operating expenses by $129,166.

         The net effect of these adjustments was to increase net loss $35,571 for the year ended December 31, 2001 as shown below:

                                                       As Reported   As Restated
                                                       -----------   -----------
         General and administrative expenses           $  436,122    $  458,773
         Research and development expenses                944,745       957,665
                                                       -----------   -----------
                      Total operating expenses          1,380,867     1,416,438
                                                       ===========   ===========

         Net loss                                      $1,439,602    $1,475,173
                                                       ===========   ===========

NOTE 13 - RELATED PARTY TRANSACTIONS
------------------------------------

         During 2003, the Company began making consulting payments of $2,500 per month to a corporation owned by a director of the Company. In June of 2003, the payments were increased to $5,000 per month. Through December 31, 2003 consulting fees and related expenses totaling $41,250 and $2,604, respectively, were expensed, of which $2,500 is included in accounts payable at December 31, 2003. In addition, in September 2003, the Company issued 150,000 shares of common stock to the corporation for services provided by in connection with the finalization of the Merger Agreement. In connection with the issuance of these shares, the Company recorded consulting expenses of $225,000, based on the fair market value of the common stock at the date of issuance.

         In February 2003, the Company entered into a consulting agreement with director of the Company. Pursuant to this agreement, the director receives a monthly retainer of $5,000 per month plus a fee of $1,500 per day for consulting work performed. Through December 31, 2003 consulting fees and related expenses totaling $118,000 and $24,581, respectively, were recorded pursuant to this agreement, of which $14,721 is included in accounts payable at December 31, 2003.

         In February 2003, the Company paid consulting fees in the amount of $110,000 to a corporation controlled by the two shareholders, each of whom own beneficially in excess of 5% of the outstanding shares of common stock of the Company, related to services provided in connection with the finalization of the Merger Agreement. In April 2003, the Company entered into a consulting agreement with this corporation pursuant which, the Corporation is entitled to receive a monthly fee of $15,000, provided however that payment of accrued fees is not payable by the Company until such time as the Company has a minimum cash balance of $2.5 million. Through December 31, 2003 a total of $135,000 in fees has been expensed and accrued pursuant to this agreement. During 2003, the Company recorded finders fee expenses totaling $30,000 for amounts earned by one of these shareholders and the corporation, in connection with private equity placements by the Company. Of the total finders fees earned, $15,000 was paid during the year and $15,000 is included in accrued expenses at December 31, 2003.

         During 2003, the Company paid finders fee expenses in the amount of $52,500, to a corporation controlled by an individual who beneficially owns in excess of 5% of the outstanding shares of common stock of the Company. In addition, during 2003, the Company recorded consulting expenses totaling $75,000 that were added to an outstanding note payable with the corporation, and reimbursed the corporation for travel expenses related to business of the Company totaling $19,279.

         NOTE 14 - SUBSEQUENT EVENTS
         ---------------------------

         In February 2004, the Company entered into a bridge financing agreements with five (5) accredited investors pursuant to which the Company issued a total of $500,000 of secured subordinated debentures and received net proceeds of $447,500 after subtracting related placement agent fees and legal expenses totaling $52,500. The debentures bear interest at an annual rate of 24%, which is payable monthly beginning April 1, 2004. In addition, the debenture holders received an aggregate of 250,000 warrants to purchase shares of the Company's common stock, through March 1, 2009, at an exercise price of $1.10

         The principal balance of the debentures is due and payable on the earlier of (i) thirty (30) days from the date the Company's registration statement filed on Form SB-2 is declared effective by the Securities and Exchange Commission, provided that SBI (as defined in the Registration Statement) has not defaulted in its obligation to purchase shares of the Company's common stock or (ii) twelve (12) months from the date the Registration Statement is declared effective or (iii) eighteen (18) months from the date of the date of the debenture agreement.

         In April 2004, the Company entered into stock purchase agreements with two (2) private equity investment funds pursuant to which the funds agreed to purchase and aggregate of 4,750,000 shares of the Company's common stock for a total amount of $9,500,000. In addition, under the agreements, one of the funds would receive 5-year warrants to purchase up to 1,900,000 shares of the Company's common stock at a price of $2.00 per share. Completion of this financing and related funding is contingent on the effectiveness of a registration statement filed with the Securities and Exchange Commission covering the resale of the shares of common stock and the shares of common stock underlying the warrants.

                                                           VisiJet, Inc.
                                                          Balance Sheets

                                                                                                 September 30,       December 31,
                                                                                                     2004                2003
                                                                                                 -------------      -------------
                                                                                                  (Unaudited)         (Audited)
ASSETS

Current assets:
        Cash and cash equivalents                                                                $     14,342       $     35,879
        Accounts receivable                                                                           332,105                 --
        Inventory                                                                                     317,003                 --
        Prepaid expenses                                                                              395,948             68,749
        Prepaid royalty                                                                                 2,000             20,000
                                                                                                 -------------      -------------
             Total current assets                                                                   1,061,398            124,628

        Property and equipment, net                                                                    96,522            104,440
        Distribution agreement, net                                                                 1,749,288                 --
        Patents and trademarks, net                                                                    90,157             97,244
                                                                                                 -------------      -------------
             Total assets                                                                        $  2,997,365       $    326,312
                                                                                                 =============      =============

LIABILITIES AND SHAREHOLDER'S DEFICIT

Current liabilities:
        Accounts payable                                                                         $  1,096,197       $    679,885
        Customer deposits                                                                              16,720                 --
        Compensation settlement agreement - current portion                                            68,562             86,708
        Accrued interest                                                                              183,061            109,232
        Accrued expenses                                                                            1,018,181            481,106
        Royalty payable                                                                                45,000             60,000
        Notes payable to related parties                                                              877,660            681,442
        Notes payable                                                                                  10,000             14,000
        Convertible debenture debt, net                                                             1,330,513                 --
        Secured debenture debt, net                                                                 1,165,949                 --
                                                                                                 -------------      -------------
             Total current liabilities                                                              5,811,843          2,112,373

        Compensation settlement agreement, net of current portion                                          --             17,458
        Notes payable to related parties, net of current portion                                           --             87,144
        Convertible debenture debt - long term , net                                                  694,172                 --
                                                                                                 -------------      -------------
             Total liabilities                                                                      6,506,015          2,216,975
                                                                                                 -------------      -------------

Shareholders' deficit:
        Common stock, 50,000,000 shares authorized, $.001 par value,
             27,879,663 shares issued and outstanding at September 30, 2004, and
             21,691,163 shares issued and outstanding at  December 31, 2003                            27,880             21,691
        Preferred stock, 10,000,000 shares authorized, $.001 par value,
             no shares outstanding at September 30, 2004 or at December 31, 2003                           --                 --
        Additional paid in capital                                                                 15,660,343          7,845,365
        Common stock subscriptions                                                                         --          1,018,500
        Deficit accumulated during development stage                                              (19,196,873)       (10,776,219)

                                                                                                 -------------      -------------
             Shareholders' deficit                                                                 (3,508,650)        (1,890,663)

                                                                                                 -------------      -------------
Total liabilities and shareholders' deficit                                                      $  2,997,365       $    326,312
                                                                                                 =============      =============

The accompanying notes are an integral part of these financial statements.



                                                   VisiJet, Inc.
                                            Statements of Operations
                                                  (Unaudited)


                                                    Three months        Three months         Nine months        Nine months
                                                       ended                ended               ended              ended
                                                 September 30, 2004  September 30, 2003  September 30, 2004  September 30, 2003
                                                 ------------------  ------------------  ------------------  ------------------
Sales - International                              $    982,567         $         --           $  1,037,537       $         --

Cost of Goods Sold                                      456,400                   --                483,234                 --

                                                   -------------        -------------          -------------      -------------
Gross Profit                                            526,167                   --                554,303                 --
                                                   -------------        -------------          -------------      -------------

Operating expenses:
     General and administrative expenses              1,400,569              680,639              6,415,545          2,054,912
     Research and development expenses                  182,414              559,098                591,395            876,878
                                                   -------------        -------------          -------------      -------------
            Total operating expenses                  1,582,983            1,239,737              7,006,940          2,931,790
                                                   -------------        -------------          -------------      -------------

Loss from operations                                 (1,056,816)          (1,239,737)            (6,452,637)        (2,931,790)

Other income (expense):
     Interest income                                         --                   --                     --                455
     Amortization of debt discount                     (328,670)                  --               (903,802)                --
     Interest expense                                  (388,515)              (5,944)            (1,063,414)           (45,058)
     Gain on debt restructure                                --               90,303                     --             90,303
                                                   -------------        -------------          -------------      -------------
            Total other expense                        (717,185)              84,359             (1,967,216)            45,700
                                                   -------------        -------------          -------------      -------------

Loss before provision for taxes                      (1,774,001)          (1,155,378)            (8,419,853)        (2,886,090)
Provision for Income taxes                                   --                   --                    800                 --

                                                   -------------        -------------          -------------      -------------
Net loss                                           $ (1,774,001)        $ (1,155,378)          $ (8,420,653)      $ (2,886,090)
                                                   =============        =============          =============      =============

Net loss per common share - basic and diluted      $      (0.06)        $      (0.06)          $      (0.32)      $      (0.15)
                                                   =============        =============          =============      =============

Basic and diluted weighted average
number of common shares outstanding                  29,429,663           20,468,856             26,069,227         18,707,993
                                                   =============        =============          =============      =============

The accompanying notes are an integral part of these financial statements


                                                VisiJet, Inc.
                                           Statements of Cash Flows
                                                (Unaudited)

                                                                               Nine months ended September 30,
                                                                                   2004               2003
                                                                                   ----               ----
Cash flows from operating activities
  Net loss                                                                      $(8,420,653)      $(2,886,090)
Adjustment to reconcile net loss to net cash used by operating activities:
  Depreciation and amortization                                                     182,728            13,992
  Debt discount amortization                                                        903,802                --
  Interest expense associated with the beneficial
conversion of the convertible debt                                                  821,139                --
  Common stock, options, warrants issued for services                             2,894,335             1,201
  Fee paid for guarantee                                                            546,403                --
  Gain from debt restructure                                                             --           (90,303)
Changes in assets and liabilities:
  Accounts receivable                                                              (332,105)               --
  Prepaid expenses                                                                 (309,199)         (104,667)
  Inventory                                                                        (317,003)               --
  Accounts payable                                                                  416,311           528,254
  Customer deposits                                                                  16,720                --
  Compensation settlement agreement                                                 (35,604)         (102,085)
  Royalties payable                                                                 (15,000)          (15,000)
  Other accrued expenses                                                            537,074                --
  Accrued interest                                                                  161,952            36,922
                                                                                ------------      ------------
Net cash used by operating activities                                            (2,949,100)       (2,617,776)
                                                                                ------------      ------------

Cash flows from investing activities:
  Acquisition of property and equipment                                             (15,611)          (65,433)
  Purchase of distribution agreement                                             (1,188,900)               --
                                                                                ------------      ------------
Net cash used in investing activities                                            (1,204,511)          (65,433)
                                                                                ------------      ------------

Cash flows from financing activities:
  Advance from related party                                                        229,361           231,725
  Repayment of advances from related parties                                       (200,600)         (166,156)
  Repayment of notes payable                                                         (4,000)           30,013
  Proceeds from secured debenture                                                 1,109,688                --
  Proceeds form convertible debt                                                  2,471,125                --
  Proceeds from private placements                                                  526,500         2,641,881
  Cash acquired in reverse merger                                                        --            30,693
  Interest converted to equity in connection with merger                                 --            33,997

                                                                                ------------      ------------
Net cash provided by financing activities                                         4,132,074         2,802,153
                                                                                ------------      ------------

Net increase/(decrease)in cash                                                      (21,537)          118,944

Cash, beginning of period                                                            35,879               960

                                                                                ------------      ------------
Cash, end of period                                                             $    14,342       $   119,904
                                                                                ============      ============

Supplemental disclosures of cash flow information
  Interest paid                                                                 $    90,214       $        --
  Taxes paid                                                                            800             1,600
  Debenture costs and fees                                                          534,190
Non-cash transactions
  Reclass of interest to current liability                                           80,313
  Warrants issued in connection with secured debenture                            1,195,290
  Common Stock issued in connection with secured debenture                          106,350
  Common Stock issued as collateral                                                   1,100

The accompanying notes are an integral part of these financial statements

                                                          Visijet, Inc.
                                                Statement of Shareholders' Equity


                                                                                                    Deficit
                                                                                                   Accumulated          Net
                                        Common Stock                              Additional       during the      Shareholders'
                                -----------------------------   Common Stock       Paid In         Development         Equity
                                    Shares         Amount       Subscriptions      Capital            Stage          (Deficit)
                                -------------   -------------   -------------    -------------    -------------    -------------
Balance, December 31, 2003        21,691,163    $     21,691    $  1,018,500     $  7,845,365     $(10,776,219)    $ (1,890,663)
                                =============   =============   =============    =============    =============    =============

Common stock issued in
  connection with private
  placements                         585,000             585              --          584,415               --          585,000

Costs of private placements               --              --              --          (58,500)              --          (58,500)

Common stock given for
  services                         2,530,000           2,530              --        2,429,570               --        2,432,100

Common stock subscriptions           998,500             999      (1,018,500)       1,017,501               --               --

Common stock issued for
  distribution agreement             750,000             750              --          711,750               --          712,500

Common stock pledged for
  debt as collateral               1,100,000           1,100              --           (1,100)              --               --

Common stock issued with
  debt agreement                     150,000             150              --          106,350               --          106,500

Common stock issued for
  litigation settlement               75,000              75              --           59,175               --           59,250

Warrants issued for services              --              --              --          175,469               --          175,469

Warrants issued for secured
  debenture debt                          --              --              --          417,975               --          417,975

Warrants issued for
  convertible debt                        --              --              --          824,470               --          824,470

Warrants issued for Debt
  Guarantee                               --              --              --          546,403               --          546,403

Warrants issued for
  commissions                             --              --              --          180,361               --          180,361

Intrinsic value of
  beneficial conversion                   --              --              --               --          821,139               --


Net Loss                                  --              --              --               --       (8,420,654)      (7,599,515)

                                -------------   -------------   -------------    -------------    -------------    -------------
Balance, September 30, 2004               --    $     27,880    $         --     $ 15,660,343      (19,196,873)    $ (3,508,650)
                                =============   =============   =============    =============    =============    =============

The accompanying notes are an integral part of these financial statements

                                  VISIJET, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - NATURE OF OPERATIONS

HISTORY AND MERGER

         VisiJet, Inc. ("VisiJet", or "the Company") is a medical device company focused on the marketing and development of ophthalmic surgery products for use in the laser eye surgery and cataract surgery markets. Through June 30, 2004, the Company was in the development stage, as its efforts had been principally devoted to organizational activities, raising capital and research and development. However, based on operating revenues generated by the Company in the third quarter of 2004, the Company is no longer considered to be in the development stage.

         The Company was incorporated on February 2, 1996, as a wholly owned subsidiary of SurgiJet, Inc. to develop and distribute medical products based on patented waterjet-based technology licensed from SurgiJet. In May 1999, the Company was spun off from SurgiJet through a distribution of common stock to its shareholders, after which SurgiJet had no remaining ownership interest in the Company.

         In December 2002 VisiJet entered into a merger agreement with Ponte Nossa Acquisition Corp., a Delaware corporation ("the Merger") that had been incorporated as a blank check company in 1997. The agreement called for the merger of the two companies into a single company through the merger of an acquisition subsidiary, VisiJet Acquisition Corporation, into VisiJet. The merger was consummated on February 11, 2003, and immediately thereafter, VisiJet was merged into Ponte Nossa Acquisition Corp., and the surviving company's name was changed to "VisiJet, Inc."

         In May 2004, the Company entered into a Manufacturing, Supply and Distribution Agreement with a German company pursuant to which the Company acquired exclusive worldwide distribution, sales and marketing rights for ophthalmic surgical products used in LASIK refractive surgery procedures. In May 2004, the Company began marketing these products in Europe and certain other foreign countries, where the products have received regulatory approval for sale. In September 2004 the Company began marketing in the United States following receipt of approval for marketing from the U.S. Food and Drug Administration. In addition, the Company is conducting research and development on additional ophthalmic surgery products based on applications of its proprietary waterjet technology.

BASIS OF PRESENTATION

         The accompanying financial statements are unaudited and do not include certain information and disclosures required by accounting principles generally accepted in the United States of America for complete financial statements. However, in the opinion of management, all adjustments, consisting only of normal recurring adjustments considered necessary to present fairly the Company's financial position and results of operations, have been included. These interim financial statements should be read in conjunction with the financial statements and related notes included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003. Results for interim periods are not necessarily indicative of trends or of results for a full year.

GOING CONCERN

         The accompanying unaudited consolidated financial statements have been prepared using the going concern basis of accounting, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As more fully discussed in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003, the Company's audited financial statements included a "going concern" qualification from its independent auditors due to the Company's losses accumulated during the development stage and lack of working capital.

         For the three and nine months ended September 30, 2004, the Company incurred net losses of $1,531,149 and $7,599,515, respectively, and as of September 30, 2004, the Company's current liabilities exceeded its current assets by approximately $4.7 million. The Company's future capital requirements will depend on many factors, including but not limited to the Company's ability to successfully market and generate operating revenue through product sales, its ability to finalize development and successfully market its waterjet technology, its on-going operational expenses and overall product development costs, including the cost of clinical trials, and competing technological and market developments.

         To address the going concern issue, the Company has continued to raise operating capital through private placements of debt and equity securities, and is currently in discussions with several parties regarding additional financing arrangements. In addition, during the second quarter of 2004, the Company initiated sales of ophthalmic surgery products acquired through an exclusive worldwide marketing and distribution license agreement that was finalized in May 2004. The Company expects that revenue and cash flow from sales of these products will contribute significantly to its future operating results and working capital requirements.

         While the Company believes that the additional financing arrangements will be completed, and that near-term operating revenues and cash flow will be generated from the recently completed license agreement, there can be no assurance that new financing will be completed or that the proceeds from new financing received by the Company and/or that revenues generated from product sales will be sufficient for the Company to meet its contractual obligations and on-going operating expenses.

         The accompanying consolidated financial statements do not include any adjustments that might result from the resolution of these matters.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

         Revenue from product sales relates to sales of ophthalmic surgical products pursuant to the Manufacturing, Supply and Distribution Agreement completed in May 2004. Revenue from such sales is recognized when the earnings process is complete, as evidenced by an agreement with the customer, transfer of title and acceptance, a firm price and probable collection.

RESEARCH AND DEVELOPMENT COSTS

         Research and development costs are charged to expense as incurred. Certain corporate overhead expenses, such as professional fees, salaries, rent and travel are allocated to research and development based on estimates made by management.

INVENTORY

         Inventory is valued at lower of cost or market. Reserves for obsolescence or slow moving inventory are recorded when such conditions are identified. As of September 30, 2004 no such reserves were considered necessary.

ACCOUNTS RECEIVABLE

         The Company regularly reviews accounts and records an allowance for doubtful accounts based on a specific identification basis of those accounts that they consider to be uncollectible. As of September 30, 2004, no allowance for doubtful accounts was considered necessary.

STOCK-BASED COMPENSATION

         The Company measures compensation expense related to the grant of stock options and stock-based awards to employees in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, under which compensation expense, if any, is generally based on the difference between the exercise price of an option, or the amount paid for the award and the market price or fair value of the underlying common stock at the date of the award. Stock-based compensation arrangements involving non-employees are accounted for under Statement of Financial Accounting Standards ("SFAS") No. 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION," under which such arrangements are accounted for based on the fair value of the option or award. The Company adopted the disclosure requirements of SFAS No. 148, "ACCOUNTING FOR STOCK-BASED COMPENSATION - TRANSITION AND DISCLOSURE," an amendment of SFAS No. 123 as of January 1, 2003, which require certain disclosures about stock-based employee compensation plans in an entity's accounting policy note. The adoption of SFAS No. 148 did not have a material impact on these consolidated financial statements and the disclosure requirements are included below.

         On November 10, 2003, the Board of Directors adopted the VisiJet, Inc. 2003 Stock Option Plan. The Option Plan provides for the grant of incentive and non-qualified stock options to selected employees, the grant of non-qualified options to selected consultants and to directors and advisory board members. The Option Plan is administered by the Compensation Committee of the Board of Directors and authorizes the grant of options for 3,000,000 shares. The Compensation Committee determines the individual employees and consultants who participate under the Plan, the terms and conditions of options, the option price, the vesting schedule of options and other terms and conditions of the options granted pursuant thereto.

         During the third quarter of 2004, no new options were granted by the Company, and as of September 30, 2004, a total of 1,145,000 options to purchase shares of the Company's common stock were outstanding pursuant to the 2003 Plan.

         The following table summarizes information about stock options outstanding at September 30, 2004:

                              Weighted
                              Average    Weighted                     Weighted
                             Remaining    Average                     Average
    Exercise     Number       Life in    Exercise      Number         Exercise
     Price    Outstanding      Years       Price     Exercisable       Price
     -----    -----------      -----       -----     -----------       -----

      1.10     1,145,000        9.12       1.10        370,000          1.10

         SFAS No. 123 requires the Company to provide pro forma information regarding net income (loss) and income (loss) per share as if compensation cost for the Company's stock option issuances had been determined in accordance with the fair value based method prescribed in SFAS No. 123. The Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model with the following assumptions used for grants in fiscal 2003: dividend yield of zero percent, risk-free interest rate of 3.29%, expected life of five years, and expected volatility of 83.82%.

         Under the accounting provisions of SFAS No. 123, as amended by SFAS No. 148, the Company's pro forma net loss and loss per share for the three and nine months ended September 30, 2004 and 2003, would have been as follows:

                                             For the Three Months                  For the Nine Months
                                              Ended September 30,                   Ended September 30,
                                       --------------------------------      --------------------------------
                                           2004                2003              2004               2003
                                       -------------      -------------      -------------      -------------
Net Loss                               $ (1,531,148)      $ (1,155,378)      $ (7,599,514)      $ (2,886,090)
As reported
   SFAS No. 123 effect                      (84,499)                --           (253,498)                --
                                       -------------      -------------      -------------      -------------
   Pro forma net loss                  $ (1,615,647)      $ (1,155,378)      $ (7,853,012)      $ (2,886,090)

Loss per share, basic and diluted
   As reported                         $      (0.05)      $      (0.06)      $      (0.29)      $      (0.15)
                                       =============      =============      =============      =============
   Pro forma                           $      (0.05)      $      (0.06)      $      (0.30)      $      (0.15)
                                       =============      =============      =============      =============

Basic and diluted weighted
average common shares
Outstanding                              29,429,663         20,468,856         26,069,227         18,707,993
                                       =============      =============      =============      =============

DEPRECIATION

         Depreciation of property and equipment is computed using the straight-line method over estimated useful lives ranging from three to seven years.

USE OF ESTIMATES

         The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

IMPAIRMENT OF LONG-LIVED ASSETS

         The Company reviews long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

         Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

LOSS PER SHARE

         The Company calculates loss per share in accordance with SFAS No. 128,"EARNINGS PER SHARE," and Securities and Exchange Commission ("SEC") Staff Accounting Bulletin ("SAB") No. 98. Accordingly, basic loss per share is computed using the weighted average number of common shares and diluted loss per share are computed based on the weighted average number of common shares and all common equivalent shares outstanding during the period in which they are dilutive. Common equivalent shares consist of shares issuable upon the exercise of stock options, using the treasury stock method, or warrants; common equivalent shares are excluded from the calculation if their effect is anti-dilutive.

INCOME TAXES

         The Company utilizes the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

RECLASSIFICATIONS

         Certain reclassifications have been made to the financial statement of the prior year in order to conform to current year presentation.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

         There are no recent accounting pronouncements that have had, or are expected to have, a material effect on the Company's financial statements.

NOTE 3 - INVENTORY

         Inventory includes finished goods of ophthalmic surgical products purchased pursuant to the Manufacturing, Supply and Distribution Agreement completed in May 2004, and consists of the following at September 30, 2004 and December 31, 2003:

                                          September 30, 2004   December 31, 2003
                                          ------------------   -----------------

          Completed units and disposable
            supplies                          $      164,121     $            -
          Demonstration units                        152,882                  -
                                              --------------     --------------
                                              $      317,003     $            -
                                              ==============     ==============

NOTE 4 - PROPERTY AND EQUIPMENT

         Property and equipment consist of the following at September 30, 2004 and December 31, 2003:
                                        September 30, 2004     December 31, 2003
                                        ------------------     -----------------

        Computer and test equipment          $      98,195      $       82,584
        Furniture and fixtures                      33,505              33,505
        Trade show equipment                        47,002              47,002
                                             --------------     --------------
                                                   178,702             163,091

        Less: Accumulated depreciation             (82,180)            (58,651)
                                             --------------      --------------
                                             $      96,522       $     104,440
                                             ==============      ==============

         Depreciation expense for the three and nine months ended September 30, 2004, was $8,682 and $23,529, respectively.

NOTE 5 - DISTRIBUTION AND PATENT AGREEMENTS

         In May 2004, the Company entered into a Manufacturing, Supply and Distribution Agreement with a German company ("licensor") pursuant to which the Company acquired exclusive worldwide distribution, sales and marketing rights for certain ophthalmic surgical products used in LASIK refractive surgery procedures.

         The Company capitalized a total of $1,901,400 in connection with this agreement based on non-refundable cash license fee paid, plus the fair market value of 750,000 shares of common stock issued to the licensor, as consideration under the agreement. The total capitalized amount is being amortized on a straight-line basis over the term of the agreement.

         During 2003, the Company entered into a patent license agreement with the inventor of a patented technology through which the Company obtained exclusive worldwide rights for all medical applications for the technology that provides for the sterile flow of fluid through a surgical water jet apparatus. The purchase price of the license has been capitalized and is being amortized on a straight-line basis over the remaining life of the patent. The license agreement provides for royalty payments based on the sale of products utilizing licensed technology and for minimum annual royalty payments.

         Distribution and Patent agreements consist of the following at September 30, 2004 and December 31, 2003:

                                           September 30, 2004  December 31, 2003
                                           ------------------  -----------------
        Distribution agreements                  $ 1,901,400        $        --
               Patent agreements                     100,000            100,000

        Less: accumulated amortization              (161,955)            (2,756)
                                                 ------------       ------------
                                                 $ 1,839,445        $    97,244
                                                 ============       ============

         Amortization expense for the three and nine months ended September 30, 2004 was $97,433 and $159,199, respectively. In connection with these agreements, the Company expects to record the following amortization expense over the next five years:

                           Fiscal Year Ended            Amortization Total
                    ------------------------------     -------------------

                                12/31/04                    97,432
                                12/31/05                   389,729
                                12/31/06                   389,729
                                12/31/07                   389,729
                                12/31/08                   389,729
                                12/31/09                   137,822
                                                       -------------------
                           Total                         1,794,170
                                                       ===================

NOTE 6 - ACCRUED EXPENSES

         Accrued expenses consist of the following at September 30, 2004 and December 31, 2003:

                                          September 30, 2004   December 31, 2003
                                          ------------------   -----------------
              Payroll and related taxes       $     463,010       $      55,191
              Consulting fees                       270,000             135,000
              Litigation settlement fees            201,117             170,066
              Other accruals                         84,054             120,849
                                              --------------      --------------
                                              $   1,018,181       $     481,106
                                              ==============      ==============

NOTE 7 - SECURED DEBENTURES

         In February 2004, the Company entered into bridge financing agreements with five investors pursuant to which the Company issued a total of $500,000 of secured subordinated debentures and received net proceeds of $447,500 after subtracting related placement agent fees and legal expenses totaling $52,500.

         The debentures bear interest at an annual rate of 24%, which is payable monthly beginning April 1, 2004. In addition, the debenture holders received warrants to purchase 250,000 shares of the Company's common stock, exercisable through March 1, 2009, at an exercise price of $1.10 per share.

         The principal balance of the debentures is due and payable on the earlier of (i) thirty (30) days from the date the Registration Statement is declared effective by the Securities and Exchange Commission, provided that a specified affiliate of the investors has not defaulted in its obligation to purchase shares of the Company's common stock, or (ii) twelve (12) months from the date the Registration Statement is declared effective, or (iii) eighteen
(18) months from the date of the debenture agreement.

         The debentures are secured by all accounts and equipment of the Company, now owned, existing or hereafter acquired.

         The debenture debt was recorded net of discounts totaling $230,668 recorded in connection with the $52,500 of loan fees and expenses, and $178,168, based on a Black-Scholes model valuation, related to the 250,000 warrants issued to debenture holders. During the nine months ended September 30, 2004, the Company recorded total interest expense of $206,616 in connection with the debenture debt, of which $146,616 resulted from the non-cash amortization of debt discount and $60,000 related to interest accrued during the period on the outstanding principal balance. Of the interest accrued, $49,700 was paid during the period, and $10,300 was payable as of September 30, 2004. In October 2004, the Company received a notice of default from the holders of an aggregate of $400,000 of these debentures due to the non-timely payment of interest that was owed under the debenture agreements. Subsequent to the receipt of notice, the Company made the required interest payments and the Company is in discussions with the debenture holders regarding a resolution of this matter.

         In May 2004, the Company entered into an agreement with an institutional lender pursuant to which the Company issued a total of $750,000 of secured subordinated debentures and received net proceeds of $662,188 after subtracting related placement agent fees and expenses totaling $80,000 and prepaid interest totaling $7,812.

         The principal balance of the debentures was due and payable on July 5, 2004, and the debentures bear interest at an annual rate of 15%, which is payable monthly beginning June 1, 2004. In addition, the debenture holder received a warrant to purchase 500,000 shares of the Company's common stock, exercisable through May 6, 2009, at an exercise price of $0.90 per share.

         The debentures are secured by an aggregate of 1,500,000 shares of the Company's common stock, of which 750,000 shares were issued by the Company and 750,000 shares were borrowed by the Company pursuant to a security lending agreement between the Company and a third party.

         The debenture debt was recorded net of discounts totaling $319,807 recorded in connection with the $80,000 of loan fees and expenses, and $239,807, based on a Black-Scholes model valuation, related to the 500,000 warrants issued to the debenture holder. During the nine months ended September 30, 2004, the Company recorded total interest expense of $365,120 in connection with the debenture debt, of which $319,807 resulted from the non-cash amortization of debt discount and $45,313 related to interest accrued during the period on the outstanding principal balance. Of the interest accrued, $35,938 was paid during the period, and $9,375 was payable as of September 30, 2004. The Company did not repay the principal on the scheduled maturity date of July 5, 2004, and such failure to pay constitutes a default under the obligation. In October 2004 the debenture holder entered into a forbearance agreement with the holders of convertible debentures entered into in June and July 2004 with an aggregate principal amount of $2,000,000, pursuant to which the debenture holder agreed not to take any action with respect to the non-payment of the $750,000 principal balance until the earlier of (i) February 2, 2005 and (ii) the date of notice of default from the convertible debenture holders to the Company.

         As of September 30, 2004 and December 31, 2003, secured debenture debt balance consists of the following:

                                            Sept. 30, 2004     December 31, 2003
                                            ---------------    -----------------
         Secured subordinated debenture      $   1,250,000     $            --
         Secured debenture discount               ( 84,051)                 --
                                             --------------    ----------------
         Secured debenture debt              $   1,165,949     $            --
                                             ==============    ================

Note 8 - CONVERTIBLE DEBENTURES

         In May 2004, the Company entered into convertible debenture agreements with two private lenders with an aggregate principal balance of $800,000, and received net proceeds of $695,000 after subtracting related placement agent fees and expenses totaling $105,000.

         The debentures bear interest at an annual rate of 10%, which is due and payable on the maturity date. In addition, the debenture holders received an aggregate of 533,000 warrants to purchase shares of the Company's common stock, exercisable through May 6, 2009 at an exercise price of $0.90 per share.

         The principal balance of the debentures is due and payable on the earlier of (i) one hundred and five (105) days from the issue date, or (ii) ten
(10) business days from the date the Company's Registration Statement is declared effective by the Securities and Exchange Commission.

         The debentures are secured by an aggregate of 800,000 shares of the Company's common stock borrowed by the Company pursuant to a security lending agreement between the Company and a third party. Under certain circumstances, the outstanding principal of the debentures may be converted into shares of the Company's common stock based on an initial conversion price of $0.90, (which was equal to the market price of the Company's common stock on the commitment date), subject to adjustment as defined in the agreement.

         The debenture debt was recorded net of discounts totaling $360,793 recorded in connection with the $105,000 of loan fees and expenses, and $255,793, based on a Black-Scholes model valuation, related to the 533,000 warrants issued to debenture holders.

         During the nine months ended September 30, 2004, the Company recorded total interest expense of $393,012 in connection with the debenture debt, of which $360,793 resulted from the non-cash amortization of debt discount and $32,219 related to interest accrued during the period on the outstanding principal balance.

         In connection with these debentures, the Company entered into a registration rights agreement with the debenture holders covering 533,333 shares of common stock underlying the warrants issued in connection with these debentures. Pursuant to this agreement, the Company was obligated to file a Registration Statement with the Securities and Exchange within 30 days of the closing of the transaction.

         The Company was not in compliance with terms of these debenture agreements due to the non-payment of the principal balance by the scheduled maturity date in August 2004, and due to its failure to file a Registration Statement with the Securities and Exchange Commission covering warrants issued to debenture holders pursuant to the debenture agreement by June 6, 2004, as required by the registration rights agreement entered into between the Company and the debenture holders in connection with the debenture agreement. The failure to pay the principal balance when due and to file the Registration Statement on a timely basis are events of defaults under the agreement. The Company is in discussions with the debenture holders regarding a resolution of these matters.

         In June 2004, the Company entered into convertible debenture agreements with two private lenders with an aggregate principal balance of $1,000,000, and received net proceeds of $880,000 after subtracting related placement agent fees and expenses totaling $120,000. The principal balance of the debentures is due and payable on June 24, 2006.

         The debentures bear interest at an annual rate of 8%, which is payable quarterly beginning December 31, 2004. In addition, the debenture holders received an aggregate of 150,000 shares of the company's common stock, and an aggregate of 750,000 warrants to purchase shares of the Company's common stock, exercisable through June 24, 2009, at an exercise price of $1.50 per share, provided however that the exercise price with respect to an aggregate of 500,000 of the warrants is reduced to $0.60 per share during the period from the date of issuance through the date twelve (12) months after the Securities and Exchange Commission declares effective a registration statement registering the resale of shares underlying the warrants.

         The debenture debt was recorded net of discounts totaling $541,714 recorded in connection with the $120,000 of loan fees and expenses, $106,500 recorded based on the fair market value of the common stock on the date of issuance and $315,214, based on a Black-Scholes model valuation, related to the 533,000 warrants issued to debenture holders.

         The debentures are secured by an aggregate of 350,000 shares of the Company's common stock issued by the Company, and the outstanding principal of the debentures may be converted, subject to redemption rights of the Company, into shares of the Company's common stock based on an initial conversion price of $0.50, subject to adjustment as defined in the agreement.

         The market price of the Company's common stock on the date of issuance of the debentures was $0.71 per share. In accordance with EITF 98-5, as amended by EITF 00-27, because the debentures were sold at an effective conversion price less than the market value of the underlying components of the security, a beneficial conversion to the holders of the debentures occurred. Accordingly, the Company recorded a discount to the principal of the debenture and a corresponding amount to common stock additional paid in capital. The recorded discount resulting from the beneficial conversion is recognized as non-cash interest expense from the date of issuance to the earliest date on which the debt is convertible by note holders. Since the debt was convertible, at the option of the note holders, at any time following issuance, the entire discount recorded, $578,286, was recognized as non-cash interest expense during the second quarter of 2004.

         During the three months ended September 30, 2004, the Company recorded total interest expense of $89,194 in connection with the debenture debt, of which $67,714 resulted from the non-cash amortization of debt discount recorded in connection with loan fees and the value of stock and warrants issued to note holders, and $21,480 resulted from interest accrued during the period on the outstanding principal balance.

         In connection with these debentures, the Company entered into a Registration Rights Agreement with the debenture holders related to the warrants and shares underlying the conversion feature of the debentures that required the Company to file a Registration Statement with the Securities and Exchange within 30 days of the closing of the transaction. Due to the Company's failure to file the Registration Statement within 30 days, the Company was not in compliance with this requirement of the agreement. As discussed in more detail in Note 16, in October 2004 and November 2004 the Company received a waiver of the non-compliance in connection with an amendment to the debenture agreements and an extension of the required Registration Statement filing date deadline to November 15, 2004.

         In July 2004, the Company entered into convertible note agreements with a private lender with an aggregate principal balance of $1,000,000, and received net proceeds of $896,125 after subtracting related placement agent fees and expenses totaling $103,875. The note bears interest, at an annual rate of 8%, which is due and payable quarterly beginning on October 31, 2004. In addition, the debenture holders received warrants to purchase 750,000 shares of the Company's common stock, exercisable through July 23, 2011, at an exercise price of $1.00 per share.

         The principal balance of the note, plus any accrued and unpaid interest, is due and payable on July 23, 2014, provided however, that on or after July 31, 2007 the Company, at the option of the note holder, may be obligated to repurchase the note at a price equal to 100% of the outstanding principal and interest. The outstanding principal of the debentures may be converted into shares of the Company's common stock, at the option of the note holder, based on an initial conversion price of $0.54 per share, subject to adjustment as defined in the agreement.

         The debenture debt was recorded net of discounts totaling $310,182 recorded in connection with the $103,875 of loan fees and expenses $206,307, based on a Black-Scholes model valuation, related to the 750,000 warrants issued to debenture holders.

         The market price of the Company's common stock on the date of issuance of the debentures was $0.57 per share. In accordance with EITF 98-5, as amended by EITF 00-27, because the debentures were sold at an effective conversion price less than the market value of the underlying components of the security, a beneficial conversion to the holders of the debentures occurred. Accordingly, the Company recorded a discount to the principal of the debenture and a corresponding amount to common stock additional paid in capital. The recorded discount resulting from the beneficial conversion is recognized as non-cash interest expense from the date of issuance to the earliest date on which the debt is convertible by note holders. Since the debt was convertible, at the option of the note holders, at any time following issuance, the entire discount recorded was recognized as non-cash interest expense during the second quarter of 2004.

         During the three months ended September 30, 2004, the Company recorded total interest expense of $262,540 in connection with the debenture debt. Of this total, $242,853 resulted from non-cash amortization of the discount recorded in connection with the beneficial conversion, $4,354 resulted from the non-cash amortization of debt discount recorded in connection with loan fees and the value of stock and warrants issued to note holders, and $15,333 resulted from interest accrued during the period on the outstanding principal balance.


         In connection with these debentures, the Company entered into a Registration Rights Agreement with the debenture holders related to the warrants and shares underlying the conversion feature of the debentures that required the Company to file a Registration Statement with the Securities and Exchange within 30 days of the closing of the transaction. Due to the Company's failure to file the Registration Statement within 30 days, the Company was not in compliance with this requirement of the agreement. As discussed in more detail in Note 16, in October 2004 and November 2004 the Company received a waiver of the non-compliance in connection with an amendment to the debentures agreements and an extension of the required Registration Statement filing date deadline to November 15, 2004.

         As of September 30, 2004 and December 31, 2003, convertible debenture debt balances consists of the following:

         Current:
                                         September 30, 2004    December 31, 2003
                                         ------------------    -----------------
         Convertible debenture               $  1,800,000       $           --
         Convertible debenture discount                                     --
                                            --------------      ---------------
         Convertible debenture - net         $  1,330,513       $           --
                                            ==============      ===============

         Long Term:

                                        September 30, 2004     December 31, 2003
                                        ------------------     -----------------
         Convertible debenture              $   1,000,000       $           --
         Convertible debenture discount                                     --
                                            --------------      ---------------
         Convertible debenture - net        $     694,172       $           --
                                            ==============      ===============

NOTE 9 - NOTES PAYABLE - RELATED PARTIES

SURGIJET, INC. AND RELATED PARTIES

         In October 1998, the Company issued a demand promissory note in the amount of $400,000, plus interest at a variable rate, based on the prime rate to of SurgiJet, Inc. ("SurgiJet"), VisiJet's former parent company. In connection with the Merger Agreement, an amendment to the note agreement was executed in February, 2003 under which the accrual of additional interest was halted, and scheduled principal and interest payments were established.

         During 2002, the Company entered into a promissory note in the amount of $91,000 plus interest at the rate of 10% per annum with DentaJet, Inc. ("DentaJet"), a Company then related through common shareholders. During 2002 and 2003, the Company borrowed an additional $72,000 from, and made payments totaling $27,482, to DentaJet, resulting in an outstanding principal balance of $135,518 at December 31, 2003

         During 2002, the Company entered into a promissory note with Lance Doherty, a principal of SurgiJet and shareholder of the Company, for a principal sum of $19,000 plus interest at the rate of 10% per annum. At December 31, 2003 the outstanding principal balance of this note was $19,000.

         During 2002, the Company recorded a liability of $2,967 related to expenses paid by Rex Doherty, a principal of SurgiJet and shareholder of the Company. At December 31, 2003 the outstanding liability balance was $2,967.

         During 2003 the Company initiated litigation against SurgiJet, challenging the validity of the SurgiJet Note, as well as other notes and liabilities to DentaJet, Lance Doherty and Rex Doherty.

         As discussed in more fully Note 11, in October 2004, the parties to the litigation entered into a settlement agreement pursuant to which revised note payable amounts and payment schedules were agreed upon. Based on this agreement, outstanding principal and accrued interest balances related to these notes as of September 30, 2004 have been adjusted to reflect the agreed upon amounts, and as a result, the balances at September 30, 2004 and December 31, 2003 are as follows:

                                         September 30, 2004                        December 31, 2003
                                     Principal          Interest           Principal              Interest
                                   ---------------------------------------------------------------------------
         SurgiJet                  $ 579,774            $  3,574            $ 360,976           $  43,676
         DentaJet                          -                   -              135,518              24,745
         Lance Doherty                19,000               3,775               19,000               3,920
         Rex Doherty                       -                   -                2,967                 298
                                   ---------------------------------------------------------------------------

           Total                   $ 598,774            $  7,349            $ 518,461           $  72,639
                                   ===========================================================================

FINANCIAL ENTREPRENEURS, INC. ("FEI")

         In connection with the Merger Agreement in 2003, the Company assumed a promissory note during 2003 originally entered into between PNAC and FEI, a significant shareholder of the Company, during 2002. The note bears interest at an annual rate of 7.5%, and matures on April 3, 2009. Upon consummation of the merger in February 2003, the outstanding principal and accrued interest payable balances were $206,649 and $11,462, respectively. During 2003, the Company added net borrowings of $43,476 to the note, and accrued additional interest expense of $17,072, resulting in an outstanding principal balance and accrued interest payable balances at December 31, 2003 of $250,125 and $28,534, respectively. During the nine months ended September 30, 2004, net activity resulted in an increase to the outstanding principal of $28,761 and $17,257 of interest expense related to this note. As of September 30, 2004 the outstanding principal and accrued interest payable on this note were $278,886 and $45,791, respectively.

NOTE 10 - COMMITMENTS

LICENSE AGREEMENTS

         Under the terms of the technology license agreements with SurgiJet, the Company is obligated to pay a royalty of 7% of revenues received from sales of the products, up to $400 million of revenues over the course of the agreements, and 5% of revenues thereafter. The license agreements with SurgiJet also provide for a minimum royalty of $60,000 per year that may be used as a credit toward payment of future royalties due on product sales.

         Under the terms of the patent license agreement entered into during 2003, the Company is obligated to pay a royalty of 6% of net sales of products utilizing the licensed patent technology. The license agreement also provides for a minimum royalty of $24,000 per year that may be used as a credit toward payment of future royalties due on product sales.

         Under the terms of the Manufacturing, Supply and Distribution Agreement entered into in May 2004, the Company is obligated to purchase specified minimum monthly and annual quantities of licensed products from the Licensor. There are no royalties on product sales due or payable by the Company under this agreement.

NOTE 11 - SHAREHOLDERS' EQUITY (DEFICIT)

COMMON STOCK ACTIVITY

         During the third quarter of 2004, the Company cancelled 2,300,000 shares of common stock that had been issued during the second quarter as collateral under a pending debt agreement. The cancellation of these shares was recorded as a reversal of the reduction to Additional Paid in Capital based on the par value of shares issued that was recorded when the shares were originally issued.

WARRANT ACTIVITY

         During the third quarter of 2004, the Company issued 5-year warrants to purchase an aggregate of 832,500 shares of its common stock at an average exercise price of $0.72 per share and 7-year warrants to purchase an aggregate of 825,000 shares of its common stock at an average exercise price of $1.00 per share.

         In connection with warrants issued during this period, the Company recorded debt discount totaling $206,307 related to 750,000 warrants issued in connection with convertible debenture agreements completed during the quarter, professional fees totaling $231,228 related to an aggregate of 850,000 warrants issued as commissions on debenture and Preferred Stock agreements completed during the quarter and professional fees totaling $ 13,153 related to an aggregate of 57,500 warrants issued for consulting services. All amounts recorded in connection with these warrants were based on the fair value of the warrants issued using a Black-Scholes model valuation.

         The following table summarizes the number of outstanding common stock warrants as of September 30, 2004:
                                                                Weighted Average
                                                     Number     Exercise Price
                                                  -----------    ------------
         Outstanding at December 31, 2003         12,102,480     $      2.53
              Granted                                825,000            1.87
              Forfeited                                   --              --
              Exercised                                   --              --
                                                  -----------    ------------
         Outstanding at March 31, 2004            12,927,480     $      2.49
              Granted                              2,080,833            1.00
              Forfeited                                   --              --
              Exercised                                   --              --
                                                  ----------    ------------
         Outstanding at June 30, 2004             15,008,313     $      1.87
              Granted                              1,657,500            0.86
              Forfeited                                   --              --
              Exercised                                   --              --
                                                  ----------    ------------
             Outstanding at September 30, 2004    16,665,813     $      1.77

NOTE 12 - SETTLEMENT AGREEMENTS AND LOAN PAYABLE

         In November 2002, the Company entered into settlement agreements with an officer and an employee related to accrued but unpaid fees for consulting services rendered by them prior to the consummation of the Merger in the aggregate of $700,000. Under the agreements a total of $450,000 was converted into 211,267 shares of the Company's common stock, during 2003, based upon the closing price on the effective date the Merger Agreement. The balance owed of $250,000 was converted into two notes payable that bear interest at an annual rate of 3.5% and provide for the principal to be paid over equal installments for the duration of the loans. At September 30, 2004 and December 31, 2003, the aggregate balances on these notes were $68,563 and $104,166, respectively and the respective accrued interest payable balances were $8,999 and $6,330.

NOTE 13 - CONTINGENCIES

         In October 2004, the Company and SurgiJet, its former parent company entered into a settlement agreement covering all previously outstanding litigation between the two companies, as well as with SurgiJet's principal owners and its subsidiary, DentaJet.

         In accordance with the settlement agreement, the Company, agreed to pay a total of $579,774, plus accrued interest at an annual rate of 7.5% from August 31, 2004 ($3,574 through September, 30, 2004), as full settlement of previously disputed notes payable to SurgiJet and DentaJet and related accrued interest which the Company was carrying on its books in the aggregate amount of $580,718. In addition, the Company agreed to pay a previously disputed note payable to a shareholder of the Company, who is also a principal owner of SurgiJet, $19,000 plus accrued interest at an annual rate of 10% from December 31, 2002 ($3,775 through September 30, 2004), which the Company was carrying on its books in the aggregate amount of $24,678.

         In addition, the Company agreed to issue 75,000 shares of its Common Stock to SurgiJet, granted SurgiJet a security interest in all of its assets and agreed to provide SurgiJet with a stipulated judgment, which can only be filed by SurgiJet upon an event of default which remains uncured following 10 days after receipt of written notice of such default.

         Payments on all obligations due pursuant to the settlement agreement will be made in monthly installments commencing December 1, 2004. The first payment is in the amount of $30,000, thereafter monthly payments are $20,000 through December 2005, and $25,000 from January 1, 2006 until the obligations are paid in full.

         In accordance with the settlement agreement, SurgiJet and its principals agreed to waive, subject to completion and final report from an independent accounting firm, claims for additional monies owed to them, and to drop their cross-complaint against the Company, its directors and certain of its officers seeking additional monetary damages and rescission of the Merger Agreement.

         In February 2004, the Company was served a summons which named the Company as one of several defendants in an action filed by an individual seeking damages of approximately $450,000 based on claims including breach of contract, promissory fraud and negligent misrepresentation related to activities that occurred, and involving owners and management of the Company, prior to the effective date of the Merger Agreement. The Company denies any involvement in the activities included in the allegations, and does not anticipate the necessity to defend this action.

NOTE 14 - RELATED PARTY TRANSACTIONS

         During the three and nine months ended September 30, 2004 the Company recorded $17,250 and $62,250, respectively, of consulting fees to a corporation owned by a director of the Company. As of September 30, 2004, $6,500 related to this agreement was included in accounts payable.

         During the three and nine months ended September 30, 2004 the Company recorded $45,000 and $135,000, respectively of consulting fees and expenses of $2,291 and $17,395, respectively, in connection with this agreement. As of September 30, 2004, $28,509 related to this agreement was included in accounts payable.

         During the three and nine months ended September 30, 2004 the Company recorded $45,000 and $135,000, respectively, of consulting fees in connection with an agreement with a corporation controlled by two shareholders, each of whom own beneficially in excess of 5% of the outstanding shares of the Company's common stock. Pursuant to this agreement, entered into in April 2003, the Corporation is entitled to receive a monthly fee of $15,000, provided however that payment of accrued fees is not payable by the Company until such time as the Company has a minimum cash balance of $2.5 million. At September 30, 2004 a total of $270,000 in fees recorded pursuant to this agreement is included in accrued expenses.

         During the three and nine months ended September 30, 2004 the Company reimbursed a corporation controlled by an individual who beneficially owns in excess of 5% of the outstanding shares of common stock of the Company for travel expenses related to business of the Company totaling $5,626 and $15,592, respectively. As of September 30, 2004, $656 of these expenses was included in accounts payable.

NOTE 15 - Security Lending Agreement

         In April 2004, the Company and a corporation that beneficially owns in excess of 5% of the outstanding shares of common stock of the Company entered into an agreement pursuant to which the corporation agreed to make available 3 million shares of the Company's common stock, for use by the Company as collateral in subsequent financing transactions. In accordance with the terms of this agreement, the Company is obligated to pay interest on the value of shares borrowed (assuming a value of $1.00 per share) based on the LIBOR rate plus 50 basis points, and must return the borrowed shares by November 30, 2004. In the event of default, the Company has agreed to file a Registration Statement and to return any shares, within 72 hours, that had not previously been returned by the due date. As of September 30, 2004 the Company had borrowed a total of 800,000 shares pursuant to this agreement, and the Company had accrued interest expense totaling $ 25,725.

NOTE 16 - SUBSEQUENT EVENTS

CONVERTIBLE DEBENTURE AGREEMENTS

         In October 2004, the Company entered into convertible debenture agreements with four private lenders with an aggregate principal balance of $850,000, and received net proceeds of $788,000 after subtracting related placement agent fees and expenses totaling $62,000. The notes bear interest, at an annual rate of 8%, which is due and payable quarterly beginning on December 31, 2004. The principal balance of the note, plus any accrued and unpaid interest is due and payable on October 6, 2014, provided however, that on or after October 6, 2007 the Company, at the option of the note holder, may be obligated to repurchase the note at a price equal to 100% of the outstanding principal and interest. In addition, the note holders received warrants to purchase 850,000 shares of the Company's common stock, exercisable through October 6, 2009 at an exercise price of $0.40 per share.

CONVERTIBLE DEBENTURE AGREEMENTS - AMENDMENTS

         In connection with the Convertible Debenture Agreements entered into in October 2004, the Company agreed to modify certain terms and conditions included in convertible debenture agreements with an aggregate principal balance of $2,000,000 entered into in June and July 2004. The modifications included a reduction in the exercise prices of an aggregate of 1,500,000 previously issued warrants to $0.40 per share, a reduction of the initial conversion price of these debentures to $0.35 per share, the issuance of warrants to purchase 500,000 shares at an exercise price of $0.40 per share and the issuance of 261,428 shares of common stock as full payment of accrued liquidated damages. As a result of these modifications, the debenture holders agreed to waive all events of default and non-compliance under the covenants of those agreements, and to extend the required Registration Statement filing date deadline to November 1, 2004, and in November 2004, the filing date deadline was further extended to November 15, 2004.

PREFERRED STOCK

         In October 2004, the Company consummated the sale of 450,000 shares of Series A Convertible Preferred Stock ("Series A Shares") to a corporation organized under the laws of England and Wales pursuant to a Convertible Preferred Stock Purchase Agreement (the "Stock Purchase Agreement"). Under the Stock Purchase Agreement, the Company agreed to sell the Series A Shares to the corporation in return for the corporation issuing to the Company 2,477,974 of its Ordinary Shares. Consummation of the transaction was subject to admission of the corporation's shares to the London Stock Exchange ("LSE"), which occurred on September 30, 2004 and the initiation of trading on the LSE, which began on October 7, 2004. In accordance with the Stock Purchase Agreement, the Company may sell the shares received by it in the open market on the LSE at any time.

         The Series A Shares are non-voting, except as required by Delaware law, and the holders of the Series A Shares are not entitled to receive any dividends. The Series A Shares, which have a "stated value" for purposes of conversion and redemption of $10.00 per share, are convertible at any time for a period of three years from the date of issuance into shares of the Company's common stock ("Common Stock"). The number of shares of Common Stock to be issued upon conversion is determined by dividing the aggregate stated value of the Series A Shares being converted by the conversion price then in effect, which is to be the lesser of $0.609 (the "Fixed Conversion Price"), or eighty percent (80%) of the lowest closing bid price of the Common Stock in the ten (10) trading days preceding the date of conversion, but in no event less than 30 percent (30%) of the Fixed Conversion Price. However, the corporation may not convert to the extent that conversion would result in owning more than 4.99% of the outstanding Common Stock of the Company. The conversion price is subject to further adjustment based on anti-dilution provisions that require an adjustment to the conversion price based on certain events, including the issuance of common stock or convertible securities at a price per share below market value, stock dividends and combinations and certain distributions to shareholders. Any shares not previously converted will be automatically converted at the expiration of the three year period. The Series A Shares carry a liquidation preference equal to the stated value. If the Company defaults under certain covenants in the Certificate of Designation, the holder of the Series A Shares may compel redemption at the stated value.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

         The certificate of incorporation and the by-laws of the registrant provide that the registrant shall indemnify its officers, directors and certain others to the maximum extent permitted by the General Corporation Law of the State of Delaware.

         Section 145 of the General Corporation Law of the State of Delaware provides in relevant part as follows:

         (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative) other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

         (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         The General Corporation Law does not allow for the elimination or limitation of liability of a director: (i) for any breach of a director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) arising under Section 174 thereof; or (iv) for any transaction from which the director derived an improper personal benefit. The General Corporation Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any rights to which the directors and officers may be entitled under the corporation's bylaws, any agreement, a vote of stockholders or otherwise.

         In addition, pursuant to our certificate of incorporation and by-laws, we shall indemnify our directors and officers against expenses (including judgments or amounts paid in settlement) incurred in any action, civil or criminal, to which any such person is a party by reason of any alleged act or failure to act in his capacity as such, except as to a matter as to which such director or officer shall have been finally adjudged not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 25.  Other Expenses of Issuance and Distribution.

       SEC registration fee                              $    3,083
       Printing and duplication expenses                 $    2,000
       Legal fees and expenses                           $   45,000
         Accounting Fees                                 $   22,000
         Miscellaneous                                   $    2,917
                                                         -----------
TOTAL                                                    $   75,000
                                                         ===========

Item 26.  Recent Sales of Unregistered Securities.

         The securities of the Company that were issued by it within the past three years and were not registered with the SEC are described below.

         In April 2002, the Company issued 300,000 shares of restricted Common stock to an investor in consideration for the investor's cancellation of an outstanding warrant to purchase 5,500,000 shares of the Company's Common Stock for an exercise price of $100,000.

     In May 2002, the Company issued 135,000 shares of restricted Common Stock, and a five-year warrant to purchase an additional 135,000 shares of Common Stock at an exercise price of $2.50 per share, to a single private investor. The purchase price was $150,000.

         In August 2002, the Company issued an additional 100,000 shares of restricted Common Stock, and a five year warrant to purchase an additional 100,000 shares of Common Stock, at an exercise price of $2.50 per share, to a single private investor. The purchase price was $100,000.

         In February 2003 the Company issued 12,128,481 shares of Common Stock to 217 persons upon the acquisition of its predecessor, VisiJet, Inc. through a statutory merger. The Company believes the transaction was exempt from the registration requirements of the Securities Act of 1933, as amended, by reason of Section 3(a)(10) thereof.

         During 2003 the Company received gross proceeds of $4,575,000 from the sale of 5,749,987 shares and warrants to purchase 6,249,986 shares of Common Stock to 47 private investors.

         During the first and second quarters of 2004 the Company received gross proceeds of $585,000 from the sale of 585,000 shares and warrants to purchase 585,000 shares of Common Stock to 12 private investors.

         In May 2004, the Company issued a $750,000 debenture to a group of five private investors. The principal balance of the debenture is due and payable on July 5, 2004, and the debenture bears interest at an annual rate of 15%. In addition, the debenture holders received warrants to purchase 500,000 shares of the Company's common stock, exercisable through May 6, 2009, at an exercise price of $0.90 per share.

         In May 2004, the Company issued $800,000 in convertible debentures to two private lenders. The principal balance of the debentures is due and payable on the earlier of (i) one hundred and five (105) days from the issue date, or
(ii) ten (10) business days from the date the Company's Registration Statement is declared effective by the Securities and Exchange Commission. The debentures bear interest at an annual rate of 10%, which is due and payable on the maturity date. In addition, the debenture holders received an aggregate of 533,000 warrants to purchase shares of the Company's common stock, exercisable through May 6, 2009 at an exercise price of $0.90 per share.

         In June 2004, the Company issued $1,000,000 in convertible debentures to two private lenders. The principal balance of the debentures is due and payable on June 24, 2006 and the debentures bear interest at an annual rate of 8%. In addition, the debenture holders received an aggregate of 150,000 shares of the company's common stock, and an aggregate of 750,000 warrants to purchase shares of the Company's common stock, exercisable through June 24, 2009, at an exercise price of $1.50 per share, provided however that the exercise price with respect to an aggregate of 500,000 of the warrants is reduced to $0.60 per share during the period from the date of issuance through the date twelve (12) months after the Securities and Exchange Commission declares effective a registration statement registering the resale of shares underlying the warrants.

         In July 2004, the Company entered into convertible debentures agreements with a private lender with an aggregate principal balance of $1,000,000, and received net proceeds of $900,000 after subtracting related placement agent fees and expenses totaling $100,000. The note bears interest, at an annual rate of 8%, which is due and payable quarterly beginning on October 31, 2004. In addition, the debenture holders received warrants to purchase 750,000 shares of the Company's common stock, exercisable through July 23, 2011, at an exercise price of $1.00 per share. The principal balance of the note, plus any accrued and unpaid interest, is due and payable on July 23, 2014, provided however, that on or after July 31, 2007 the Company, at the option of the note holder, may be obligated to repurchase the note at a price equal to 100% of the outstanding principal and interest. The outstanding principal of the debentures may be converted into shares of the Company's common stock, at the option of the note holder, based on an initial conversion price of $0.54 per share, subject to adjustment as defined in the agreement.

         In October 2004, the Company entered into convertible debenture agreements with four private lenders with an aggregate principal balance of $850,000, and received net proceeds of $788,000 after subtracting related placement agent fees and expenses totaling $62,000. The notes bear interest, at an annual rate of 8%, which is due and payable quarterly beginning on December 31, 2004. The principal balance of the note, plus any accrued and unpaid interest is due and payable on October 6, 2014, provided however, that on or after October 6, 2007 the Company, at the option of the note holder, may be obligated to repurchase the note at a price equal to 100% of the outstanding principal and interest. In addition, the note holders received warrants to purchase 850,000 shares of the Company's common stock, exercisable through October 6, 2009 at an exercise price of $0.40 per share. In connection with these agreements, the Company agreed to issue a total of 500,000 additional warrants to the holders of an aggregate of $2,000,000 of convertible debenture agreements entered into in June and July 2004, and to reduce the initial conversion price of these debentures to $0.35 per share.

         On October 7, 2004 the Company issued 450,000 shares of Series A Convertible Preferred Stock ("Series A Shares") to Langley Park Investments, PLC, a United Kingdom corporation. The Company issued the Series A Shares in exchange for 2,477,974 newly issued Ordinary Shares of Langley Park Investments, PLC, with an agreed value of (pound)1.00 (pound) per share. While the share certificates were issued, no Certificate of Designation establishing the rights, privileges and preferences of the Series A Preferred Stock has been filed with the Delaware Secretary of State as of the date of this Registration Statement.

         In December 2004 the Company issued a Convertible Note for $500,000 to Alpha Capital Aktiengesellschaft. The note was due on January 27, 2005, but the holder had the option to exchange it for $500,000 in Convertible Debentures. In connection with the issuance of the Convertible Note, the Company issued 142,857 shares of Common Stock, as well as a Warrant to purchase 1,250,000 shares at an exercise price of $ .40 per share.

         In January of 2005 the Company consummated a transaction with Renn Capital Group, Inc. and a group of investment funds, under which the investment funds purchased an aggregate of $7,695,000 in principal amount of convertible debentures from the Registrant. The Convertible Debentures are convertible into Common Stock of the Company at a rate of $ .35 per share, subject to antidilution adjustments. The purchase price consisted of cash of $4,845,000 and the exchange of $2,850,000 in previously issued convertible debentures.

         In connection with the transaction the Registrant also issued to the Investors warrants to purchase 7,695,000 shares of Common Stock, at an exercise price of $.40 per share. Outstanding warrants to purchase 2,850,000 shares were surrendered as part of the transaction, so the net amount of warrants issued to the investors was 4,845,000. The exercise price of the warrants is reduced to $ ..01 per share if the Company does not file a Registration Statement covering the shares issuable upon exercise on or before January 31, 2005. The warrants expire on the fifth anniversary of the date of issuance. The Company also issued
970,714 shares of Common Stock and warrants to purchase an additional 1,762,857 shares to a finder in connection with the transactions.

         Except as noted above, the Company believes that each of the foregoing transactions was exempt from the registration requirements of the Securities Act of 1933, as amended, by reason of either (i) Section 4(2) thereof, (ii) Regulation D thereunder, or Regulation S thereunder. In the case of sales relying on the exemption provided by Section 4(2), where the purchasers were not personally known to officer or directors of the Company, it investigated the background of the purchasers, and had each complete questionnaires or Subscription Agreements in which they disclosed information on their investment background and sophistication. The great majority of these investors were professional investment funds.

Item 27.  Exhibits.

Exhibit No.   Exhibit Description
-----------   -------------------

   2.1 Second Amended and Restated Agreement and Plan of Merger, dated December 20, 2002 among Ponte Nossa Acquisition Corp., VisiJet, Inc., and VisiJet Acquisition Corporation (1)

   2.2 Amendment No. 1, dated January 15, 2003, to Second Amended and Restated Agreement and Plan of Merger (2)

   3.1        Restated Certificate of Incorporation of the Company (3)

   3.2 Certificate of Designation of Rights and Preferences of Series A 0% Convertible Preferred Stock

   3.3        Certificate of Amendment of Certificate of Incorporation

   3.4        Amended and Restated Bylaws (4)

   5.1        Form of Opinion of Haddan & Zepfel LLP

   10.1 Patent License Agreement between SurgiJet, Inc. and VisiJet, Inc., dated October 23, 1998 (4)

   10.2       Amendment No. 1 to Patent License Agreement, dated November 6,
              2002 (3)

   10.3 Technology License Agreement between SurgiJet, Inc. and VisiJet, Inc., dated October 23, 1998 (4)

   10.4 Amendment No. 1 to Technology License Agreement, dated November 6, 2002 (3)

   10.5 Trademark License Agreement between SurgiJet, Inc. and VisiJet, Inc., dated October 23, 1998 (4)

   10.6       Amendment No. 1 to Trademark License Agreement, dated November 6,
              2002 (3)

   10.7       Warrant, dated February 11, 2003, issued to PCL Associates (4)

   10.8       Warrant, dated February 11, 2003, issued to David E. Eisenberg
              Trust (4)

   10.9       Warrant, dated February 11, 2003, issued to Laurence Schreiber (4)

   10.10 Warrant, dated February 11, 2003, issued to Financial Entrepreneurs Incorporated (4)

   10.11      Form of Stock Purchase Warrant Used in February 2004 Private
              Placement(5)

   10.12 Form of 24% Secured Subordinated Debenture Used in February 2004 Private Placement(5)

   10.13 Securities Purchase Agreement, dated June 24, 2004, between the Company, Bushido Capital Master Fund, L.P. and Bridges & Pipes, LLC (6)

   10.14 Form of Convertible Debenture Issued Pursuant to June 24, 2004 Stock Purchase Agreement (6)

   10.15 Form of Warrant (stepped price) issued pursuant to June 24, 2004 Stock Purchase Agreement (6)

   10.16 Form of Warrant (fixed price) issued pursuant to June 24, 2004 Stock Purchase Agreement (6)

   10.17 Registration Rights Agreement, dated June 24, 2004, between the Company, Bushido Capital Master Fund, L.P. and Bridges & Pipes, LLC (6)

   10.18 Pledge and Escrow Agreement, dated June 24, 2004, between the Company, Bushido Capital Master Fund, L.P., Bridges & Pipes, LLC, and Tarter Krinsky & Drogin LLP, as Escrow Agent (6)

   10.19 Term Credit Agreement, dated May 6, 2004, between the Company Inc. and HIT Credit Union (7)

   10.20 Form of $750,000 Term Note, dated May 6, 2004, issued by the Company to HIT Credit Union(7)

   10.21 Security Agreement, dated May 6, 2004, between the Company and HIT Credit Union(7)

   10.22 Stock Purchase Agreement, dated May 6, 2004 between the Company, Platinum Long Term Growth LLC and Rock II, LLC (7)

   10.23 10% Convertible Debenture for $550,000,dated May 6, 2004, issued by the Company to Platinum Long Term Growth LLC (7)

   10.24 10% Convertible Debenture for $250,000,dated May 6, 2004, issued by VisiJet, Inc., to Rock II, LLC (7)

   10.25 Warrant To Purchase 366,666 Shares of Common Stock of the Company, issued to Platinum Long Term Growth LLC (7)

   10.26 Warrant To Purchase 166,667 Shares of Common Stock of the Company, issued to Rock II, LLC (7)

   10.27 Form of Registration Rights Agreement, dated May 6, 2004 between the Company, Platinum Long Term Growth LLC and Rock II, LLC (7)

   10.28 Manufacturing, Supply and Distribution Agreement, dated May 7, 2004 between the Company and Gebauer Medizintechnik GmbH (7)

   10.29 Securities Purchase Agreement, dated July 23, 2004 between the Company and Libertyview Special Opportunities Fund, LP (7)

   10.30 8% Convertible Note for $1,000,000, dated July 23, 2004, issued by the Company to Libertyview Special Opportunities Fund, LP (7)

   10.31 Warrant To Purchase 750,000 Shares of Common Stock of the Company, issued to Libertyview Special Opportunities Fund, LP (7)

   10.32 Registration Rights Agreement, dated July 23, 2004, between the Company and Libertyview Special Opportunities Fund, LP (7)

   10.33 Convertible Preferred Stock Purchase Agreement, dated August 24, 2004 between the Company and Langley Park Investments PLC

   10.34 Securities Purchase Agreement, dated October 6, 2004, between the Company and certain investors relating to $885,000 in convertible debentures (8)

   10.35 Form of Convertible Debenture issued under October 6, 2004 Securities Purchase Agreement (8)

   10.36 Form of Stock Purchase Warrant issued under October 6, 2004 Securities Purchase Agreement (8)

   10.37 Registration Rights Agreement, dated October 6, 2004 between the Company, Bushido Capital Master Fund L.P., Bridges & Pipes LLC, Libertyview Special Opportunities Fund, LP, Gamma Opportunity Capital Partners LP, Blue Fin Partners, Inc. and Little Gem Life Sciences Fund, LLC (8)

   10.38 Amendment To Securities Purchase Agreement dated October 6, 2004 between the Company, Gamma Opportunity Capital Partners L.P., Bridges & PIPES LLC, LibertyView Special Opportunities Fund, LP, Blue Fin Partners, Inc. and Little Gem Life Sciences Fund, LLC (8)

   10.39 Securities Purchase Amendment Agreement dated October 7, 2004, between the Company, Bushido Capital Master Fund L.P., Bridges & Pipes LLC, and Libertyview Special Opportunities Fund, LP (8)

   10.40 Amended Convertible Debenture, dated October 7, 2004, issued to Bridges & Pipes LLC (8)

   10.41 Amended Convertible Debenture, dated October 7, 2004, issued to Bushido Capital Master Fund LP (8)

   10.42 $1,000,000 Convertible Note, dated July 23, 2004, as amended October 6, 2004, issued to Libertyview Special Opportunities Fund, LP (8)

   10.43 Warrant to Purchase 750,000 shares, dated October 6, 2004, issued to Libertyview Special Opportunities Fund, LP (8)

   10.44 Warrant to Purchase 250,000 shares, dated October 6, 2004, issued to Libertyview Special Opportunities Fund, LP (8)

   10.45 Patent License Agreement, dated September 17, 2003, between the Company and Robert M. Campbell, M.D.

   10.46 Subscription Agreement, dated December 30, 2005 between the Company and Alpha Capital Aktiengesellschaft.

   10.47      Form of International Distributor Agreement

   10.48      Form of Securities Purchase Agreement used in January 2005
              Financing

   10.49      Form of Convertible Debenture used in January 2005 Financing

   10.50      Form of Stock Purchase Warrant used in January 2005 Financing

   10.51 Amended and Restated Registration Rights Agreement, dated January 14, 2005, between the Company and the Investors named therein

   10.52 Amended and Restated Security Agreement, dated January 14, 2005, between the Company and the Investors named therein

   14         Code of Ethics(5)

   23.1       Consent of Peterson & Co. LLP, Certified Public Accountants

   23.2       Consent of Haddan & Zepfel LLP (included in Exhibit 5.1)

----------------

      (1) Incorporated by reference from Report on Form 8-K of the Company, filed January 7, 2003

      (2) Incorporated by reference from Report on Form 8-K of the Company, filed February 14, 2003

      (3) Incorporated by reference from Quarterly Report on Form 10-QSB of the Company for the quarter ended June 30, 2003, filed August 15, 2003

      (4) Incorporated by reference from Annual Report on Form 10K-SB of the Company for the year ended December 31, 2002, filed on April 14, 2003.

      (5) Incorporated by reference from Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003, filed April 14, 2004.

      (6) Incorporated by reference from Report on Form 8-K of the Company, dated June 24, 2004, filed on August 18, 2004

      (7) Incorporated by reference from Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004, filed on August 18, 2004.

      (8)   Previously filed.

Item 28. Undertakings.

     The undersigned registrant hereby undertakes that:

          (1) It will file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

            (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) Include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

       (2) For the purpose of determining any liability under the Securities Act of 1933, treat each such post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof; and

       (3) It will remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on January 31, 2005.

VISIJET, INC.

By:   /s/  Randal A. Bailey
   ----------------------------------------
      Randal A. Bailey,
      President

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Randal A. Bailey his true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post- effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                  Title                               Date
---------                  -----                               ----

/s/ Randal A. Bailey       President and a Director            January 31, 2005
-------------------------  (Principal Executive Officer)
Randal A. Bailey

/s/ Laurence M. Schreiber  COO, Corporate Secretary and a      January 31, 2005
-------------------------  Director (Principal Financial
Laurence M. Schreiber      and Accounting Officer)

Directors:

/s/ Richard H. Keates      Chairman of the Board of Directors  January 31, 2005
-------------------------
Richard H. Keates

/s/ Norman Schwartz        Director                            January 31, 2005
-------------------------
Norman Schwartz